Filed Pursuant to Rule 424(b)(5)
Registration No. 333-167485

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 20, 2013

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 11, 2010)

             SHARES

RENAISSANCERE HOLDINGS LTD.

    % SERIES E PREFERENCE SHARES

$25 PER SHARE

[RenRe logo]

We are selling              of our preference shares, par value $1.00 per share.

Upon liquidation, dissolution or winding up, the holders of the preference shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date fixed for distribution, without accumulation of any undeclared dividends, and without interest. Dividends on the preference shares will be payable from the date of original issuance on a non-cumulative basis, only when, as and if declared by our Board of Directors, quarterly in arrears on the first day of March, June, September, and December of each year, commencing September 1, 2013 in an amount per share equal to     % of the liquidation preference per annum (equivalent to $         per share).

On and after June 1, 2018, we may redeem the preference shares, in whole or in part, at any time, at a redemption price of $25 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption. We may not redeem the preference shares before June 1, 2018, except that we may redeem the preference shares before that date at a redemption price of $26 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, and without interest, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law, the approval of the holders of the preference shares, whether voting as a separate series or together with any other series of preference shares as a single class. In addition, at any time following the occurrence of a “tax event” or within 90 days following the occurrence of a “capital redemption trigger date,” each as described elsewhere in this prospectus supplement, we may redeem the preference shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, and without interest.

The preference shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption and will not be convertible into any of our other securities.

There is currently no public market for the preference shares. We intend to file an application to list the preference shares on the New York Stock Exchange under the symbol “RNRPRE.” If this application is approved, trading in the preference shares is expected to commence within a 30-day period after the initial delivery of the preference shares.

Investing in our preference shares involves certain risks. You are urged to carefully read the “Risk Factors” section beginning on page S-11 of this prospectus supplement, along with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL(3)
Public Offering Price(1)	$	$
Underwriting Discount(2)	$	$
Proceeds to RenaissanceRe Holdings Ltd. (before expenses)	$	$

(1)	The public offering price does not include accumulated dividends, if any, that may be declared. Dividends, if declared, will accumulate from the date of original issuance, which is expected to be May , 2013.

(2)	Underwriting discount of $ per share will be paid by us, except that for sales to certain institutions, the discount will be $ per share.

(3)	Assumes no exercise of the underwriters’ over-allotment option discussed below.

The underwriters expect to deliver the preference shares to purchasers on or about May     , 2013.

We have granted the underwriters the option to purchase up to an additional              preference shares from us within 30 days from the date of this prospectus supplement at the public offering price, less the underwriting discount, solely to cover over-allotments, if any.

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch	Citigroup

You should carefully read this prospectus supplement and the prospectus delivered with this prospectus supplement. We have not, and the underwriters have not, authorized anyone to provide you with different information. We and the underwriters are offering to sell, and seeking offers to buy, the preference shares only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered shares if the transfer would result in Bermudians owning more than 20% of our outstanding shares.

In this prospectus supplement, references to “RenaissanceRe,” “we,” “us” and “our” refer to RenaissanceRe Holdings Ltd. and, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries. In this prospectus supplement, references to “preference shares” mean our “     % Series E Preference Shares.” In this prospectus supplement, references to “dollar” and ‘$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

PROSPECTUS SUPPLEMENT

S - i

S - ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, you should review the risks of investing in our preference shares discussed in this prospectus supplement prior to making an investment decision. We incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the prospectus without charge by following the instructions under “Where You Can Find More Information.”

S - iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus supplement or the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intends”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including the following:

•	we are exposed to significant losses from catastrophic events and other exposures that we cover, which we expect to cause significant volatility in our financial results from time to time;

•	the frequency and severity of catastrophic events or other events which we cover could exceed our estimates and cause losses greater than we expect;

•

the inherent uncertainties in our reserving process, particularly as regards large catastrophic events and longer tail casualty lines, which uncertainties could increase as the product classes we offer evolve over time;

•

the risk of the lowering or loss of any of the financial strength, claims paying or enterprise wide risk management ratings of RenaissanceRe or of one or more of our subsidiaries or changes in the policies or practices of the rating agencies;

•

risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence, such as the trend toward potentially significant global warming and other aspects of climate change which have the potential to adversely affect our business, any of which could cause us to underestimate our exposures and potentially adversely impact our financial results;

•	risks due to our increasing reliance on a small and potentially decreasing number of insurance and reinsurance brokers for the preponderance of our revenue;

•

the risk that our customers may fail to make premium payments due to us (a risk that we believe has increased in certain of our key markets), as well as the risk of failures of our reinsurers, brokers or other counterparties to honor their obligations to us, including as regards large catastrophic events, and also including their obligations to make third party payments for which we might be liable;

•	a contention by the U.S. Internal Revenue Service (“IRS”) that Renaissance Reinsurance Ltd. (“Renaissance Reinsurance”), or any of our other Bermuda subsidiaries, is subject to U.S. taxation;

•

risks associated with potential for loss of services of any one of our key senior officers, the risk that we fail to attract or retain the executives and employees necessary to manage our business, or difficulties associated with the transition of members of our senior management team for new or expanded roles necessary to execute our strategic and tactical plans;

•

risks associated with implementing our business strategies and initiatives, including risks related to developing or enhancing the operations, controls and other infrastructure necessary in respect of our more recent, new or proposed initiatives, and the risk that we may fail to succeed in our business or financing plans for these initiatives;

•

risks relating to operating in a highly competitive environment, which we expect to continue to increase over time from new competition from traditional and non-traditional participants, particularly as capital markets products provide alternatives and replacements for more traditional reinsurance and insurance products, as new entrants or existing competitors attempt to replicate our business model, and as a result of consolidation in the (re)insurance industry;

•

risks relating to adverse legislative developments that could reduce the size of the private markets we serve, or impede their future growth, including proposals to shift U.S. catastrophe risks to federal mechanisms; similar proposals at the state level in the U.S., including the risk of new legislation in Florida to expand the reinsurance coverages offered by the Florida Hurricane Catastrophe Fund (“FHCF”) and the insurance policies written by state-sponsored Citizens Property Insurance Corporation (“Citizens”), or failing to implement reforms to reduce such coverages; and the risk that new legislation will be enacted in the international markets we serve which might reduce market opportunities in the private sector, weaken our customers or otherwise adversely impact us;

•

risks relating to the inability, or delay, in the claims paying ability of Citizens, FHCF or of private market participants in Florida, particularly following a large windstorm or of multiple smaller storms, which we believe would further weaken or destabilize the Florida market and give rise to an unpredictable range of impacts which might be adverse to us, perhaps materially so;

•

the risk of potential challenges to RenaissanceRe’s claim of exemption from insurance regulation under certain current laws and the risk of increased global regulation of the insurance and reinsurance industry;

•

the passage of federal or state legislation subjecting Renaissance Reinsurance or our other Bermuda subsidiaries to supervision, regulation or taxation in the U.S. or other jurisdictions in which we operate, or increasing the taxation of business ceded to us;

•

the risk that there could be regulatory or legislative changes adversely impacting us, as a Bermuda-based company, relative to our competitors, or actions taken by multinational organizations having such an impact;

•

risks associated with highly subjective judgments, such as valuing our more illiquid assets, and determining the impairments taken on our investments, all of which impact our reported financial position and operating results;

•

risks associated with our investment portfolio, including the risk that our investment assets may fail to yield attractive or even positive results; and the risk that investment managers may breach our investment guidelines, or the inability of such guidelines to mitigate risks arising out of the ongoing period of relative economic weakness;

•

risks associated with inflation, which could cause loss costs to increase, and impact the performance of our investment portfolio, thereby adversely impacting our financial position or operating results;

•	the risk we might be bound to policyholder obligations beyond our underwriting intent, including due to emerging claims and coverage issues;

•

risks associated with counterparty credit risk, including with respect to reinsurance brokers, customers, agents, retrocessionaires, capital providers, parties associated with our investment portfolio and/or our energy trading business, and premiums and other receivables owed to us, which risks we believe continue to be heightened as a result of the ongoing period of relative economic weakness;

•	risks associated with our allocation of capital to our weather and energy risk management operations, including the risks that these operations may give rise to unforeseen or unanticipated losses;

•

the risk that ongoing or future industry regulatory developments will disrupt our business, or that of our business partners, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;

•	acts of terrorism, war or political unrest;

•

changes in insurance regulations in the U.S. or other jurisdictions in which we operate, including risks arising out of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or its related rule making or implementation;

•	risks that the advent of the new U.S. Federal Insurance Office or other related developments may adversely impact our business, or significantly increase our operating costs;

•	operational risks, including system or human failures;

•	risks in connection with our management of third party capital;

•

changes in economic conditions, including interest rate, currency, equity and credit conditions which could affect our investment portfolio or cause declines in our investment returns for other reasons which could reduce our profitability and hinder our ability to pay claims promptly in accordance with our strategy, which risks we believe are currently enhanced in light of the current uncertainty regarding U.S. fiscal policy and the ongoing period of relative economic weakness, both globally, particularly in respect of Eurozone countries and companies, and in the U.S.;

•	risks relating to our potential failure to comply with covenants in our debt agreements;

•	risks relating to the inability of our operating subsidiaries to declare and pay dividends to RenaissanceRe;

•

risks that we may require additional capital in the future, particularly after a catastrophic event or to support potential growth opportunities in our business, which may not be available or may be available only on unfavorable terms;

•

risks that certain of our new or potentially expanding business lines could have a significant negative impact on our financial results or cause significant volatility in our results for any particular period, including risks relating to our weather and energy risk operations, whose results may be more volatile than we estimate;

•

risks arising out of possible changes in the distribution or placement of risks due to increased consolidation of customers or insurance and reinsurance brokers, or from potential changes in their business practices which may be required by future regulatory changes; and

•

risks relating to changes in regulatory regimes and/or accounting rules, which could result in significant changes to our financial results, including but not limited to, the European Union (“EU”) directive concerning capital adequacy, risk management and regulatory reporting for insurers.

The factors listed above should not be construed as exhaustive. Certain of these risk factors and others are described in more detail from time to time in our filings with the Securities and Exchange Commission (“SEC”). We undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RENAISSANCERE HOLDINGS LTD.

RenaissanceRe Holdings Ltd. is a Bermuda company with its registered and principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. Through our operating subsidiaries, we seek to produce superior returns for our shareholders by being a trusted, long-term partner to our customers for assessing and managing risk, delivering responsive solutions, and keeping our promises. For the year ended December 31, 2012, we reported net income available to common shareholders of $566.0 million or $11.23 per diluted common share; an annualized return on average common equity of 17.7%; and an increase in book value per common share of $8.87, or 15.0%. For the three months ended March 31, 2013, we reported net income available to common shareholders of $190.5 million or $4.23 per diluted common share; an annualized return on average common equity of 24.3%; and an increase in book value per common share of $2.93 or 4.3%.

Our reportable segments currently include: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures; and (2) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458. For the year ended December 31, 2012, the Reinsurance and Lloyd’s segments accounted for 89.8% and 10.2%, respectively, of our total consolidated gross premiums written. We believe that we are one of the world’s leading providers of property catastrophe reinsurance based on total catastrophe gross premiums written. We also believe that we have a strong position in certain specialty reinsurance lines of business and a growing presence in the Lloyd’s marketplace. Overall, our strategy focuses on superior risk selection, superior customer relationships and superior capital management.

The Offering

The description of the terms of the preference shares in this section is a summary of the terms of the preference shares. Because the following summary is not complete, you should refer to the Certificate of Designation, Preferences and Rights relating to the preference shares and our Amended and Restated Bye-Laws (“Bye-Laws”) for a complete description of the terms of the preference shares. You should also refer to the sections entitled “Description of Series E Preference Shares” in this prospectus supplement and “Description of Our Capital Shares” in the accompanying prospectus. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

Issuer	RenaissanceRe Holdings Ltd.

Securities Offered	shares (or approximately shares if the underwriters exercise their over-allotment option in full) of % Series E Preference Shares.

Dividends	Dividends on the preference shares will be payable from the date of original issuance on a non-cumulative basis, only when, as and if declared by our Board of Directors, quarterly in arrears on the first day of March, June, September, and December of each year (or, if this date is not a business day, on the business day immediately following this date), commencing September 1, 2013, in an amount per share equal to % of the liquidation preference per annum (equivalent to $ per share). See “Description of Series E Preference Shares — Dividend Rights” in this prospectus supplement and “Description of Our Capital Shares — Dividends” in the accompanying prospectus.

As a holding company with no direct operations, we rely on investment income, cash dividends and other permitted payments from our subsidiaries to pay dividends to our shareholders, including holders of our preference shares. The holding company does not have any operations and from time to time may not have significant liquid assets. Applicable laws and regulations may limit the ability of our subsidiaries to pay dividends. If our subsidiaries are restricted from paying dividends to us, we may be unable to pay dividends on the preference shares.

We believe that dividends paid on preference shares will qualify as “qualified dividend income” if, as is intended, we successfully list the preference shares on the New York Stock Exchange (“NYSE”). Qualified dividend income is subject to tax at long-term capital gain rates. For further information, see “Certain Tax Considerations — Taxation of Shareholders — United States Taxation of U.S. Shareholders — Qualified Dividend Income.”

Liquidation Rights	Upon liquidation, the holders of the preference shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of liquidation, without accumulation of any undeclared dividends, and without interest. See “Description of Series E Preference Shares — Liquidation Preference” in this prospectus supplement and “Description of Our Capital Shares — Liquidation, Dissolution or Winding Up” in the accompanying prospectus.

Conversion	The preference shares are not convertible into or exchangeable for any of our other securities.

Redemption	On or after June 1, 2018, we may redeem the preference shares, in whole or in part, at any time, at a redemption price of $25 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption. At any time prior to June 1, 2018, if we submit to the holders of our common shares a proposal for an amalgamation or submit any proposal for any other matter that requires, as a result of any changes in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the preference shares at the time outstanding, whether voting as a separate series or together with any other series of preference shares as a single class, we have the option to redeem all of the outstanding preference shares at a redemption price of $26 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, and without interest.

In addition, at any time following the occurrence of a “tax event” or within 90 days following the occurrence of a “capital redemption trigger date” (each as defined in “Description of Series E Preference Shares — Redemption” in this prospectus supplement), we may redeem the preference shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, and without interest.

In this prospectus supplement, references to a “redemption” of the preference shares mean a purchase of preference shares pursuant to Section 42A of the Companies Act 1981 of Bermuda, and the terms “redeem” and “redeemable” are to be interpreted accordingly. The preference shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. See “Description of the Series E Preference Shares — Redemption” in this prospectus supplement and “Description of Our Capital Shares — Redemption” and “Description of Our Capital Shares — Restrictions in Event of Default in Dividends on Preference Shares” in the accompanying prospectus.

Additional Amounts	We will make all payments on the preference shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction (as defined in “Description of the Series E Preference Shares — Redemption” in this prospectus supplement), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted. If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions, pay to the holders of the preference shares such additional amounts (as defined in “Description of the Series E Preference Shares — Additional Amounts” in this prospectus supplement) as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in the certificate of designation to be then due and payable. See “Description of the Series E Preference Shares — Additional Amounts” in this prospectus supplement.

Voting Rights

Generally, the holders of the preference shares will not have any voting rights. Whenever dividends on the preference shares are in arrears in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), the holders of the outstanding preference shares, together with the holders of all other current or future classes or series of shares that are on parity with the preference shares will vote together as a single class to elect two directors until such dividend arrearage is eliminated (our Board of Directors currently consists of 11 members). If this voting right is triggered, we will use our best efforts to obtain the election or appointment of these two directors, including, if necessary, by using our best efforts to increase the number of directors constituting the Board of Directors and, if necessary, to amend our Bye-Laws. In addition, certain transactions that would vary the rights of holders of the preference shares cannot be made without the approval in writing of the holders of three-quarters of the preference shares then outstanding or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the preference shares at which a quorum is present. See “Description of Series E Preference Shares — Voting Rights” in this prospectus supplement, and “Description of Our Capital Shares — Voting Rights” in the accompanying prospectus.

Ranking	The preference shares will rank senior to our common shares and pari passu to our 6.08% Series C Preference Shares and our 6.60% Series D Preference Shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding up but junior to our existing and future indebtedness, including our junior subordinated debentures. Currently, there are outstanding 10,000,000 6.08% Series C Preference Shares with an aggregate liquidation preference of $250,000,000 and 6,000,000 6.60% Series D Preference Shares with an aggregate liquidation preference of $150,000,000. We may issue securities that rank on parity with or senior to the preference shares without limitation. We intend to redeem all of the outstanding 6.60% Series D Preference Shares and use any additional net proceeds to redeem, in whole or in part, the 6.08% Series C Preference Shares as soon as practicable following completion of this offering. See “Description of Series E Preference Shares — Dividend Rights,” “Description of Series E Preference Shares — Liquidation Preference” and “Description of Series E Preference Shares — Ranking” in this prospectus supplement, and “Description of Our Capital Shares — Dividends” and “Description of Our Capital Shares — Liquidation, Dissolution or Winding Up” in the accompanying prospectus.

Substitution or Variation	In lieu of redemption, upon or following a “tax event” or “capital disqualification event,” we may, without the consent of any holders of the preference shares, vary the terms of, or exchange for new securities, the preference shares to eliminate the substantial probability that we would be required to pay additional amounts with respect to the preference shares as a result of a change in tax law or to maintain compliance with certain capital adequacy regulations applicable to us. No such variation of terms or securities in exchange shall change specified terms of the preference shares. See “Description of Series E Preference Shares — Substitution or Variation” in this prospectus supplement.

Limitations on Transfer and Ownership

Our Bye-Laws provide that no person may own or control more than 9.9% of the voting rights attached to all of our issued and outstanding shares (including preference shares) or vote any shares in excess of this 9.9% limit. Our Board of Directors, in its sole and absolute discretion, may waive these ownership and voting restrictions. See “Description of Series E Preference Shares — Limitations on Transfer and Ownership” and “Certain Tax Considerations — Taxation of Shareholders” in this prospectus supplement and “Description of Our Capital Shares — Transfer of Shares” and “Certain Tax Considerations — Taxation of Shareholders” in the accompanying prospectus.

NYSE Listing	We intend to file an application to list the preference shares on the NYSE under the symbol “RNRPRE.” If this application is approved, trading in the preference shares is expected to commence within a 30-day period after the initial delivery of the preference shares. See “Underwriting.”

Use of Proceeds	We currently anticipate using the net proceeds from this offering to redeem all of the outstanding 6.60% Series D Preference Shares and any additional net proceeds will be used to redeem, in whole or in part, the 6.08% Series C Preference Shares as soon as practicable following completion of this offering. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	See “Risk Factors” on page S-11 in this prospectus supplement for a discussion of factors you should consider carefully before deciding to invest in the preference shares. You are urged to carefully read these factors, along with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make your investment decision.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents selected consolidated financial data of RenaissanceRe for the three months ended March 31, 2013 and the years ended December 31, 2012, December 31, 2011 and December 31, 2010. The year-end financial and other data has been derived from our audited financial statements and notes thereto. The financial and other data for the interim periods has been derived from our unaudited financial statements and notes thereto, and include, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial data. The results for the interim periods do not necessarily indicate the results to be expected for the full fiscal year. You should read the selected financial and other data set forth below along with the consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement.

	Three months ended March 31,		Year ended December 31,
	2013	2012	2012	2011	2010
(in thousands, except percentages)
Statement of operations highlights
Gross premiums written	$635,418	$664,151	$1,551,591	$1,434,976	$1,165,295
Net premiums written	436,813	492,575	1,102,657	1,012,773	848,965
Net premiums earned	271,255	278,665	1,069,355	951,049	864,921
Net claims and claim expenses incurred	27,251	15,552	325,211	861,179	129,345
Underwriting income (loss)	172,981	196,619	451,301	(177,172)	474,573
Net investment income	43,615	66,971	167,375	118,000	203,955
Net realized and unrealized gains on investments	13,850	46,113	163,991	70,668	144,444
Net income (loss)	235,356	263,820	748,949	(90,392)	861,152
Net income (loss) available (attributable) to RenaissanceRe common shareholders	190,474	201,429	566,014	(92,235)	702,613

Key ratios
Net claims and claim expense ratio — current accident year	23.9%	25.6%	45.2%	104.4%	49.9%
Net claims and claim expense ratio — prior accident years	(13.9)%	(20.0)%	(14.8)%	(13.8)%	(34.9)%

Net claims and claim expense ratio — calendar year	10.0%	5.6%	30.4%	90.6%	15.0%
Underwriting expense ratio	26.2%	23.8%	27.4%	28.0%	30.1%

Combined ratio	36.2%	29.4%	57.8%	118.6%	45.1%

Balance sheet highlights	March 31, 2013	March 31, 2012	December 31, 2012	December 31, 2011	December 31, 2010
Total assets	$8,096,920	$8,353,598	$7,928,628	$7,744,912	$8,138,278
Total shareholders’ equity attributable to RenaissanceRe	$3,563,105	$3,794,565	$3,503,065	$3,605,193	$3,936,325

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

The following ratios of RenaissanceRe update and replace the ratios in the accompanying prospectus under the caption “Ratio of Earnings to Fixed Charges and Preference Share Dividends of RenaissanceRe.”

For purposes of computing the following ratios, earnings consist of pre-tax income from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries or undistributed income from equity method investees, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs plus preference dividends and one-third of minimum rental payments under operating leases (estimated by our management to be the interest factor of these rentals).

	Three Months Ended March 31, 2013	Year Ended December 31,
		2012	2011		2010	2009	2008
Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends	19.78x	12.64x	(0.04	)x(1)	12.63x	18.09x	1.17x
Pro Forma Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends(2)	x	x	—		—	—	—

(1)	The ratio of earnings to combined fixed charges and preference share dividends was less than one-to-one for the year ended December 31, 2011. Additional earnings of $63.8 million would have been needed to have a one-to-one ratio of earnings to combined fixed charges and preference share dividends for the year ended December 31, 2011.
(2)	The pro forma ratios of earnings to combined fixed charges and preference share dividends for the year ended December 31, 2012 and the three months ended March 31, 2013 assume that (i) an aggregate liquidation preference of $ of Series E Preference Shares with a stated dividend of % is issued in this offering (assumes no exercise of the underwriters’ over-allotment option); (ii) the issuance of the Series E Preference Shares occurred at the beginning of each period and (iii) all of the offering proceeds were used to fully redeem the 6.60% Series D Preference Shares and $ in aggregate liquidation preference of the 6.08% Series C Preference Shares. There are currently outstanding 10,000,000 6.08% Series C Preference Shares with an aggregate liquidation preference of $250,000,000 and 6,000,000 6.60% Series D Preference Shares with an aggregate liquidation preference of $150,000,000.

RISK FACTORS

Your investment in the preference shares will involve a degree of risk, including those risks that are described in this section. You should carefully consider the following discussion of risks before deciding whether an investment in the preference shares is suitable for you. These risk factors update and replace the risk factors identified in the accompanying prospectus under the caption “Risk Factors.”

Risks Relating to RenaissanceRe

Our exposure to catastrophic events and other exposures that we cover could cause our financial results to vary significantly from one period to the next.

Our largest product based on total gross premiums written is property catastrophe reinsurance. We also sell lines of specialty reinsurance products and insurance products that are exposed to catastrophe risk. We therefore have a large overall exposure to natural and man-made disasters, such as earthquakes, hurricanes, tsunamis, winter storms, freezes, floods, fires, tornados, hailstorms, drought and other natural or man-made disasters, such as acts of terrorism. Our relative exposure to catastrophe risk has recently increased, including as a result of the sale of substantially all of our U.S.-based insurance operations in early 2011, which diminished the diversification of our exposure to non-catastrophe perils to a degree. As a result, our operating results have historically been, and we expect will continue to be, significantly affected by relatively few events of a large magnitude.

We expect claims from catastrophic events to cause substantial volatility in our financial results for any fiscal quarter or year; moreover, catastrophic claims could adversely affect our financial condition, results of operations and cash flows. Our ability to write new business could also be affected. We believe that factors including increases in the value and geographic concentration of insured property, particularly along coastal regions, the increasing risk of extreme weather events reflecting changes in climate and ocean temperatures, and the effects of inflation may continue to increase the severity of claims from catastrophic events in the future.

From time to time, we expect to have greater exposures in one or more specific geographic areas than our overall share of the worldwide market would otherwise suggest. Accordingly, when and if catastrophes occur in these areas, we may experience relatively more severe net negative impacts from such events than our competitors. In particular, we have historically had a relatively large percentage of our coverage exposures concentrated in the U.S. southeast, and may develop other significant exposures in catastrophe-exposed zones in the future.

Through Renaissance Trading Ltd. (“Renaissance Trading”) and RenRe Energy Advisors Ltd. (“REAL”), we sell certain financial products primarily to address weather risks, and engage in certain weather, energy and commodity derivatives trading activities. The trading markets for these derivatives are generally linked to energy and agriculture commodities, weather and other natural phenomena. The results from these activities have been, and we expect will continue to be, subject to volatility, both potentially as a result of the occurrence or non-occurrence of the event or events which might trigger counterparty payments under these contracts, and as a result of the potential for variance in the reportable fair value of these contracts between periods as a result of a wide number of potential factors. While we seek to purchase financial protection for a portion of REAL’s exposures, we cannot assure you we will succeed in doing so, or in monitoring the protections in place, or that these instruments will perform as we expect. It is possible that our exposures through Renaissance Trading and REAL are more volatile, or more correlated with our reinsurance exposures, than we estimate. There can be no assurance that our Renaissance Trading or REAL business will have a positive impact on our operating results or financial condition, and such businesses may negatively impact our operating results or financial condition in any given fiscal period, perhaps materially so.

Our claims and claim expense reserves are subject to inherent uncertainties.

Our claims and claim expense reserves reflect our estimates, using actuarial and statistical projections at a given point in time, of our expectations of the ultimate settlement and administration costs of claims incurred. Although we use actuarial and computer models as well as historical reinsurance and insurance industry loss statistics, we also rely heavily on management’s experience and judgment to assist in the establishment of appropriate claims and claim expense reserves. However, because of the many assumptions and estimates involved in establishing reserves, the reserving process is inherently uncertain. Our estimates and judgments are based on numerous factors, and may be revised as additional experience and other data become available and are reviewed, as new or improved methodologies are developed, as loss trends and claims inflation impact future payments, or as current laws or interpretations thereof change.

Our specialty reinsurance operations are expected to produce claims which at times can only be resolved through lengthy and unpredictable litigation. The measures required to resolve such claims, including the adjudication process, present more reserve challenges than property losses (which, on the whole, tend to be reported comparatively more promptly and to be settled within a relatively shorter period of time, although every catastrophic event is comprised of a unique set of circumstances). Actual net claims and claim expenses paid and reported may deviate, perhaps materially, from the reserve estimates reflected in our financial statements.

We expect that some of our assumptions or estimates will prove to be inaccurate, and that our actual net claims and claim expenses paid and reported will differ, perhaps materially, from the reserve estimates reflected in our financial statements. To the extent that our actual claims and claim expenses exceed our expectations, we would be required to increase claims and claim expense reserves. This would reduce our net income by a corresponding amount in the period in which the deficiency is identified. To the extent that our actual claims and claim expenses are lower than our expectations, we would be required to decrease claims and claim expense reserves and this would increase our net income.

Estimates of losses are based on, among other things, a review of potentially exposed contracts, information reported by and discussions with counterparties, and our estimate of losses related to those contracts and are subject to change as more information is reported and becomes available.

As an example, our estimates of losses from catastrophic events are based on factors including currently available information derived from claims information from certain customers and brokers, industry assessments of losses from the events, proprietary models, and the terms and conditions of our contracts. Due to the magnitude and unusual complexity of the legal and claims issues relating to these events, particularly storm Sandy, the 2011 Thailand flooding, and the 2011 and 2010 earthquakes, meaningful uncertainty remains regarding total covered losses for the insurance industry and, accordingly, several of the key assumptions underlying our loss estimates. In addition, actual losses from these events may increase if our reinsurers or other obligors fail to meet their obligations to us. Our actual losses from these events will likely vary, perhaps materially, from these current estimates due to the inherent uncertainties in reserving for such losses, including the nature of the available information, the potential inaccuracies and inadequacies in the data provided by customers and brokers, the potential lengthy claims development period, the inherent uncertainty of modeling techniques and the application of such techniques, the effects of any demand surge on claims activity and complex coverage and other legal issues.

A decline in the ratings assigned to our financial strength may adversely impact our business, perhaps materially so.

Third party rating agencies assess and rate the financial strength, claims paying ability and enterprise wide risk management of reinsurers and insurers, such as Renaissance Reinsurance, DaVinci Reinsurance Ltd. (“DaVinci”), RenaissanceRe Specialty Risks Ltd., formerly known as Glencoe Insurance Ltd. (“RenaissanceRe Specialty Risks”), Top Layer Reinsurance Ltd. (“Top Layer Re”) and certain of our other operating subsidiaries and joint ventures. These ratings are based upon criteria established by the rating agencies. Periodically, the rating agencies evaluate us and may downgrade or withdraw their financial strength ratings in the future if we do not continue to meet the criteria of the ratings previously assigned to us. The financial strength and claims paying ratings assigned by rating agencies to reinsurance or insurance companies are based upon factors relevant to policyholders and are not directed toward the protection of investors.

These ratings are subject to periodic review and may be revised or revoked by the agencies which issue them. In addition, from time to time one or more rating agencies have effected changes in their capital models and rating methodologies, which have generally served to increase the amounts of capital required to support the ratings, and it is possible that legislation arising as a result of the financial crisis that preceded the ongoing period of relative economic weakness may result in additional changes. Negative ratings actions in the future could have an adverse effect on our ability to fully realize the market opportunities we currently expect to participate in. In addition, it is increasingly common for our reinsurance contracts to contain provisions permitting our customers to cancel coverage pro-rata if our relevant operating subsidiary is downgraded below a certain rating level. Whether a client would exercise this right would depend, among other factors, on the reason for such a downgrade, the extent of the downgrade, the prevailing market conditions and the pricing and availability of replacement reinsurance coverage. Therefore, in the event of a downgrade, it is not possible to predict in advance the extent to which this cancellation right would be exercised, if at all, or what effect such cancellations would have on our financial condition or future operations, but such effect potentially could be material. To date, we are not aware that we have experienced such a cancellation.

Our ability to compete with other reinsurers and insurers, and our results of operations, could be materially adversely affected by any such ratings downgrade. For example, following a ratings downgrade we might lose customers to more highly rated competitors or retain a lower share of the business of our customers.

The emergence of matters which may impact certain of our coverages, such as the asserted trend toward potentially significant climate change and the ongoing period of relative economic weakness, could cause us to underestimate our exposures and potentially adversely impact our financial results, perhaps significantly.

In our Reinsurance business, we use analytic and modeling capabilities that help us to assess the risk and return of each reinsurance contract in relation to our overall portfolio of reinsurance contracts.

In general, our techniques for evaluating catastrophe risk are much better developed than those for other classes of risk in businesses that we have entered into more recently. Our models and databases may not accurately address the emergence of a variety of matters which might be deemed to impact certain of our coverages. Accordingly, our models may understate the exposures we are assuming and our financial results may be adversely impacted, perhaps significantly. These risks may increase if we succeed in increasing the contributions from our specialty reinsurance unit or from our Lloyd’s segment, either on an absolute or relative basis.

We believe, and believe the consensus view of current scientific studies substantiates, that changes in climate conditions, primarily increasing global temperatures and expected sea levels, are likely to increase the severity and possibly the frequency of natural catastrophes relative to the historical experience over the past 100 years. Coupled with currently projected demographic trends in catastrophe-exposed regions, we currently estimate that this expected increase in tropical cyclone intensity over coming periods may significantly increase the average economic value of expected losses, increase the number of people exposed per year to natural disasters and in general exacerbate disaster risk, including risks to infrastructure, global supply chains and agricultural production.

Accordingly, we currently estimate that these trends may increase claims under our property and casualty lines of business, particularly with respect to properties located in coastal and flood-exposed areas, among others. Furthermore, certain energy and agriculture-related products that we offer could also be negatively impacted by dramatically changing climactic conditions. While we believe a substantial portion of our insureds may be adversely impacted by climate change, we have taken certain measures, to the extent permissible by law and prevailing market conditions, to mitigate against such losses by giving consideration to these risks in our underwriting decisions. We continuously monitor and adjust, as we believe appropriate, our risk management models to reflect our judgment of how to interpret current developments and information such as these studies. However, it is possible that, even after these assessments, we will have underestimated the scale of the risks, such as the frequency or severity of hurricanes or other catastrophes or may have failed to identify new or increased risks. To the extent broad environmental factors, exacerbated by climate change or otherwise, lead to increases in likely insured losses, particularly if those losses exceed expectations and the prior estimates of market participants, regulators or other stakeholders, the markets and clients we serve may be disrupted and adversely impacted, and we may be adversely affected, directly or indirectly. Further, certain of our investments such as insurance-linked securities and property catastrophe managed joint ventures related to hurricane coverage could also be adversely impacted by climate change.

Emerging claim and coverage issues, or other litigation, could adversely affect us.

Unanticipated developments in the law as well as changes in social and environmental conditions could potentially result in unexpected claims for coverage under our insurance and reinsurance contracts. These developments and changes may adversely affect us, perhaps materially so. For example, we could be subject to developments that impose additional coverage obligations on us beyond our underwriting intent, particularly in Florida or Texas, or to increases in the number or size of claims to which we are subject. We believe our property catastrophe results have been adversely impacted over recent periods by increasing primary claims level fraud and abuses, as well as other forms of social inflation, and that these trends may continue.

With respect to our specialty reinsurance operations, these legal, social and environmental changes may not become apparent until some point in time after their occurrence. For example, we could be deemed liable for losses arising out of a matter, such as the potential for industry losses arising out of a pandemic illness, that we had not anticipated or had attempted to contractually exclude. Moreover, irrespective of the clarity and inclusiveness of policy language, there can be no assurance that a court or arbitration panel will limit enforceability of policy language or not issue a ruling adverse to us. Our exposure to these uncertainties could be exacerbated by the increased willingness of some market participants to dispute insurance and reinsurance contract and policy wordings. Alternatively, potential efforts by us to exclude such exposures could, if successful, reduce the market’s acceptance of our related products. The full effects of these and other unforeseen emerging claim and coverage issues are extremely hard to predict. As a result, the full extent of our liability under our coverages may not be known for many years after a contract is issued. Our exposure to this uncertainty will grow as our “long-tail” casualty businesses grow, because in these lines claims can typically be made for many years, making them more susceptible to these trends than our traditional catastrophe business, which is typically more “short-tail.” While we continually seek to improve the effectiveness of our contracts and claims capabilities, we may fail to mitigate our exposure to these growing uncertainties.

Because we depend on a few insurance and reinsurance brokers in our Reinsurance segment for a preponderance of our revenue, loss of business provided by them could adversely affect us.

Our Reinsurance business markets insurance and reinsurance products worldwide exclusively through insurance and reinsurance brokers. Three brokerage firms accounted for 93.4% and 84.6% of our Reinsurance segment gross premiums written for the three months ended March 31, 2013 and for the year ended December 31, 2012, respectively. Subsidiaries and affiliates of AON Benfield, Marsh Inc. and the Willis Group accounted for 51.8%, 32.3% and 9.3%, respectively, of our Reinsurance segment gross premiums written for the three months ended March 31, 2013, and 51.5%, 21.4% and 11.7%, respectively, of our Reinsurance segment gross premiums written for the year ended December 31, 2012. The loss of a substantial portion of the business provided by our brokers would have a material adverse effect on us. Our ability to market our products could decline as a result of any loss of the business provided by these brokers and it is possible that our premiums written would decrease.

We are exposed to counterparty credit risk, including with respect to reinsurance brokers.

In accordance with industry practice, we pay virtually all amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts over to the insurers that have reinsured a portion of their liabilities with us (we refer to these insurers as ceding insurers). Likewise, premiums due to us by ceding insurers are virtually all paid to brokers, who then pass such amounts on to us. In many jurisdictions, if a broker were to fail to make such a payment to a ceding insurer, we would remain liable to the ceding insurer for the deficiency. Conversely, in many jurisdictions, when the ceding insurer pays premiums for these policies to reinsurance brokers for payment over to us, these premiums are considered to have been paid by the cedants and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums. Consequently, in connection with the settlement of reinsurance balances, we assume a substantial degree of credit risk associated with brokers around the world.

We are also exposed to the credit risk of our customers, who, pursuant to their contracts with us, frequently pay us over time. Our premiums receivable at March 31, 2013 totaled $654.4 million and these amounts are generally not collateralized. At March 31, 2013, we had recorded $162.9 million of reinsurance recoverables, net of a valuation allowance of $2.4 million for uncollectible recoverables. We cannot assure you that such recoverables will ever be collected or that additional amounts will not be required to be written down in 2013 or future periods. To the extent our customers or retrocedants become unable to pay future premiums, we would be required to recognize a downward adjustment to our premiums receivable in our financial statements. We cannot assure you that all of such amounts will ever be collected or that additional amounts will not be required to be written down in 2013 or future periods.

As a result of the ongoing period of relative economic weakness, our consolidated credit risk, reflecting our counterparty dealings with agents, brokers, customers, retrocessionaires, capital providers, parties associated with our investment portfolio and others has increased, perhaps materially so.

We undertake energy related trading activities through our operating subsidiaries, including Renaissance Trading and REAL, where counterparty credit risk is an important factor. These operating subsidiaries execute weather, energy and commodity derivative transactions whereby the value of the derivatives at any point in time is dependent upon not only the market but also the viability of the counterparty. The failure or perceived weakness of any of our counterparties has the potential to expose us to risk of loss in these situations. Although these operating subsidiaries have credit risk management policies and procedures, we cannot assure you that any of the policies or procedures will be effective. While many of the original trading positions established in our energy related trading business are partially or substantially hedged, the effectiveness of those hedges depends on the willingness and ability to pay of the parties with whom we establish the hedge positions. The failure of our policies and procedures, or the failure of one or more of our counterparties, could result in losses that substantially exceed our expectations and could have a material adverse effect on our results of operations.

The ongoing relative weakness in business and economic conditions generally or specifically in the principal markets in which we do business could adversely affect our business and operating results.

The U.S. and numerous other leading markets around the world continue to experience challenging economic conditions, and, although conditions may be improving, we believe meaningful risk remains of returned deterioration in economic conditions, including substantial and continuing financial market disruptions. In particular, global economic markets, including many of the key markets which we serve, may continue to be adversely impacted by the ongoing financial and fiscal instability of several European jurisdictions and, increasingly, the Eurozone market as a whole, the rising prices for various agricultural and other commodities, and other factors. While many governments, including the U.S. federal government, have taken substantial steps to stabilize economic conditions in an effort to increase liquidity and capital availability, if economic conditions should weaken, the business environment in our principal markets would be further adversely affected, which accordingly could adversely affect demand for the products sold by us or our customers. Economic conditions could also be adversely affected by an increase in global political instability, which might impact the price of energy products, agricultural goods and other commodities, or otherwise harm the markets in which we participate. In addition, during an economic downturn we believe our consolidated credit risk, reflecting our counterparty dealings with agents, brokers, customers, retrocessionaires, capital providers and parties associated with our investment portfolio, among others, is likely to be increased.

U.S. taxing authorities could contend that one or more of our non-U.S. subsidiaries are subject to U.S. corporate income tax, as a result of changes in law or regulations, or otherwise.

If the IRS were to contend successfully that one or more of our non-U.S. subsidiaries are engaged in a trade or business in the U.S., each such subsidiary would, to the extent not exempted from tax by the U.S.-Bermuda income tax treaty (in the case of our Bermuda subsidiaries), be subject to U.S. corporate income tax on that portion of its net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax. Although we would vigorously contest such an assertion, if we were ultimately held to be subject to taxation, our earnings would correspondingly decline.

In addition, benefits of the U.S.-Bermuda income tax treaty which may limit any such tax to income attributable to a permanent establishment maintained by one or more of our Bermuda subsidiaries in the U.S. are only available to any of such subsidiaries if more than 50% of its shares are beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Our Bermuda subsidiaries may not be able to continually satisfy such beneficial ownership test or be able to establish it to the satisfaction of the IRS. Finally, it is unclear whether the U.S.-Bermuda income tax treaty (assuming satisfaction of the beneficial ownership test) applies to income other than premium income, such as investment income.

Changes in U.S. tax law or regulations could increase the costs of our products and services or otherwise reduce our profitability.

On February 7, 2013, U.S. Senator Bernard Sanders introduced legislation in the U.S. Senate entitled the “Corporate Tax Dodging Prevention Act”. Similar legislation was also proposed in 2012, 2011 and 2010. If enacted, this legislation would, among other things, cause to be treated as a U.S. corporation for U.S. tax purposes generally, certain corporate entities if the “management and control” of such a corporation is, directly or indirectly, treated as occurring primarily within the U.S. The proposed legislation provides that a corporation will be so treated if substantially all of the executive officers and senior management of the corporation who exercise day-to-day responsibility for making decisions involving strategic, financial, and operational policies of the corporation are located primarily within the U.S. To date, this legislation has not been approved by either the House of Representatives or the Senate. However, we can provide no assurance that this legislation or similar legislation will not ultimately be adopted. While we do not believe that the legislation would negatively impact us, it is possible that an adopted bill would include additional or expanded provisions which could negatively impact us, or that the interpretation or enforcement of the current proposal, if enacted, would be more expansive or adverse than we currently estimate.

A decline in our investment performance could reduce our profitability and hinder our ability to pay claims promptly in accordance with our strategy.

We have historically derived a meaningful portion of our income from our invested assets, which are comprised of, among other things, fixed maturity securities, such as bonds, asset-backed securities, mortgage-backed securities and investments in bank loan funds, hedge funds and private equity partnerships. Accordingly, our financial results are subject to a variety of investment risks, including risks relating to general economic conditions, market volatility, interest rate fluctuations, foreign currency risk, liquidity risk and credit and default risk. Additionally, with respect to certain of our investments, we are subject to pre-payment or reinvestment risk.

Our invested assets have grown over the years and have come to effect a comparably greater contribution to our financial results. Accordingly, a failure to successfully execute our investment strategy could have a material adverse effect on our overall results. In the event of a significant or total loss in our investment portfolio, our ability to pay any claims promptly in accordance with our strategy could be adversely affected.

The market value of our fixed maturity investments is subject to fluctuation depending on changes in various factors, including prevailing interest rates and widening credit spreads.

Increases in interest rates could cause the market value of our investment portfolio to decrease, perhaps substantially. Conversely, a decline in interest rates could reduce our investment yield, which would reduce our overall profitability. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Historically low interest rates as compared to recent years have lowered the yields at which we invest our assets relative to historical levels. We expect these developments, combined with the current composition of our investment portfolio and other factors, to continue to put downward pressure on our net investment income for the near term. However, any measures we take that are intended to manage the risks of operating in a changing interest rate environment may not effectively mitigate such interest rate sensitivity.

A portion of our investment portfolio is allocated to other classes of investments which we expect to have different risk characteristics than our investments in traditional fixed maturity securities and short term investments. These other classes of investments include interests in alternative investment vehicles such as private equity partnerships, hedge funds, senior secured bank loan funds and catastrophe bonds and are recorded on our consolidated balance sheet at fair value. For the aforementioned classes of investments, the fair value of the assets comprising the portfolio of an investment vehicle, and likewise the net asset value of the investment vehicle itself, are generally established on the basis of the valuation criteria applied by the investment managers as set forth in the governing documents of such investment vehicles. Such valuations may differ significantly from the values that would have been used had ready markets existed for the shares, partnership interests, notes or other securities representing interests in the relevant investment vehicles. Interests in many of the investment classes described above are subject to restrictions on redemptions and sales which are determined by the governing documents and limit our ability to liquidate these investments in the short term. These classes of investments expose us to market risks including interest rate risk, foreign currency risk, equity price risk and credit risk. The performance of these classes of investments is also dependent on the individual investment managers and the investment strategies. It is possible that the investment managers will leave and/or the investment strategies will become ineffective or that such managers will fail to follow our investment guidelines. Any of the foregoing could result in a material adverse change to our investment performance, and accordingly adversely affect our financial results.

In addition to the foregoing, we may from time to time re-evaluate our investment approach and guidelines and explore investment opportunities in respect of other asset classes not previously discussed above, including, without limitation, by expanding our relatively small portfolio of direct investments in the equity markets. Any such investments could expose us to systemic and price volatility risk, interest rate risk and other market risks. Any investment in equity securities carries with it inherent volatility and there can be no assurance that such an investment will prove profitable and we could, in fact, lose the value of our investment. Accordingly, any such investment could impact our financial results, perhaps materially, over both the short and the long term.

The loss of key senior members of management could adversely affect us.

Our success has depended, and will continue to depend, in substantial part upon our ability to attract and retain our senior officers. The loss of services of members of our senior management team in the future, and the uncertain transition of new members of our senior management team, as applicable, may strain our ability to execute our strategic initiatives. Given our reliance on a relatively small management team, the loss of one or more of our senior officers could adversely impact our business, by, for example, making it more difficult to retain customers, attract or maintain our capital support, or other needs of our business, which depend in part on the service of the departing officer. We do not currently maintain key man life insurance policies with respect to any of our employees.

In addition, our ability to execute our business strategy is dependent on our ability to attract and retain a staff of qualified underwriters and service personnel. The location of our global headquarters in Bermuda may impede our ability to recruit and retain highly skilled employees. Under Bermuda law, non-Bermudians (other than spouses of Bermudians, holders of Permanent Residents’ Certificates and holders of Working Residents’ Certificates) may not engage in any gainful occupation in Bermuda without a valid government work permit. Substantially all of our officers are working in Bermuda under work permits that will expire over the next three years. The Bermuda government could refuse to extend these work permits, which would adversely impact us. A work permit is issued with an expiry date (up to ten years) and no assurances can be given that any work permit will be issued or, if issued, renewed upon the expiration of the relevant term. If any of our senior officers or key contributors were not permitted to remain in Bermuda, or if we experience delays or failures to obtain permits for a number of our professional staff, our operations could be disrupted and our financial performance could be adversely affected as a result.

In late 2011, the Bermuda Parliament passed the Incentives for Job Makers Act 2011 (the “Job Makers Act”), which provides that a limited number of non-Bermudian executives of Bermuda companies may, subject to their and their company’s meeting the requirements under the Job Makers Act, apply for permission to reside and work in Bermuda exempt from the requirement for a work permit. Eligibility to apply for status under the Job Makers Act commences in January 2015; at this time we cannot assure you that the Job Makers Act diminishes our risks of retaining and attracting senior executives to our Bermuda headquarters location.

Concerns over U.S. fiscal policy, as well as any further downgrade of U.S. government securities by credit rating agencies and the economic crisis in Europe could have a material adverse effect on our business, financial condition and results of operations.

Financial markets have recently been affected by concerns over U.S. fiscal policy. Although the U.S. government passed legislation at the beginning of 2013 averting the so-called “fiscal cliff” (which, in the absence of such legislation, would have resulted in automatic tax increases and spending cuts at the end of 2012), significant uncertainty remains relating to the stability of the U.S. fiscal and budgetary policy. This uncertainty, together with the continuing U.S. debt and budget deficit concerns, as well as recent issues relating to sovereign debt conditions in Europe, continue to contribute to the possibility of additional economic slowdowns and/or credit rating downgrades. The impact of U.S. fiscal uncertainty, or any further downgrades to the U.S. government’s sovereign credit rating, or its perceived creditworthiness, or the impact of the recent crisis in Europe with respect to the ability of certain EU countries to continue to service their sovereign debt obligations, is inherently unpredictable and could adversely affect U.S. and global financial markets and economic conditions. In addition, any further downgrade of U.S. government securities by credit rating agencies, and/or a worsening or expansion of the recent crisis in Europe, may have an adverse impact on fixed income markets, which in turn could cause our net income to decline or have a material adverse effect on our financial condition.

Further, although we do not directly hold a material amount of investment securities related to distressed Eurozone countries, we believe that many of our customers and counterparties hold positions in these instruments. If the European economic situation were to worsen, or expand to other countries within

Europe, we would be subject to enhanced risk of counterparty failure as well as related problems arising from a lack of liquidity in our markets. A worsening of the European economic situation may affect other aspects of our business for a variety of reasons. For example, such an event may cause the value of the Euro to deteriorate, which could cause a member country to exit from the EU and introduce a new currency to replace the Euro. If such new currency is undervalued in relation to the Euro, customers and/or brokers in such country may be unable to pay the amounts owed to us under our existing contracts with them and they may seek to renegotiate such contracts in the new currency on terms that are less favorable to us.

There can be no assurance that governmental or other measures to aid economic recovery will be effective. These developments and the government’s credit concerns in general, could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. In addition, any decreased credit rating of U.S. government securities could create broader financial turmoil and uncertainty, which may exert downward pressure on the price of our common shares. Continued adverse economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Some of our investments are relatively illiquid and are in asset classes that may experience significant market valuation fluctuations.

Although we invest primarily in highly liquid securities in order to ensure our ability to pay valid claims in a prompt manner, we do hold certain investments that may lack liquidity, such as our alternative investments, which include, but are not limited to, private equity investments, hedge funds, bank loan fund investments, insurance-linked securities and certain high-yield securities. If we require significant amounts of cash on short notice in excess of our normal cash requirements or are required to post or return collateral in connection with our investment portfolio, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both.

At times, the reported value of our relatively illiquid types of investments and of our high quality, generally more liquid asset classes, do not necessarily reflect the lowest current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we will be able to sell them for the prices at which we have recorded them and we may be forced to sell them at significantly lower prices.

A reduction in market liquidity may make it difficult to value certain of our securities as trading becomes less frequent. As such, valuations may include assumptions or estimates that may be more susceptible to significant period-to-period changes which could have a material adverse effect on our consolidated results of operations or financial condition.

The determination of impairments taken on our investments, investments in other ventures, under equity method, goodwill and other intangible assets and loans is highly subjective and could materially impact our financial position or results of operations.

The determination of impairments taken varies by type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects impairments in operations as such evaluations are revised. There can be no assurance that our management has accurately assessed the level of impairments taken in our financial statements. Furthermore, additional impairments may need to be taken in the future, which could materially impact our financial position or results of operations. Historical trends may not be indicative of future impairments.

Retrocessional reinsurance may become unavailable on acceptable terms.

As part of our risk management, we buy reinsurance for our own account. This type of insurance when purchased to protect reinsurance companies is known as “retrocessional reinsurance.” From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining reinsurance. Accordingly, we may not be able to obtain our desired amounts of retrocessional reinsurance. In addition, even if we are able to obtain such retrocessional reinsurance, we may not be able to negotiate terms as favorable to us as in the past. This could limit the amount of business we are willing to write, or decrease the protection available to us as a result of large loss events.

When we purchase reinsurance or retrocessional reinsurance for our own account, the insolvency, inability or reluctance of any of our reinsurers to make timely payments to us under the terms of our reinsurance agreements could have a material adverse effect on us. Generally, we believe that the “willingness to pay” of some reinsurers and retrocessionaires is declining, and that the overall industry ability to pay may be impacted by renewed weakness in the financial and credit markets. This risk may be more significant to us at present than at many times in the past. A large portion of our reinsurance protection is concentrated with a relatively small number of reinsurers. The risk of such concentration of retrocessional coverage may be increased by recent and future consolidation within the industry.

We may be adversely impacted by inflation.

We monitor the risk that the principal markets in which we operate could experience increased inflationary conditions, which would, among other things, cause loss costs to increase, and impact the performance of our investment portfolio. The onset, duration and severity of an inflationary period cannot be estimated with precision. The sovereign debt crisis in Europe and the related financial restructuring efforts have, among other factors, made it more difficult to predict the inflationary environment.

Our utilization of third parties to support our business exposes us to operational and financial risks.

With respect to our Reinsurance operations we do not separately evaluate each primary risk assumed under our reinsurance contracts and, accordingly, like other reinsurers, are heavily dependent on the original underwriting decisions made by our ceding companies. We are therefore subject to the risk that our customers may not have adequately evaluated the risks to be reinsured, or that the premiums ceded to us will not adequately compensate us for the risks we assume, perhaps materially so. We have recently increased, and are seeking to continue to increase, the absolute and, potentially, the relative amount of proportional coverages we offer, which will increase our aggregate exposure to risks of this nature.

Operational risks, including systems or human failures, are inherent in business, including ours.

We are subject to operational risks including fraud, employee errors, failure to document transactions properly or to obtain proper internal authorization, failure to comply with regulatory requirements or obligations under our agreements, failure of our service providers, such as investment custodians, actuaries, IT providers, etc., to comply with our service agreements, or information technology failures. Losses from these risks may occur from time to time and may be significant.

Our modeling, underwriting and information technology and application systems are critical to our success. Moreover, our proprietary technology and application systems have been an important part of our underwriting strategy and our ability to compete successfully. We have also licensed certain systems and data from third parties. We cannot be certain that we will have access to these, or comparable, service providers, or that our information technology or application systems will continue to operate as intended. While we have implemented disaster recovery and other business contingency plans, a defect or failure in our internal controls, information technology or application systems could result in reduced or delayed revenue growth, higher than expected losses, management distraction, or harm to our reputation. We believe appropriate controls and mitigation procedures are in place to prevent significant risk of defect in our internal controls, information technology and application systems, but internal controls provide only reasonable, not absolute, assurance as to the absence of errors or irregularities and any ineffectiveness of such controls and procedures could have a material adverse effect on our business.

We are exposed to risks in connection with our management of third party capital.

Our operating subsidiaries may owe certain legal duties and obligations to third party investors (including reporting obligations) and are subject to a variety of often complex laws and regulations relating to the management of third party capital. Compliance with some of these laws and regulations, all of which are subject to change, requires significant management time and attention. Although we seek to continually monitor our policies and procedures to attempt to ensure compliance, faulty judgments, simple errors or mistakes, or the failure of our personnel to adhere to established policies and procedures, could result in our failure to comply with applicable laws or regulations which could result in significant liabilities, penalties or other losses to RenaissanceRe, and seriously harm our business and results of operations. In addition to the foregoing, our third party capital providers may redeem their interests in our joint ventures, which could materially impact the financial condition of such joint ventures, and could in turn materially impact our financial condition and results of operations. Moreover, we can provide no assurance that we may be able to attract and raise additional third party capital for our existing joint ventures or for potential new joint ventures and therefore we may forego existing and/or potential attractive fee income and other income generating opportunities.

We may be adversely affected by foreign currency fluctuations.

Our functional currency is the U.S. dollar; however, as we expand geographically, an increasing portion of our premium is, and likely will be, written in currencies other than the U.S. dollar and a portion of our claims and claim expense reserves is also in non-U.S. dollar currencies. Moreover, we maintain a portion of our cash and investments in currencies other than the U.S. dollar. Although we generally seek to hedge significant non-U.S. dollar positions, we may, from time to time, experience losses resulting solely from fluctuations in the values of these foreign currencies, which could cause our consolidated earnings to decrease. In addition, failure to manage our foreign currency exposures could cause our results of operations to be more volatile. The sovereign debt crisis in Europe and the related financial restructuring efforts, which may cause the value of the Euro to deteriorate, may magnify these risks.

We may require additional capital in the future, which may not be available or only available on unfavorable terms.

We monitor our capital adequacy on a regular basis. The capital requirements of our business depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. Our ability to sell our reinsurance, insurance and other products is largely dependent upon the quality of our claims paying and financial strength ratings as evaluated by independent rating agencies. To the extent that our existing capital is insufficient to support our future operating requirements, we may need to raise additional funds through financings or limit our growth. While we do not currently expect to require additional external capital in the near term due to our strong current capital position, our operations are subject to the ever present potential for significant volatility in capital due to our exposure to potentially significant catastrophic events. Any further equity or debt financing, or capacity needed for letters of credit, if available at all, may be on terms that are unfavorable to us. Our ability to raise such capital successfully would depend upon the facts and circumstances at the time, including our financial position and operating results, market conditions, and applicable legal issues. If we are unable to obtain adequate capital if and when needed, our business, results of operations and financial condition would be adversely affected. In addition, in the future we may be unable to raise new capital for our managed joint ventures and other private alternative investment vehicles, which would reduce our future fee income and market capacity.

The covenants in our debt agreements limit our financial and operational flexibility, which could have an adverse effect on our financial condition.

We have incurred indebtedness, and may incur additional indebtedness in the future. At March 31, 2013, we had an aggregate of $254.3 million of indebtedness outstanding and $501.7 million of outstanding letters of credit. In addition, we have in place committed debt facilities which would permit us to borrow, subject to their respective terms and conditions, up to another $165.0 million . Our indebtedness primarily consists of publicly traded notes and letter of credit and revolving credit facilities.

The agreements covering our indebtedness, particularly our bank loans, contain covenants that limit our ability, among other things, to borrow money, make particular types of investments or other restricted payments, sell assets, merge or consolidate. These agreements also require us to maintain specific financial ratios. If we fail to comply with these covenants or meet these financial ratios, the lenders under our credit facilities could declare a default and demand immediate repayment of all amounts owed to them, cancel their commitments to lend or issue letters of credit, or both, and require us to pledge additional or a different type of collateral.

Regulatory challenges in the U.S. or elsewhere to our Bermuda operations’ claims of exemption from certain insurance regulation could restrict our ability to operate, increase our costs, or otherwise adversely impact us.

Renaissance Reinsurance, DaVinci and Top Layer Re are not licensed or admitted in any jurisdiction except Bermuda. Renaissance Reinsurance, RenaissanceRe Specialty Risks, DaVinci and Top Layer Re each conduct business only from their principal offices in Bermuda and do not maintain an office in the U.S. The insurance and reinsurance regulatory framework continues to be subject to increased scrutiny in many jurisdictions, including the U.S. and Europe. If our Bermuda insurance or reinsurance operations become subject to the insurance laws of any state in the U.S., jurisdictions in the EU, or elsewhere, we could face inquiries or challenges to the future operations of these companies.

Moreover, we could be put at a competitive disadvantage in the future with respect to competitors that are licensed and admitted in U.S. jurisdictions. Among other things, jurisdictions in the U.S. do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless security is posted. Our contracts generally require us to post a letter of credit or provide other security (e.g., through a multi-beneficiary reinsurance trust) after a reinsured reports a claim. In order to post these letters of credit, issuing banks generally require collateral. It is possible that the EU or other countries might adopt a similar regime in the future, or that U.S. rules could be altered in a way that treats Bermuda-based companies disproportionately. Any such development, or if we are unable to post security in the form of letters of credit or trust funds when required, could significantly and negatively affect our operations.

RenaissanceRe Specialty Risks is currently an eligible, non-admitted excess and surplus lines insurer in 49 U.S. states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands, and is subject to certain regulatory and reporting requirements of these jurisdictions. However, RenaissanceRe Specialty Risks is not admitted or licensed in any U.S. jurisdiction; moreover, RenaissanceRe Specialty Risks only conducts business from Bermuda. Accordingly, the scope of RenaissanceRe Specialty Risks’s activities in the U.S. is limited, which could adversely affect its ability to compete. Although surplus lines business is generally less regulated than the admitted market, the regulation of surplus lines insurance may undergo changes in the future. Federal and/or state measures may be introduced and promulgated that could result in increased oversight and regulation of surplus lines insurance. Additionally, some recent and pending cases in Florida and California courts have raised potentially significant questions regarding surplus lines insurance in those states such as whether surplus lines insurers will be subject to policy form content, filing and approval requirements or additional taxes.

Our current or future business strategy could cause one or more of our currently unregulated non-insurance subsidiaries to become subject to some form of regulation. Any failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in fines and other sanctions, any or all of which could adversely affect our financial results and operations.

We could be required to allocate considerable time and resources to comply with any new or additional regulatory requirements, and any such requirements may impact the operations of our insurance and/or non-insurance subsidiaries and ultimately could impact our financial condition as well. In addition, we could be adversely affected if a regulatory authority believed we had failed to comply with applicable law or regulation.

Because we are a holding company, we are dependent on dividends and payments from our subsidiaries.

As a holding company with no direct operations, we rely on investment income, cash dividends and other permitted payments from our subsidiaries to make principal and interest payments on our debt and to pay dividends to our shareholders (including holders of preference shares). The holding company does not have any operations and from time to time may not have significant liquid assets. Bermuda law and various U.S. insurance regulations may limit the ability of our subsidiaries to pay dividends. If our subsidiaries are restricted from paying dividends to us, we may be unable to pay dividends (including on the preference shares) or to repay our indebtedness.

Acquisitions or strategic investments that we have made or may make could turn out to be unsuccessful.

As part of our strategy, we frequently monitor and analyze opportunities to acquire or make a strategic investment in new or other businesses that will not detract from our core Reinsurance operations. The negotiation of potential acquisitions or strategic investments as well as the integration of an acquired business or new personnel could result in a substantial diversion of management resources. Acquisitions could involve numerous additional risks such as potential losses from unanticipated litigation or levels of claims and inability to generate sufficient revenue to offset acquisition costs. Any failure by us to effectively limit such risks or implement our acquisitions or strategic investment strategies could have a material adverse effect on our business, financial condition or results of operations.

We are subject to cybersecurity risks and may incur increasing costs in an effort to minimize those risks.

We depend on the proper functioning and availability of our information technology platform, including communications and data processing systems, in operating our business. These systems include proprietary software programs that are integral to the efficient operation of our business, including our proprietary pricing and exposure management system. We are also required to effect electronic transmissions with third parties including brokers, clients vendors and others with whom we do business, and to facilitate the oversight conducted by our Board of Directors. Security breaches could expose us to a risk of loss or misuse of our information, litigation and potential liability. In addition, cyber incidents that impact the availability, reliability, speed, accuracy or other proper functioning of these systems could have a significant impact on our operations, and potentially on our results. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber attacks. A significant cyber incident, including system failure, security breach, disruption by malware or other damage could interrupt or delay our operations, result in a violation of applicable privacy and other laws, damage our reputation, cause a loss of customers or give rise to monetary fines and other penalties, which could be significant.

Some aspects of our corporate structure may discourage third party takeovers and other transactions or prevent the removal of our current board of directors and management.

Some provisions of our Bye-Laws have the effect of making more difficult or discouraging unsolicited takeover bids from third parties or preventing the removal of our current Board of Directors and management. In particular, our Bye-Laws prohibit transfers of our capital shares if the transfer would result in a person owning or controlling shares that constitute 9.9% or more of any class or series of our shares. In addition, our Bye-Laws reduce the total voting power of any shareholder owning, directly or indirectly, beneficially or otherwise, as described in our Bye-laws, more than 9.9% of our common shares to not more than 9.9% of the total voting power of our capital stock unless otherwise waived at the discretion of the Board. The primary purpose of these provisions is to reduce the likelihood that we will be deemed a “controlled foreign corporation” (“CFC”) within the meaning of the U.S. Internal Revenue Code for U.S. federal tax purposes. However, these provisions may also have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of our shareholders might deem these purchases or acquisition proposals to be in their best interests.

In addition, our Bye-Laws provide for, among other things:

•	a classified Board, whose size is fixed and whose members may be removed by the shareholders only for cause upon a 66 2/3% vote;

•	restrictions on the ability of shareholders to nominate persons to serve as directors, submit resolutions to a shareholder vote and requisition special general meetings;

•	a large number of authorized but unissued shares which may be issued by the Board without further shareholder action; and

•	a 66 2/3% shareholder vote to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws.

These Bye-Law provisions make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors, which we believe would generally best serve the interests of our shareholders. However, these provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current Board of Directors and management. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

In addition, similar provisions apply to RenaissanceRe Syndicate Management Ltd., our Lloyd’s managing agent, whereby the U.K.’s Financial Services Authority regulates the acquisition of control of any Lloyd’s managing agent which is authorized under the Financial Services and Markets Act 2000. Any company or individual that, together with its or his associates, directly or indirectly acquires 10% or more of the shares in a Lloyd’s managing agent or its parent company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such Lloyd’s managing agent or its parent company, would be considered to have acquired control for the purposes of the relevant legislation, as would a person who had significant influence over the management of such Lloyd’s managing agent or its parent company by virtue of his shareholding or voting power in either.

Investors may have difficulties in serving process or enforcing judgments against us in the U.S.

We are a Bermuda company. In addition, certain of our officers and directors reside in countries outside the U.S. All or a substantial portion of our assets and the assets of these officers and directors are or may be located outside the U.S. Investors may have difficulty effecting service of process within the U.S. on our directors and officers who reside outside the U.S. or recovering against us or these directors and officers on judgments of U.S. courts based on civil liabilities provisions of the U.S. federal securities laws whether or not we appoint an agent in the U.S. to receive service of process.

Risks Relating to the Series E Preference Shares

Dividends on the preference shares are non-cumulative.

Dividends on the preference shares are non-cumulative. Consequently, if our Board of Directors does not authorize and declare a dividend for any dividend period, holders of the preference shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accumulate and be payable. We have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our Board of Directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the preference shares.

Unlike the Series E preference shares, if we do not declare a dividend on any cumulative preference shares we have outstanding (such as our 6.08 % Series C Preference Shares or 6.60% Series D Preference Shares), such dividends will accrue for the benefit of the holders of such shares. In the event of our liquidation, dissolution or winding-up, holders of cumulative preference shares will be entitled to receive the aggregate liquidation preference for such shares, plus all accumulated and unpaid dividends, while holders of the Series E preference shares are only entitled to receive the aggregate liquidation preference and any declared but unpaid dividends. Accordingly, if there are substantial arrearages of dividends on the cumulative preference shares, holders of the cumulative preference shares may be entitled to receive a substantially greater amount than the holders of the Series E preference shares would receive. In the event there are not sufficient funds to pay the aggregate liquidation preference on all our outstanding preference shares, together with all accumulated but unpaid dividends on the cumulative preference shares and declared but unpaid dividends on the Series E preference shares, amounts payable would be distributed proportionately, and as such, holders of cumulative preference shares could be entitled to receive a much greater proportional amount.

Our ability to pay dividends may be limited by regulatory law.

Under Bermuda law, we will not be permitted to pay dividends on the preference shares (even if such dividends have been previously declared) if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due; or the realizable value of our assets would thereby be less than our liabilities; or that we are or would after such payment (including in respect of any cash dividends and other payments from our operating subsidiaries to the holding company to pay such dividends on the preference shares) be in breach of the Insurance Act 1978 of Bermuda (the “Insurance Act”), the Insurance (Prudential Standards) Class 4 Solvency Requirement Rules, the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules, including the “Enhanced Capital Requirement” (as defined in the Bermuda capital regulations) contained within such Rules, or the “Group Enhanced Capital Requirement” (as defined in the Bermuda capital regulations) or under such other applicable rules and regulations as may from time to time be issued by the Bermuda Monetary Authority (“BMA”) (or any successor agency or then applicable regulatory authority) pursuant to the terms of the Insurance Act, or any successor legislation.

We may redeem the preference shares under certain circumstances, but we are under no obligation to do so.

The preference shares have no maturity date or mandatory redemption date. We may, at our option, on or after June 1, 2018, redeem the preference shares, in whole or in part, at any time at a redemption price of $25 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption. We may also redeem the preference shares under certain circumstances before June 1, 2018 at a redemption price of $26 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, and without interest. In either event, we would not have to pay interest on any declared and unpaid dividends. In addition, following the occurrence of a “tax event” or within 90 days following the occurrence of a “capital redemption trigger date,” each as described elsewhere in this prospectus supplement, we may redeem the preference shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, and without interest.

We do not need your consent in order to redeem the preference shares and may do so at a time that is advantageous to us. You may not require us to redeem the preference shares under any circumstances. If an active trading market for the preference shares does not develop, you may not be able to easily sell the preference shares and you will not have the option of requiring us to redeem them.

Your investment in the preference shares will be subordinated in right of payment to any of our indebtedness.

The preference shares will rank senior to our common shares and on parity with our 6.08% Series C Preference Shares and our 6.60% Series D Preference Shares but will be subordinated in right of payment to all of our existing and future indebtedness, including our junior subordinated debentures, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. As of March 31, 2013, our consolidated indebtedness was $254.3 million. We may incur additional indebtedness in the future. As a result, in the event of our dissolution, liquidation or winding up, our assets will be available to pay the liquidation preference and any declared and unpaid dividends on the preference shares only after our creditors are paid in full. There may not be sufficient assets remaining to pay amounts due on the preference shares. The preference shares will also be structurally subordinated in right of payment to the liabilities of our subsidiaries, including policyholder obligations, which were reflected in our reserve for claims and claim expenses and unearned premiums totaling $2.41 billion at March 31, 2013.

There is no limitation on our issuance of securities that rank on parity with or senior to the preference shares.

We may issue securities that rank on parity with or senior to the preference shares without limitation. The issuance of securities ranking on a parity with or senior to the preference shares may reduce the amount recoverable by holders of the preference shares in the event of our liquidation, dissolution or winding up.

An active trading market for the preference shares may not develop and may not afford sufficient liquidity to allow timely disposition of the preference shares.

We intend to file an application to list the preference shares on the NYSE under the symbol “RNRPRE.” If the application is approved, trading is expected to commence within a 30-day period after the initial delivery of the preference shares. You should be aware that the listing of the preference shares will not necessarily ensure that an active trading market will be available for the preference shares. A lack of liquidity in the trading of the preference shares may prevent you from selling the preference shares in the amount and at the time you desire. Additionally, an illiquid trading market for the preference shares may result in trading prices that are substantially below the liquidation value of the preference shares.

The after-market price of the preference shares may be discounted significantly if we do not declare or are unable to pay dividends.

If we do not declare or are unable to pay dividends on the preference shares, you may be unable to sell your preference shares at a price that reflects the value of the potential dividends. To the extent a trading market develops for the preference shares, that market may not continue during such a period where we do not pay dividends, and you may be unable to sell your preference shares at those times, either at a price that reflects the value of the potential dividends under the preference shares or at all.

Holders of the preference shares will generally have no voting rights.

Holders of the preference shares have no voting rights with respect to matters that generally require the approval of voting shareholders. The limited voting rights of holders of the preference shares include the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the preferred shares and as required under Bermuda law with respect to an amalgamation of RenaissanceRe, as described under “Description of the Series E Preference Shares — Voting Rights” in this prospectus supplement. In addition, if dividends on the preference shares have not been declared or paid for the equivalent of six full dividend periods, whether or not for consecutive dividend periods, holders of the outstanding preference shares, together with the holders of all other current or future classes or series of shares that are on parity with the preference shares will be entitled to vote together as a single class for the election of two additional directors to our Board of Directors subject to the terms and to the limited extent described under “Description of the Series E Preference Shares — Voting Rights” in this prospectus supplement. The absence of voting rights may decrease the value of the preference shares.

A classification of the preference shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase the preference shares.

The National Association of Insurance Commissioners (“NAIC”) may from time to time, in its discretion, classify securities in U.S. insurers’ portfolios as either debt, preferred equity or common equity instruments. The NAIC’s written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that the preference shares may be classified by NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk based capital (“RBC”) charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of the preference shares as common equity may adversely affect U.S. insurance companies that hold preference shares. In addition, a determination by the NAIC to classify the preference shares as common equity may adversely impact the trading of the preference shares in the secondary market.

The regulatory capital treatment of the preference shares may not be what we anticipate and we may vary the terms of the preference shares or exchange the preference shares for new securities without your consent or approval.

The preference shares are intended to constitute Tier 1 or Tier 2 capital in accordance with the group insurance requirements of the BMA. In order for the preference shares to qualify as Tier 1 or Tier 2 capital, the terms of the preference shares should reflect the criteria contained in the Insurance (Group Supervision) Rules published by the BMA in January 2012, including the group eligible capital rules, scheduled to come into effect on January 1, 2014. No assurance can be made that the BMA will deem that the preference shares constitute Tier 1 or Tier 2 capital under the group supervision rules. We will be entitled to vary the terms of the preference shares to permit them to qualify as Tier 2 capital or exchange the preference shares for new securities that qualify as Tier 2 capital without your consent or approval in the event of a “capital disqualification event,” subject to the limitations, as described in “Description of Series E Preference Shares — Substitution or Variation” in this prospectus supplement. In addition, within 90 days following the occurrence of a capital redemption trigger date, we may redeem the preference shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, and without interest.

USE OF PROCEEDS

We expect the net proceeds from this offering, after deducting the underwriting commissions and estimated expenses payable by us, will be approximately $         ($         if the underwriters’ over-allotment option is exercised in full). We currently anticipate using the net proceeds from this offering to redeem all of the outstanding 6.60% Series D Preference Shares and any additional net proceeds will be used to redeem, in whole or in part, the 6.08% Series C Preference Shares as soon as practicable following completion of this offering.

CAPITALIZATION

The following table sets forth our consolidated capitalization at March 31, 2013 on (1) a historical basis, (2) pro forma as adjusted to give effect to the estimated gross proceeds from this offering and (3) pro forma as adjusted to give effect to the estimated gross proceeds from this offering and the anticipated redemption of all of our outstanding 6.60% Series D Preference Shares and $         in aggregate liquidation preference of the 6.08% Series C Preference Shares. This table should be read in conjunction with our consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which can be found in each of our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, which are incorporated by reference.

	AT MARCH 31, 2013 (IN MILLIONS EXCEPT RATIOS)
	Actual	Pro Forma as Adjusted For Issuance of Series E Preference Shares	Pro Forma as Adjusted For Issuance of Series E Preference Shares and Redemption of 6.08% Series C Preference Shares and 6.60% Series D Preference Shares(3)
RenaissanceRe revolving credit facility(1)	$—
Renaissance Trading credit facility(2)	5.0
5.75% Senior Notes due 2020	250.0
6.08% Series C preference shareholders’ equity(3)	250.0
6.60% Series D preference shareholders’ equity(3)	150.0
Series E preference shareholders’ equity offered hereby(4)	—
Common shareholders’ equity	3,163.1

Total capitalization	$3,818.1
Ratio of debt to total capitalization(5)	6.7%

(1)	RenaissanceRe is party to a $150.0 million revolving credit agreement, none of which was drawn at March 31, 2013. This facility is with a syndicate of commercial banks.

(2)	RenaissanceRe’s consolidated subsidiary, Renaissance Trading, maintains a brokerage facility with a prime broker, which has an associated margin facility of $20.0 million, of which $5.0 million was drawn and remained outstanding at March 31, 2013.

(3)	We intend to redeem all of the outstanding 6.60% Series D Preference Shares and use any additional net proceeds to redeem $ in aggregate liquidation preference of the 6.08% Series C Preference Shares as soon as practicable following completion of this offering.

(4)	Assumes no exercise of the underwriters’ over-allotment option to purchase up to an additional preference shares.

(5)	For purposes of computing the ratio of debt to total capitalization, “debt” consists of the RenaissanceRe revolving credit facility, the Renaissance Trading credit facility and the 5.75% Senior Notes due 2020.

DESCRIPTION OF SERIES E PREFERENCE SHARES

The following description of our Series E Preference Shares includes a summary of certain provisions of our Bye-Laws, as well as our Certificate of Designation, Preferences and Rights, relating to the Series E Preference Shares. For a complete description of the terms and provisions of the Series E Preference Shares, you should refer to the accompanying prospectus, the Bye-Laws and the Certificate of Designation, which are incorporated by reference herein. References herein to the “preference shares” mean the Series E Preference Shares. A copy of the Certificate of Designation will be filed as an exhibit to reports that we file with the SEC. A copy of our Bye-Laws was filed as an exhibit to our Quarterly Report on Form 10-Q filed on August 14, 2002, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Certain Tax Considerations” in this prospectus supplement and in the accompanying prospectus for a summary of certain material U.S. federal and Bermuda tax consequences applicable to the holders of the preference shares.

General

On May     , 2013, the Offerings Committee of the Board of Directors approved the Certificate of Designation setting forth the specific rights, preferences, limitations and other terms of the preference shares.

When issued and paid for as contemplated by this prospectus supplement and the accompanying prospectus, the preference shares will be duly authorized, validly issued and fully paid. The holders of the preference shares will have no preemptive rights with respect to any of our common shares or any other securities convertible into or carrying rights or options to purchase any such shares. The preference shares will not be subject to any sinking fund nor will we have any other obligation to redeem or retire the preference shares. The preference shares will have a perpetual term with no maturity and will remain outstanding unless we redeem them.

Our Board of Directors may from time to time create and issue preference shares of other series without the approval of our shareholders and fix their relative rights, preferences and limitations. At present, we have no issued shares which are senior to or, other than the 6.08% Series C Preference Shares or the 6.60% Series D Preference Shares, in parity with respect to payment of dividends and distribution of assets in liquidation with the preference shares. We intend to redeem all of the outstanding 6.60% Series D Preference Shares and use any additional net proceeds to redeem, in whole or in part, 6.08% Series C Preference Shares as soon as practicable following completion of this offering. The alteration of the rights attached to the preference shares requires the approval of the holders of three-quarters of the preference shares.

Dividend Rights

Dividends on the preference shares are non-cumulative. Consequently, if the Board of Directors does not declare a dividend for any dividend period, holders of the preference shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accumulate and will not be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if the Board of Directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the preference shares.

Holders of the preference shares will be entitled to receive, only when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, non-cumulative cash dividends in an amount per share equal to     % of the liquidation preference per annum (equivalent to $         per share). Such non-cumulative dividends will be payable from the date of original issuance quarterly, only when, as and if declared by the Board of Directors, in arrears on the first day of March, June, September, and December of each year or, if such date is not a business day, on the business day immediately after such date, without accumulation of any undeclared dividends, and without interest. The first dividend, which will be payable on September 1, 2013, will represent the period from and including the original issue date up to and including August 31, 2013. The first dividend payable and any other dividend payable on the preference shares for any other period shorter than a full quarterly period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our Register of Members at the close of business on the applicable record date, which will be one day prior to the dividend payment date as long as all of the preference shares remain in book-entry form. If all of the preference shares are not in book-entry form, the record date will be 15 days prior to the dividend payment date.

No dividends on the preference shares will be declared by the Board of Directors or paid or set apart for payment by us at any time during which the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default. No dividends on the preference shares will be declared or paid or set apart for payment if prohibited by law or regulation. Holders of the preference shares will not be entitled to any dividends in excess of full non-cumulative dividends, when, as and if declared by the Board of Directors, as described above. No interest or sum of money in lieu of interest will be payable on any dividend payment or on any payment on the preference shares which is in arrears.

If there is any change in the law, regulation, or official directive (or in the interpretation of a law, regulation or official directive by any Bermuda governmental authority or court of competent jurisdiction) that adversely affects the rights of the holders of the preference shares, holders can pursue all remedies and actions legally available to them. We are a Bermuda company and are subject to the laws, regulations, official directives and interpretations of the Bermuda government and its relevant political subdivisions and courts of competent jurisdiction. There can be no assurance that the enforcement of such rights would be successful.

If any preference shares are outstanding, no dividends or other distributions may be declared or paid or set apart for payment on any class or series of capital shares ranking on parity with the preference shares, including, but not limited to, our 6.08% Series C Preference Shares and our 6.60% Series D Preference Shares, with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, as further described in the Certificate of Designation (such class or series of capital shares being referred to as the “Parity Shares”) for any period unless either (i) full dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payments) on the preference shares for the latest dividend period terminating on or prior to the dividend payment date on such Parity Shares, or (ii) all dividends declared upon the preference shares and any class or series of Parity Shares are declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as the full amount of dividends payable on the outstanding preference shares for such dividend period and the accrued and unpaid dividends (or the full amount of dividends payable for such dividend period in the case of non-cumulative preference shares) on all such Parity Shares bear to each other.

If any preference shares are outstanding, unless full dividends on the preference shares and any Parity Shares have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for payment) for the latest completed dividend period, no dividends (other than those paid in common shares or other capital shares ranking junior to the preference shares as to dividends and as to the distribution of assets upon any liquidation, dissolution or winding up (together with the common shares, “Fully Junior Shares”)) may be declared or paid or set apart for payment upon, and no other distribution may be declared or paid or set apart for payment upon, the common shares or any other capital shares ranking junior to the preference shares as to dividends or as to the distribution of assets upon any of our liquidation, dissolution or winding up (together with the common shares, the “Junior Shares”), nor will any common shares or any other Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common shares made for purposes of an employee incentive or benefit plan of ours or any subsidiary of ours) for any consideration (or any moneys be paid to or made available for a sinking fund or the redemption of any common shares or any other Junior Shares) by RenaissanceRe (except by conversion into or exchange for Fully Junior Shares).

Certain Restrictions on Payment of Dividends and Redemption or Purchase of Shares

As a holding company with no direct operations, we rely on investment income, cash dividends and other permitted payments from our subsidiaries to pay dividends to our shareholders, including holders of our preference shares. The holding company does not have any operations and from time to time may not have significant liquid assets. Applicable laws and regulations may limit the ability of our subsidiaries to pay dividends. If our subsidiaries are restricted from paying dividends to us, we may be unable to pay dividends on the preference shares.

Under Bermuda law, we may not lawfully declare or pay a dividend if there are reasonable grounds for believing that we are, or would after payment of the dividend be, unable to pay our liabilities as they become due; or that the realizable value of our assets would, after payment of the dividend, be less than the value of our liabilities, or that we are or would after such payment (including in respect of any cash dividends and other payments from our operating subsidiaries to the holding company to pay such dividends) be in breach of the Insurance Act, the Insurance (Prudential Standards) Class 4 Solvency Requirement Rules, the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules, including the Enhanced Capital Requirement contained within such Rules, or the Group Enhanced Capital Requirement or under such other applicable rules and regulations as may from time to time be issued by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act, or any successor legislation. Further information regarding Bermuda regulatory requirements can be found in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference. Under the Insurance Act, an insurer (such as Renaissance Reinsurance and certain of our other operating subsidiaries) shall not declare or pay any dividends (including to the holding company) during any financial year if it would cause the insurer to fail to meet its relevant margins. In addition, dividends by a Class 4 insurer, such as Renaissance Reinsurance, exceeding 25% of total statutory capital and surplus require, at least 7 days prior to the payment of such dividends, the filing of an affidavit signed by two directors and the principal representative of the insurer which states that in the opinion of those signing, declaration of those dividends has not caused the insurer to fail to meet the solvency margin and liquidity requirements of the Insurance Act.

We may not redeem or purchase our preference shares if there are reasonable grounds for believing that we are, or after the purchase would be, unable to pay our liabilities as they become due. The preference shares may not be redeemed or purchased except out of the capital paid up thereon or out of our funds which would otherwise be available for dividend or distribution or out of the proceeds of a new issue of shares made for the purpose of the redemption or purchase. The premium, if any, payable on redemption or purchase must be provided for out of our funds which would otherwise be available for dividend or distribution or out of our share premium account before the preference shares are redeemed or purchased.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the holders of the preference shares will be entitled to receive from our assets legally available for distribution to shareholders $25 per share plus all declared but unpaid dividends to, but excluding, the date fixed for distribution without accumulation of any undeclared dividends, and without interest, before any distribution is made to holders of common shares and any other class or series of Junior Shares.

After payment of the full amount of the liquidating distributions to which they are entitled the holders of the preference shares will have no right or claim to any of our remaining assets. In the event that upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preference shares and the corresponding amounts payable on all classes or series of Parity Shares, then the holders of the preference shares and all such classes or series of Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of the preference shares and all classes or series of Parity Shares (including the 6.08% Series C Preference Shares and the 6.60% Series D

Preference Shares), our remaining assets will be distributed among the holders of common shares or any other classes or series of Junior Shares, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation, amalgamation or merger with or into any other entity, the sale, lease or conveyance of all or substantially all of our shares or property or business or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding up.

Ranking

The preference shares will rank senior to our common shares and on a parity with our 6.08% Series C Preference Shares and our 6.60% Series D Preference Shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, but junior to our existing and future indebtedness, including our junior subordinated debentures. We may issue securities that rank on a parity with or senior to the preference shares without limitation.

Redemption

References to a “redemption” of the preference shares mean a purchase of shares pursuant to Section 42A of the Companies Act 1981 of Bermuda and the terms “redeem” and “redeemable” are to be interpreted accordingly. Section 42A provides, among other things, that if a company agrees to purchase its own shares pursuant to Section 42A (including by way of delivering a notice of redemption as described below) and fails to do so, a court may not order the company to purchase the shares pursuant to Section 42A if doing so would render the company insolvent or cause the breach of any statute, and a court may not in any event award damages for any breach by the company of its agreement to purchase shares. A court may, however, require a company to complete a share purchase under Section 42A to which it has agreed if the purchase would not render the company insolvent.

Under Bermuda law generally, we may not lawfully redeem any preference shares if there are reasonable grounds for believing that we are, or would after such redemption be, unable to pay our liabilities as they become due; or that the realizable value of our assets would, after such redemption, be less than the value of our liabilities, or that we are or would after such redemption be in breach of the Insurance Act 1978, the Insurance (Prudential Standards) Class 4 Solvency Requirement Rules, the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules, including the Enhanced Capital Requirement contained within such Rules, or the Group Enhanced Capital Requirement or under such other applicable rules and regulations as may from time to time be issued by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act, or any successor legislation.

The preference shares are not redeemable prior to June 1, 2018, except as discussed below. On or after such date, we, at our option upon not less than 30 nor more than 60 days’ written notice, may redeem the preference shares in whole at any time or from time to time in part, for cash at a redemption price of $25 per share plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date fixed for redemption. Holders of the preference shares to be redeemed upon surrender of certificates for such shares at the place designated in the notice will be entitled to the redemption price and any declared and unpaid dividends payable upon the redemption following such surrender.

If fewer than all of the outstanding preference shares are to be redeemed, we will determine the number of shares which we will redeem and such shares may be redeemed pro rata from the holders of record in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares), by lot or by any other method determined by us in our sole discretion to be equitable.

Unless full dividends on all preference shares and all Parity Shares shall have been declared and paid (or declared and a sum sufficient for the payment thereof set apart for payment) for the latest completed dividend period, no preference shares or any Parity Shares may be redeemed, purchased or otherwise acquired by RenaissanceRe unless all outstanding preference shares and any Parity Shares are redeemed, provided that we may acquire fewer than all of the outstanding preference shares or Parity Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preference shares and Parity Shares.

At any time prior to June 1, 2018, if we shall have submitted to the holders of our common shares a proposal for an amalgamation or shall have submitted any proposal for any other matter that requires, as a result of a change in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the preference shares at the time outstanding, whether voting as a separate series or together with any other series of preference shares as a single class, we have the option upon not less than 30 nor more than 60 days’ written notice to redeem all of the outstanding preference shares for cash at a redemption price of $26 per share, plus all declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, and without interest.

In addition to the above, the preference shares will be redeemable at our option, in whole or in part, at a redemption price equal to $25 per share, plus all declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, and without interest:

(i) at any time following the occurrence of a “tax event” (as defined below); or

(ii) at any time within 90 days following the occurrence of the date (a “capital redemption trigger date”) on which we have reasonably determined that, as a result of (a) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the preference shares; (b) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the preference shares; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the preference shares, a “capital disqualification event” (as defined below) has occurred; provided that any such redemption in part may only be made if (x) we have reasonably determined that the portion of the preference shares to be redeemed is the subject of the “capital disqualification event” and (y) after giving effect to such redemption, we have reasonably determined that a “capital disqualification event” will not exist with respect to the then-outstanding preference shares and such redemption will not result in the suspension or removal of the preference shares from NYSE listing.

As used in this prospectus supplement, “tax event” means a “change in tax law” that, in our reasonable determination, results in a substantial probability that we or any entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all of our properties and assets would be required to pay any additional amounts (as defined below) with respect to the preference shares.

As used in this prospectus supplement, “change in tax law” means (a) a change in or amendment to laws, regulations or rulings of any relevant taxing jurisdiction (as defined below), (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any relevant taxing jurisdiction is party after the date of this prospectus supplement, or (d) a decision rendered by a court of competent jurisdiction in any relevant taxing jurisdiction, whether or not such decision was rendered with respect to RenaissanceRe, in each case, described in (a)-(d) above occurring after the date of this prospectus supplement. As used in this prospectus supplement, a “relevant taxing jurisdiction” is (x) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (y) any jurisdiction from or through which RenaissanceRe or its dividend disbursing agent are making payments on the preference shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (z) any other jurisdiction in which RenaissanceRe or a successor corporation is organized or generally subject to taxation on a net income basis or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

As used in this prospectus supplement, “capital adequacy regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then applicable capital adequacy regulations).

As used in this prospectus supplement, a “capital disqualification event” has occurred if the preference shares cease to qualify, in whole or in part (including as a result of any transitional or grandfathering provisions), for purposes of determining our solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of RenaissanceRe or any subsidiary thereof, where subdivided into tiers, as either Tier 1 or Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority), which includes our individual and group Enhanced Capital Requirements under the BMA’s capital regulations, except as a result of any applicable limitation on the amount of such capital. For the avoidance of doubt, a “capital disqualification event” shall not be deemed to have occurred so long as the preference shares qualify as either Tier 1 or Tier 2 capital securities as described above.

Prior to delivering notice of redemption as provided below, we will file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act 1981 of Bermuda relating to the preference shares, and stating that the redemption will not render us insolvent or cause us to breach any provision of applicable Bermuda law or regulation. We will mail a copy of this certificate with the notice of any redemption.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of the preference shares to be redeemed at the address shown in our Register of Members; provided that, if the preference shares are held in book-entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC. Each notice will state, as appropriate: (i) the redemption date; (ii) the number of preference shares to be redeemed; (iii) the redemption price; and (iv) the place or places where certificates for the preference shares are to be surrendered for payment of the redemption price. If fewer than all preference shares are to be redeemed, the notice mailed to each such holder thereof will also specify the number of preference shares to be redeemed from such holder. If notice of redemption of any preference shares has been given and if we have set apart the funds necessary for such redemption in trust for the benefit of the holders of the preference shares so called for redemption, then from and after the redemption date dividends will cease to accumulate on the preference shares being redeemed, the preference shares will no longer be deemed to be outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

The holders of the preference shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to such preference shares on the corresponding dividend payment date notwithstanding the redemption thereof between the dividend record date and the corresponding dividend payment date or a default in the payment of the dividend due. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the preference shares which have been called for redemption.

Additional Amounts

We will make all payments on the preference shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of any relevant taxing jurisdiction or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any relevant taxing jurisdiction). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the preference shares such additional amounts (the “additional amounts”) as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in the Certificate of Designation to be then due and payable. We will not be required to pay any additional amounts for or on account of:

(a) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder (i) was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such preference shares or (ii) presented, where presentation is required, such preference shares for payment more than 30 days after the relevant date (as defined below), except to the extent that the holder would have been entitled to such additional amounts if it had presented such preference shares for payment on any day within that 30-day period. The “relevant date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys has been so received and is available for payment to holders, and notice to that effect shall have been duly given to the holders of the preference shares;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;

(c) any tax, fee, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the preference shares;

(d) any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such preference shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, citizenship, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(e) any withholding or deduction required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000 and 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such European Union Directive;

(f) any taxes, duties, assessments or governmental charges required to be withheld or deducted under sections 1471 through 1474 of the U.S. Internal Revenue Code (or any Treasury Regulations or other administrative guidance thereunder);

or

(g) any combination of items (a), (b), (c), (d), (e), and (f).

In addition, we will not pay additional amounts with respect to any payment on any such preference shares to any holder who is a fiduciary, partnership, limited liability company or other pass-through entity or a person other than the sole beneficial owner of such preference shares if such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the preference shares.

The requirement to pay additional amounts shall apply to any successor corporation. If there is a substantial probability that we or any successor corporation would be required to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the preference shares. See “— Redemption” above.

Substitution or Variation

In lieu of redemption, at any time following a “tax event” or at any time following a “capital disqualification event”, we may, without the consent of any holders of the preference shares, vary the terms of the preference shares such that they remain securities, or exchange the preference shares with new securities, which (i) in the case of a “tax event,” would eliminate the substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the preference shares as a result of a change in tax law, and (ii) in the case of a “capital disqualification event,” for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of RenaissanceRe or any subsidiary thereof, where subdivided into tiers, qualify as Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority), which includes our individual and group Enhanced Capital Requirements. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders generally than the terms of the preference shares prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, any payment of dividends on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by RenaissanceRe) or currency of, the preference shares, reduce the liquidation preference thereof, or dividends payable, lower the ranking of the securities, reduce the voting threshold for the issuance of senior stock or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the Certificate of Designation), but unpaid with respect to such holder’s securities.

Prior to any variation or exchange, we will be required to receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners of the preference shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such variation or exchange and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred.

Any variation or exchange of the preference shares described above will be made after notice is given to the holders of the preference shares not less than 30 nor more than 60 days prior to the date fixed for variation or exchange, as applicable.

Voting Rights

Generally, the preference shares have no voting rights. Whenever dividends payable on the preference shares or any Voting Preferred Shares (as defined below) are in arrears (whether or not such dividends have been earned or declared) in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), the holders of the outstanding preference shares, together with the holders of Voting Preferred Shares, voting as a single class regardless of class or series, will have the right to elect two directors to the Board of Directors. We will use our best efforts to obtain the election or appointment of these two directors, including, if necessary, by using our best efforts to increase the number of directors constituting the Board of Directors and, if necessary, to amend our Bye-Laws. Whenever all arrearages in dividends on the preference shares and the Voting Preferred Shares have been paid and dividends for the current quarterly dividend period are paid or declared and set apart for payment, then the right of holders of the preference shares and Voting Preferred Shares to be represented by directors will cease (but subject always to the same provision for the vesting of such rights in the case of any future arrearages in an amount equivalent to dividends for six full dividend periods), and the terms of office of the additional directors elected or appointed to the Board of Directors will terminate. “Voting Preferred Shares” are Parity Shares of any class or series, whether existing currently or issued subsequently to the date hereof.

Except as set forth above under “— Substitution or Variation,” without the written consent of the holders of at least 75% of the preference shares at the time outstanding or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the preference shares at which a quorum is present, we may not take any action which would vary the rights attached to the preference shares. The holders of the preference shares will have a right to vote on any amalgamation as provided in Section 106(3) of the Companies Act 1981 of Bermuda and to vote separately as a class as provided in Section 106(4) of the Companies Act 1981 of Bermuda if the amalgamation contains a provision which would constitute a variation of the rights attaching to the preference shares. Notwithstanding the foregoing, holders of the preference shares are not entitled to vote on any sale of all or substantially all of our assets, and the issuance of any capital stock that is senior to or in parity with the preference shares with respect to payment of dividends and distribution of assets in liquidation will not be deemed a variation of the rights of the preference shares.

Conversion

The preference shares are not convertible or exchangeable for any of our other securities.

Limitations on Transfer and Ownership

The Bye-Laws provide that, subject to waiver by the Board of Directors, no person may own or control, or exercise voting rights with respect to, more than 9.9% of the voting rights attached to all of our issued and outstanding shares. The Board of Directors may in its sole discretion make any determination as to whether ownership or control will be deemed to be in excess of 9.9%, and pursuant to such determination, we may decline to register any transfer of our shares resulting in such ownership or control. In the event we become aware of such ownership, we may reduce the voting rights with respect to any of our shares (including any preference shares) owned or controlled by such person to the extent necessary to limit the voting power held by such person to 9.9% in the aggregate. The voting rights with respect to all such shares held by such person in excess of the 9.9% limitation will be allocated to all other holders of common shares, pro rata based on the number of the common shares held by all such other holders, subject only to the further limitation that no shareholder allocated such voting rights may exceed the 9.9% limitation as a result of such allocation. For these purposes, references to ownership or control of our shares mean ownership within the meaning of Section 958 of the U.S. Internal Revenue Code, as amended, and Section 13(d)(3) of the Exchange Act.

MARKET FOR THE PREFERENCE SHARES

There is no established public market for the Series E Preference Shares offered hereby. We intend to have the preference shares listed for quotation on the NYSE. An active or any trading market may not develop or be maintained. In addition to factors related to us and the preference shares, the market price of the preference shares will be determined by such factors as relative demand for and supply of the preference shares in the market, general market and economic conditions and other factors beyond our control. We cannot predict at what price the preference shares will trade, and the price may be less than its liquidation value at any point in time.

BOOK-ENTRY; DELIVERY AND FORM

The preference shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the preference shares except in limited circumstances. The global securities will be issued to DTC, the depository for the preference shares, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the preference shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Neither we nor the underwriters take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its direct participants and by the NYSE, the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.

When you purchase preference shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the preference shares on DTC’s records. Since you actually own the preference shares, you are the beneficial owner and your ownership interest will only be recorded in the direct (or indirect) participants’ records. DTC has no knowledge of your individual ownership of the preference shares. DTC’s records only show the identity of the direct participants and the amount of the preference shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.

We will wire dividend payments to DTC’s nominee and we will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.

Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial owner.

It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amounts, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the preference shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

Preference shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the preference shares to be represented by global securities.

If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the preference shares at its corporate office.

CERTAIN TAX CONSIDERATIONS

The following statements under “Taxation of RenaissanceRe Holdings Ltd., Renaissance Reinsurance, Top Layer Re, DaVinci and RenaissanceRe Specialty Risks — Bermuda” and “Taxation of Shareholders — Bermuda Taxation”, to the extent they constitute statements of Bermuda law, are the opinion of Conyers Dill & Pearman Limited, Hamilton, Bermuda. The following statements of U.S. federal tax law under “Taxation of RenaissanceRe Holdings Ltd., Renaissance Reinsurance, Top Layer Re, DaVinci and RenaissanceRe Specialty Risks — United States” and “Taxation of Shareholders — United States Taxation of U.S. Shareholders”, to the extent they constitute statements of U.S. federal tax law, are the opinion of Willkie Farr & Gallagher LLP, New York, New York. The opinions of these firms do not address, and do not include, opinions as to whether RenaissanceRe or any of its subsidiaries has a permanent establishment in the U.S., any factual or accounting matters, determinations or conclusions such as to whether RenaissanceRe or any of its subsidiaries are engaged in a U.S. trade or business, Related Person Insurance Income (“RPII”) amounts and computations and components thereof (for example, amounts or computations of income or expense items or reserves entering into RPII computations) or facts relating to RenaissanceRe’s business or activities, and the business or activities of Renaissance Reinsurance, Top Layer Re, DaVinci, RenaissanceRe Specialty Risks and the other subsidiaries of RenaissanceRe, all of which are matters and information determined and provided by RenaissanceRe. The following discussion is based upon current law and describes the material U.S. federal and Bermuda tax consequences at the date of this prospectus. The tax treatment of a holder of preference shares, or a person treated as a holder of preference shares for U.S. federal income, state, local or non-U.S. tax purposes may vary depending on the holder’s particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of preference shares. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF OWNING PREFERENCE SHARES.

Taxation of RenaissanceRe Holdings Ltd., Renaissance Reinsurance, Top Layer Re,

Davinci and RenaissanceRe Specialty Risks

Bermuda

RenaissanceRe, Renaissance Reinsurance, Top Layer Re, DaVinci and RenaissanceRe Specialty Risks have each received from the Minister of Finance of Bermuda a written assurance under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, to the effect that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to RenaissanceRe, Renaissance Reinsurance, Top Layer Re, DaVinci or RenaissanceRe Specialty Risks or to any of their operations or their shares, debentures or other obligations until March 2035. Such companies could be subject to taxes in Bermuda after that date. These assurances are routinely given to Bermuda exempted companies upon application and do not constitute a determination or ruling based on the particular circumstances of an exempted company. These assurances are subject to the proviso that they are not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to Renaissance Reinsurance, Top Layer Re, DaVinci or RenaissanceRe Specialty Risks. RenaissanceRe, Renaissance Reinsurance, Top Layer Re, DaVinci and RenaissanceRe Specialty Risks are required to pay certain annual Bermuda government fees. Additionally, Renaissance Reinsurance, Top Layer Re, DaVinci and RenaissanceRe Specialty Risks are required to pay certain annual insurance license fees as an insurer under the Insurance Act. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government. Currently there is no Bermuda tax on dividends that may be paid by Renaissance Reinsurance, Top Layer Re, DaVinci or RenaissanceRe Specialty Risks to RenaissanceRe.

United States

RenaissanceRe believes that, to date, it, its Bermuda insurance subsidiaries (including Renaissance Reinsurance, Top Layer Re, DaVinci, and RenaissanceRe Specialty Risks) and its Bermuda non-insurance subsidiaries have operated and, in the future, will continue to operate their respective businesses in a manner that will not cause any of them to be treated as being engaged in a U.S. trade or business. On this basis, RenaissanceRe does not expect, nor does it expect its Bermuda insurance subsidiaries or Bermuda non-insurance subsidiaries to be required to pay U.S. corporate income tax. However, as the question of whether a corporation is engaged in a U.S. trade or business is inherently factual and there are no definitive standards provided by the U.S. Internal Revenue Code, existing or proposed regulations thereunder or judicial precedent, counsel has not rendered a legal opinion on this issue. There can be no assurance that the IRS could not successfully contend that some or all of RenaissanceRe, its Bermuda insurance subsidiaries or Bermuda non-insurance subsidiaries are engaged in such a trade or business.

If the IRS successfully establishes that some or all of RenaissanceRe, its Bermuda insurance subsidiaries or Bermuda non-insurance subsidiaries are engaged in a U.S. trade or business, in the opinion of counsel, the entities treated as engaged in business, unless exempted from tax by the income tax treaty between the U.S. and Bermuda, discussed below, would be subject to U.S. corporate income tax on that portion of their respective net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax. The U.S. corporate income tax is currently imposed at the rate of 35% on net corporate profits and the U.S. corporate branch profits tax is imposed at the rate of 30% on a corporation’s after-tax profits deemed distributed as a dividend.

Even though RenaissanceRe has taken and intends to continue to take the position that RenaissanceRe, its Bermuda insurance subsidiaries and its Bermuda non-insurance subsidiaries are not engaged in U.S. trades or businesses, RenaissanceRe, its Bermuda insurance subsidiaries and its Bermuda non-insurance subsidiaries have filed and intend to continue to file U.S. federal income tax returns to avoid having all deductions disallowed in the event that any of them were held to be engaged in a U.S. trade or business. In addition, in the opinion of counsel, filing U.S. tax returns will allow the Bermuda insurance subsidiaries to claim benefits under the income tax treaty without penalty.

Even if the IRS were to contend successfully that one or more of the Bermuda insurance subsidiaries was engaged in a U.S. trade or business, in the opinion of counsel, assuming satisfaction of the 50% beneficial ownership and disproportionate distribution tests described below, the U.S.-Bermuda income tax treaty would preclude the U.S. from taxing the Bermuda insurance subsidiaries on their net premium income, except to the extent attributable to a permanent establishment maintained by a Bermuda insurance subsidiary in the U.S. Although RenaissanceRe believes that none of the Bermuda insurance subsidiaries has a permanent establishment in the U.S., RenaissanceRe cannot assure you that the IRS will not successfully contend that one or more of them has such a permanent establishment and therefore is subject to taxation. Further, as the question of whether a Bermuda insurance subsidiary has a permanent establishment is inherently factual, counsel has not rendered a legal opinion on this issue. In addition, in the opinion of counsel, benefits of the income tax treaty are only available to a Bermuda insurance subsidiary if more than 50% of its shares are beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Although RenaissanceRe believes that each of the Bermuda insurance subsidiaries meets, and RenaissanceRe will attempt to monitor compliance with, this beneficial ownership test, there can be no assurance that the beneficial ownership test will continue to be satisfied or that RenaissanceRe will be able to establish its satisfaction to the IRS particularly with respect to those Bermuda insurance subsidiaries owned in part by third parties. Furthermore, in the opinion of counsel, income tax treaty benefits will also not be available to a Bermuda insurance subsidiary if the income of such subsidiary is used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities to, persons who are neither residents of the U.S. or Bermuda nor U.S. citizens. RenaissanceRe believes that each Bermuda insurance subsidiary should meet this requirement, but there can be no assurance that this will be so in the future. Finally, it should be noted that although the income tax treaty (assuming the limitations previously discussed do not apply) clearly applies to premium income, it is uncertain whether the income tax treaty applies to other income such as investment income, and due to the legal uncertainty concerning this aspect of the treaty, counsel has not rendered a legal opinion on whether the treaty applies to such other income.

If any of the Bermuda insurance subsidiaries were considered to be engaged in a U.S. trade or business and were held not to be entitled to the benefits of the permanent establishment clause of the income tax treaty or if RenaissanceRe or any of the Bermuda non-insurance subsidiaries were considered to be engaged in a U.S. trade or business, and, thus, subject to U.S. income taxation, RenaissanceRe’s results of operations and cash flows could be materially adversely affected.

U.S. Internal Revenue Code Section 842 requires that foreign insurance companies carrying on an insurance business within the U.S. have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by the entity carrying on the insurance business. If any of the Bermuda insurance subsidiaries is considered to be engaged in the conduct of an insurance business in the U.S. and such company (i) is not entitled to the benefits of the income tax treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above) or (ii) is entitled to the benefits of the income tax treaty in general, but the income tax treaty is interpreted not to apply to investment income, then Section 842 could subject a significant portion of the investment income of such company to U.S. income tax.

The U.S. also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the U.S. Insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located outside the U.S. should not be subject to this excise tax. The rate of tax currently applicable to reinsurance premiums paid to foreign reinsurers such as Renaissance Reinsurance, with respect to risks located in the U.S., is 1% of gross premiums. Congress has in the past, however, considered legislation that would increase the excise tax rate on reinsurance premiums paid to foreign reinsurers to 4%. Although no such legislation has to date been enacted, proposals have been considered from time to time, and it is uncertain whether, or in what form, such legislation may ultimately be enacted. The rate of tax currently applicable to insurance premiums paid to foreign insurers such as RenaissanceRe Specialty Risks with respect to risks located in the U.S. is 4% of gross premiums. In 2008, the IRS released a revenue ruling (Rev. Rul. 2008-15), in which it publicly adopted the position that the federal excise tax imposed on insurance or reinsurance premiums paid to certain non-U.S. taxpayers applies to reinsurance contracts between foreign insurance companies, where the underlying risks are located in the U.S.

Certain direct and indirect subsidiaries of RenaissanceRe are organized under the laws of the U.S. and are fully subject to federal, state and local tax. To date, we have not realized taxable income in excess of net operating loss carryforwards in connection with our U.S. operations. We plan to grow our U.S. operations and in the future our U.S. group may incur significant U.S. tax liability.

Taxation of Shareholders

Bermuda Taxation

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

United States Taxation of U.S. Shareholders

Classification of Renaissance Reinsurance, DaVinci and RenaissanceRe Specialty Risks as non-CFCs. Each 10% U.S. shareholder (as defined below) of a non-U.S. corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC, directly or indirectly through non-U.S. entities, on the last day of the CFC’s taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. A non-U.S. corporation is considered a CFC if 10% U.S. shareholders own (directly, indirectly through non-U.S. entities or constructively) more than 50% of the total combined voting power of all classes of stock of such non-U.S. corporation or more than 50% of the total value of all stock of such corporation. For purposes of taking into account insurance income, which is a category of subpart F income, a CFC also includes a non-U.S. company that earns insurance income in which more than 25% of the total combined voting power of all classes of stock or more than 25% of the total value of all stock is owned by 10% U.S. Shareholders on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. A “10% U.S. shareholder” is a U.S. person who owns (directly, indirectly through non-U.S. entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the non-U.S. corporation.

Although Renaissance Reinsurance and RenaissanceRe Specialty Risks have been classified as CFCs in prior years, RenaissanceRe believes that Renaissance Reinsurance and RenaissanceRe Specialty Risks no longer meet the requirements for such classification and that RenaissanceRe and DaVinci were not CFCs in prior years. Top Layer Re has been and is considered a CFC. RenaissanceRe’s Bye-Laws contain certain “Excess Share” provisions, which are designed to prevent any person (other than certain of its founding institutional shareholders) from becoming a 10% U.S. shareholder (which status could require current income inclusions by U.S. persons, if RenaissanceRe or any of its non-U.S. subsidiaries were characterized as CFCs) and, accordingly, reduce the likelihood that any of RenaissanceRe or its non-U.S. subsidiaries (other than Top Layer Re) may be deemed to be a CFC in the future. However, there can be no assurance that such provisions will operate as intended.

Each prospective investor should consult its own tax advisor to determine whether its ownership interest in RenaissanceRe would cause it to become a 10% U.S. shareholder of RenaissanceRe, Renaissance Reinsurance, Top Layer Re, DaVinci and/or RenaissanceRe Specialty Risks or of any subsidiary that may be created (directly or indirectly) by RenaissanceRe and to determine the impact of such a classification on such investor.

RPII Rules. Certain special subpart F provisions of the U.S. Internal Revenue Code will apply to persons who, through their ownership of RenaissanceRe’s preference shares, are indirect shareholders of any of the non-U.S. insurance subsidiaries if both (A) 25% or more of the value or voting power of the shares of any such subsidiary is owned or deemed owned (directly or indirectly through foreign entities or constructively) by U.S. persons, as is expected to be the case after this offering; and (B)(i) 20% or more of either the voting power or the value of the shares of any such subsidiary is owned directly or indirectly by persons who are insured or reinsured by any such subsidiary or by persons related to such insured or reinsured persons; and (ii) such subsidiary has RPII, determined on a gross basis, equal to 20% or more of its gross insurance income. RPII is income (investment income and premium income) from the direct or indirect insurance or reinsurance of (i) the risk of any U.S. person who owns shares of any of the non-U.S. insurance subsidiaries (directly or indirectly through foreign entities) or (ii) the risk of a person related to such a U.S. person.

A non-U.S. insurance subsidiary may be considered to indirectly reinsure the risk of a holder of shares that is a U.S. person, and thus generate RPII, if an unrelated company that insured such risk in the first instance reinsures the risk with such subsidiary.

RenaissanceRe does not expect any of the non-U.S. insurance subsidiaries to knowingly enter into reinsurance or insurance arrangements where the ultimate risk insured is that of a holder of shares that is a

U.S. person or person related to such U.S. person. However, there can be no assurance that the IRS will not require a holder of shares that is a U.S. person or person related to such U.S. person to demonstrate that a non-U.S. insurance subsidiary has not indirectly (albeit unknowingly) reinsured risks of such a shareholder. If the IRS requires a shareholder that is a U.S. person or person related to such U.S. person to demonstrate that the risks reinsured by a non-U.S. insurance subsidiary were not risks of related parties, even if RenaissanceRe cooperates in providing information regarding its shareholders and the insurance and reinsurance arrangements of the non-U.S. insurance subsidiaries, RenaissanceRe may not be in a position to identify the names of many of its shareholders or the names of the persons whose risks it indirectly reinsures. Therefore, each prospective investor should consult with his own tax advisor to evaluate the risk that the IRS would take this position and the tax consequences that might arise.

Notwithstanding the foregoing discussion, it currently is anticipated (although not assured) that less than 20% of the gross insurance income of the non-U.S. insurance subsidiaries for any taxable year in the foreseeable future will constitute RPII. However, there can be no assurance that the IRS will not assert that 20% or more of the income of one or more of the non-U.S. insurance subsidiaries constitutes RPII or that a taxpayer will be able to meet its burden of proving otherwise. If 20% or more of the gross insurance income of one or more of the non-U.S. insurance subsidiaries for any taxable year constitutes RPII and 20% or more of the voting power or value of the stock of such subsidiaries is held, directly or indirectly, by insureds or reinsureds or by persons related thereto, each direct and indirect U.S. holder of RenaissanceRe’s preference shares (directly or indirectly through non-U.S. entities) on the last day of the taxable year (a “U.S. Holder”) will be taxable currently on its allocable share of the RPII of such subsidiaries. In that case, RPII will be taxable to each U.S. person that holds RenaissanceRe’s preference shares regardless of whether such holder is a 10% U.S. shareholder and regardless of whether such holder is an insured or related to an insured. For this purpose, all of the RPII of such subsidiaries would be allocated solely to U.S. Holders, but not in excess of a U.S. Holder’s ratable share, based on the extent of its interest in RenaissanceRe, of the total income of such subsidiaries and limited by the relevant subsidiary’s current year earnings and profits.

In 2007, legislation was introduced in the U.S. Senate that would eliminate the exception currently available where 20% of the gross insurance income of the insurer constitutes RPII. If such legislation were enacted in the form proposed, it could be difficult or impossible for RenaissanceRe to establish that is has absolutely no RPII, and shareholders (particularly tax-exempt shareholders) might be required to include some RPII in income.

RPII that is taxed to a U.S. Holder will increase such U.S. Holder’s tax basis in the shares to which it is allocable. Dividends distributed by the non-U.S. insurance subsidiaries to RenaissanceRe and by RenaissanceRe to U.S. persons will, under such regulations, be deemed to come first out of taxed RPII and to that extent will not constitute income to the holder. This will be the result whether the dividend is distributed in the same year in which the RPII is taxed or a later year. The untaxed dividend will decrease the holder’s tax basis in such holder’s preference shares as well.

Computation of RPII. For any year that RenaissanceRe determines that the gross RPII of one or more of the non-U.S. insurance subsidiaries is 20% or more of its gross insurance income for the year and 20% or more of the voting power or value of the shares of such subsidiary is held directly or indirectly by insureds or reinsureds or persons related thereto, RenaissanceRe may also seek information from its shareholders as to whether beneficial owners of its shares at the end of the year are U.S. persons, so that RPII may be apportioned among such persons. To the extent RenaissanceRe is unable to determine whether a beneficial owner of shares is a U.S. person, RenaissanceRe may assume that such owner is not a U.S. person for purposes of apportioning RPII, thereby increasing the per share RPII amount for all known direct or indirect U.S. Holders of its preference shares.

Uncertainty as to Application of RPII. The RPII provisions have never been interpreted by the courts or the Treasury Department in final regulations, and regulations interpreting the RPII provisions of the U.S. Internal Revenue Code exist only in proposed form. Accordingly, the meaning of the RPII provisions and the application thereof to our non-U.S. insurance subsidiaries is uncertain. Any prospective investor considering an investment in our shares should consult his tax advisor as to the effects of these uncertainties.

Information Reporting. Under certain circumstances, U.S. persons owning stock in a non-U.S. corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (i) a person that holds shares in a RPII CFC (directly or indirectly through non-U.S. entities), (ii) a 10% U.S. shareholder of a non-U.S. corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the non-U.S. corporation, and who owned the stock on the last day of that year and (iii) under certain circumstances, a U.S. person who acquires stock in a non-U.S. corporation and as a result thereof owns 10% or more of the voting power or value of such non-U.S. corporation, whether or not such non-U.S. corporation is a CFC. RenaissanceRe will provide to all U.S. persons registered as shareholders of its shares the relevant information necessary to complete Form 5471 in the event RenaissanceRe determines this is necessary. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the U.S. Internal Revenue Code.

Disposition of Preference Shares by U.S. Persons Generally. U.S. persons will, upon the sale or exchange of preference shares for cash consideration (except as discussed under “Redemption of Preference Shares” below), recognize gain or loss for federal income tax purposes equal to the excess of the amount realized upon such sale or exchange over such person’s U.S. federal income tax basis for the shares disposed. Such gain or loss will be capital gain or loss if the shares are held as a capital asset. Different rules would apply under Section 1248 of the U.S. Internal Revenue Code if RenaissanceRe were classified as a CFC.

Section 1248 of the U.S. Internal Revenue Code provides that if a U.S. person sells or exchanges stock in a non-U.S. corporation and such person owned, directly, indirectly through certain non-U.S. entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments).

Section 953(c)(7) of the U.S. Internal Revenue Code provides that Section 1248 also will apply to the sale or exchange by a U.S. shareholder of shares in a foreign corporation characterized as a CFC under the RPII rules if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the U.S. shareholder is a 10% U.S. shareholder or whether the corporation qualifies for either the RPII 20% ownership exception or the RPII 20% gross income exception. Although existing Treasury Department regulations do not address the question, proposed Treasury Regulations issued in April 1991 create some ambiguity as to whether Section 1248 and the associated requirement to file Form 5471 would apply when the foreign corporation (such as RenaissanceRe) has a foreign insurance subsidiary that is a CFC for RPII purposes and that would be taxed as an insurance company if it were a domestic corporation. In the opinion of counsel, Section 1248 and the requirement to file Form 5471 will not apply to a less than 10% U.S. shareholder because RenaissanceRe is not directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the regulations in this manner or that the Treasury Department will not amend the regulations to provide that Section 1248 and the requirement to file Form 5471 will apply to dispositions of RenaissanceRe’s preference shares.

If the IRS or U.S. Treasury Department were to make Section 1248 and the Form 5471 filing requirement applicable to the sale of RenaissanceRe’s preference shares, RenaissanceRe would notify shareholders that Section 1248 of the U.S. Internal Revenue Code and the requirement to file Form 5471 will apply to dispositions of RenaissanceRe’s preference shares. Thereafter, RenaissanceRe will send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Section 1248 and the requirement to file Form 5471 apply to dispositions of RenaissanceRe’s preference shares by U.S. shareholders. RenaissanceRe will attach to this notice a copy of Form 5471 completed with all of its information and instructions for completing the shareholder information.

Medicare Contribution Tax. For taxable years beginning after December 31, 2012, a U.S. person that is an individual, estate or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” (or “undistributed net investment income” in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of an individual will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. person’s net investment income will generally include its dividend income and its net gains from the disposition of shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Redemption of Preference Shares. A redemption of preference shares will be treated under Section 302 of the U.S. Internal Revenue Code as a dividend if RenaissanceRe has sufficient earnings and profits, unless the redemption satisfies the test set forth in Section 302(b) enabling the redemption to be treated as a sale or exchange (in which case the discussion set forth above in “Disposition of Preference Shares by U.S. Persons Generally” would be applicable), subject to the discussion herein relating to the potential application of the “RPII” and “passive foreign investment company” rules. The redemption will satisfy this test only if it (1) is “substantially disproportionate,” (2) constitutes a “complete termination of the holder’s stock interest” in RenaissanceRe or (3) is “not essentially equivalent to a dividend,” each within the meaning of Section 302(b). In determining whether any of these tests are met, shares considered to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in the U.S. Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the U.S. Internal Revenue Code is satisfied with respect to a particular holder of preference shares will depend on the facts and circumstances as of the time the determination is made, U.S. shareholders are advised to consult their own tax advisors to determine their tax treatment in light of their own particular investment circumstances.

Passive Foreign Investment Companies. Sections 1291 through 1297 of the U.S. Internal Revenue Code contain special rules applicable with respect to foreign corporations that are “passive foreign investment companies” (“PFICs”). A foreign corporation will be a PFIC if 75% or more of its income constitutes passive income or 50% or more of its assets produce, or are held for the production of, passive income. If RenaissanceRe were to be characterized as a PFIC, U.S. holders of preference shares could be subject to a penalty tax at the time of their sale of (or receipt of an “excess distribution” with respect to) its shares. In general, a U.S. holder of preference shares receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the preference shares during the three preceding taxable years (or the taxpayer’s holding period if it is less than three years). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the taxpayer’s holding period but not paid, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the preference shares was received in equal portions at the highest applicable rate as ordinary income throughout the U.S. taxpayer’s holding period. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. A U.S. shareholder that is a shareholder of a PFIC may also be subject to additional information reporting covenants.

The U.S. Internal Revenue Code contains an express exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business” from the definition of passive income. This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. In RenaissanceRe’s view, RenaissanceRe and the non-U.S. insurance subsidiaries, taken together, are predominantly engaged in an insurance business and do not have financial reserves in excess of the reasonable needs of their respective insurance business. The U.S. Internal Revenue Code contains a look-through rule which states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns (directly or indirectly) at least 25% of the stock. Under the look-through rule, RenaissanceRe would be deemed to own the assets and to have received the income of the non-U.S. insurance subsidiaries as well as its other 25% owned direct and indirect subsidiaries directly for purposes of determining whether RenaissanceRe is a PFIC, and, consequently, we believe that RenaissanceRe should not be treated as a PFIC. It is possible, however, that the IRS might challenge our conclusion and a court might sustain such challenge, or that future unanticipated changes in our operations or changes in law or regulations might cause us to be classified as a PFIC.

Taxation of Distributions. Subject to the discussions above relating to the potential application of the CFC, RPII and PFIC rules, cash distributions made with respect to the preference shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of RenaissanceRe (as computed using U.S. tax principles). To the extent such distributions exceed RenaissanceRe s’ earnings and profits, they will be treated first as a return of the shareholder’s basis in their shares to the extent thereof, and then as gain from the sale of a capital asset (assuming the shares are held as capital assets).

Other. Dividends paid by RenaissanceRe to U.S. corporate shareholders will not be eligible for the dividends received deduction provided by Section 243 of the U.S. Internal Revenue Code.

“Qualified Dividend Income” received by individuals who are U.S. citizens or residents from domestic corporations or “qualified foreign corporations” is subject to tax at long-term capital gain rates (up to a maximum of 20%, in addition to the Medicare contribution tax discussed above). A “qualified foreign corporation” is a foreign corporation that is either incorporated in a possession of the U.S. or is eligible for the benefits of a tax treaty that the U.S. Treasury Department considers a “comprehensive income tax treaty.” The U.S. Treasury Department has determined that the Bermuda Treaty is not a comprehensive income tax treaty.

A foreign corporation not otherwise treated as a qualified foreign corporation will be treated as such with respect to any dividend paid on stock that is readily tradable on an established securities market in the U.S. However, the term “qualified foreign corporation” does not include a corporation treated as a PFIC (described above). Special rules apply to “extraordinary” dividends, dividends on stock held for less than 60 days, and dividends received from certain corporations or which are taxed under other U.S. Internal Revenue Code provisions. No regulations have been issued by the U.S. Treasury Department as of the date of this prospectus.

In any event, the rate reduction will not apply to dividends received to the extent a holder elects to treat the dividends as “investment income” which may be offset by investment expense. Furthermore, the rate reduction will apply only to dividends that are paid to a holder with respect to stock meeting certain holding period requirements and where the holder is not obligated to make related payments with respect to positions in substantially similar or related property.

We believe that dividends paid on preference shares will qualify as “qualified dividend income” if, as is intended, we successfully list the preference shares on the NYSE. We can give no assurance that the preference shares will be so listed. Prospective investors are advised to consult their own tax advisors with respect to the application of these rules. In June 2005, legislation was introduced in the U.S. Senate which, if enacted in its present form, would preclude our dividends from qualifying for such reduced tax rate prospectively from the date of enactment. This legislation was referred to the Senate Finance Committee, and no further action has been taken with respect to it. In March 2007, similar legislation was introduced in the House of Representatives and was referred to the House Committee on Ways and Means. If this legislation were to be proposed again and enacted, dividends paid on our common and preference shares after the date of enactment would not qualify for the reduced tax rate, even if our common and preference shares are considered to be readily tradable on an established securities market in the U.S.

Dividends paid on preference shares generally will constitute income from sources outside the U.S. for foreign tax credit limitation purposes. However, some portion of any dividend received with respect to the ordinary shares may be treated as U.S. source income under the rules regarding “United States-owned foreign corporations.” You should consult your tax advisor regarding the source of any dividend received.

Except as discussed below with respect to backup withholding, dividends paid by RenaissanceRe will not be subject to a U.S. withholding tax.

Persons who are not citizens of or domiciled in the U.S. will not be subject to U.S. estate tax with respect to preference shares.

Information reporting to the IRS by paying agents and custodians located in the U.S. will be required with respect to payments of dividends on the preference shares to U.S. persons. In addition, a holder of preference shares may be subject to backup withholding with respect to dividends paid to such persons, unless such person comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a holder’s regular U.S. federal income tax liability.

The Foreign Account Tax Compliance provisions of the U.S. Internal Revenue Code (“FATCA”) generally will impose a 30% withholding tax with respect to (i) certain U.S. source income (including interest and dividends) and gross proceeds from any sale or other disposition of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) “passthru payments” (generally, withholdable payments and payments that are attributable to withholdable payments) made by foreign financial institutions (“FFIs”). The application of the FATCA withholding rules will be phased in for certain U.S. source income (including interest and dividends) beginning January 1, 2014, with withholding on gross proceeds from any sale or other disposition of property that can produce U.S. source interest or dividends beginning January 1, 2017 and foreign passthru payments made by FFIs taking effect no earlier than 2017.

RenaissanceRe and the other non-U.S. entities affiliated with RenaissanceRe (the “Renaissance Entities”) may be subject to the requirements imposed on FFIs or passive non-financial foreign entities under FATCA and will use reasonable efforts to avoid the imposition of a withholding tax under FATCA, which may include entering into agreements with the IRS. If the Renaissance Entities are treated as FFIs for purposes of FATCA, withholdable payments and passthru payments made to the Renaissance Entities will be subject to a 30% withholding tax unless an agreement with the IRS (an “FFI Agreement”) is in effect, pursuant to which the Renaissance Entities would be required to provide information regarding their U.S. direct or indirect owners, other than owners of shares that are regularly traded on an established securities market, and comply with other reporting, verification, due diligence and other procedures established by the IRS, including a requirement to seek waivers of non-U.S. laws that would prevent the reporting of such information. The IRS may terminate the FFI Agreement if the IRS notifies a Renaissance Entity that it is out of compliance with the FFI Agreement and the Renaissance Entity does not remediate the compliance failure. Even if the Renaissance Entities are subject to FFI Agreements, distributions to an investor that are treated as passthru payments generally will be subject to a 30% withholding tax (a) if the investor fails to provide information or take other actions required for a Renaissance Entity to comply with the FFI Agreement including, in the case of a non-U.S. investor, providing information regarding certain U.S. direct and indirect owners of the investor (and, in certain circumstances, obtaining waivers of non-U.S. law to permit such reporting), or (b) if the investor is an FFI, unless the investor (i) is subject to an FFI Agreement, (ii) establishes that an exemption applies or (iii) is required to comply with FATCA under an applicable IGA.

The Bermuda government recently announced that it will negotiate and sign a Model 2 intergovernmental agreement (“IGA”) with the United States. If the Renaissance Entities are treated as FFIs for the purposes of FATCA, under the Model 2 IGA, the Renaissance Entities organized in Bermuda will be directed to register with the IRS and enabled to comply with the requirements of FATCA, including due diligence, reporting and withholding. Assuming registration and compliance pursuant to a Model 2 IGA, an FFI would be treated as compliant with FATCA and not subject to withholding. However, at this early stage, there can be no certainty as to how a Model 2 IGA would modify the application of FATCA to the

Renaissance Entities. Moreover, there can be no assurance that the governments of Bermuda and the United States will ultimately sign a Model 2 IGA. As a result, the following discussion assumes that the Renaissance Entities will not be subject to an IGA.

For purposes of FATCA, a “foreign financial institution” is generally a non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) holds financial assets for the accounts of others as a substantial portion of its business, (iii) is engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such securities, partnership interests or commodities, (iv) is an insurance company that issues, or is obligated to make payments with respect to, a cash value insurance or annuity contract or (v) is an entity that is a holding company or treasury center that is part of an expanded affiliated group that includes a depository institution, custodial institution, insurance company, or certain other entities, or is formed in connection with or availed of by an investment vehicle established with an investment strategy of investing, reinvesting or trading in financial assets. For purposes of FATCA, insurance contracts treated as having an aggregate cash value greater than $50,000 at any time during the calendar year are considered accounts. Insurance companies that issue only property and casualty insurance contracts, indemnity reinsurance contracts, and/or life insurance contracts lacking cash value (or that provide for limited cash value) generally would not be considered FFIs under the final regulations. There can be no certainty as to whether the Renaissance Entities will be treated as FFIs under FATCA. Even if the Renaissance Entities are not treated as FFIs, then depending on whether the shares of a Renaissance Entity are treated as “regularly traded on one or more established securities markets” under the FATCA rules and whether the income and assets classify a Renaissance Entity as an “active NFFE,” withholdable payments to a Renaissance Entity may be subject to a 30% withholding tax unless the Renaissance Entities provide information regarding its U.S. direct or indirect owners.

Subject to certain exceptions, persons that are not U.S. persons will be subject to U.S. federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, preference shares if such dividends or gains are effectively connected with the conduct of a U.S. trade or business.

Under Section 6038D of the U.S. Internal Revenue Code, certain U.S. persons who are individuals may be required to report information relating to an interest in shares, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions). U.S. persons should consult their tax advisors regarding the potential application of this information reporting requirement to their ownership of shares.

Possible Changes in U.S. Tax Law; Proposed Legislation

The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business, is a CFC, is a PFIC or has RPII are subject to change. Such changes could be introduced on a retroactive basis. Legislation has been introduced from time to time in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the U.S.. We cannot assure you that future legislative action, rulemaking activity, or regulatory or enforcement actions will not increase the amount of U.S. tax payable by us or our subsidiaries, or adversely affect the U.S. tax treatment of our shareholders. If this happens, our financial condition and results of operations could be materially adversely affected.

OECD. The Organization for Economic Cooperation and Development, which is commonly referred to as the OECD, has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in various countries around the world. In the OECD progress report dated May 18, 2012, Bermuda is listed as a jurisdiction that has substantially implemented the internationally agreed tax standard.

UNDERWRITING

Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as the representatives to the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of preference shares set forth opposite the underwriter’s name.

UNDERWRITERS	NUMBER OF PREFERENCE SHARES
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the preference shares are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the preference shares if they purchase any of the preference shares.

The underwriters propose to offer some of the preference shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the preference shares to dealers at the public offering price less a concession not to exceed $         per share sold to retail accounts and $         per share sold to institutional accounts. The underwriters may allow and dealers may reallow, a concession not to exceed $         per share on sales to other dealers. If all of the preference shares are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

We have agreed that for a period of 90 days from the date of this prospectus supplement, we will not, without the prior written consent of the representatives, dispose of or hedge any preference shares or any securities convertible into or exchangeable for preference shares. The representatives, in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

We intend to apply to have our preference shares listed on the NYSE under the symbol “RNRPRE.” The underwriters have undertaken to sell a minimum number of the preference shares to a minimum number of beneficial owners as required by the NYSE.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Without Option	With Option
Per share	$	$
Total	$	$

We have granted an option to the underwriters to purchase up to additional preference shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover over-allotments. If the underwriters exercise this option, each will be obligated, subject to certain conditions contained in the underwriting agreement, to purchase a number of additional preference shares proportionate to that underwriter’s initial amount reflected in the above table.

If the underwriters create a short position in our preference shares in connection with the offering, i.e., if the underwriters sell more preference shares than are listed on the cover of this prospectus supplement, the underwriters may reduce the short position by purchasing preference shares in the open market. Purchases of the preference shares to stabilize its price or to reduce a short term position may cause the price of the preference shares to be higher than it might be in the absence of such purchases.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase preference shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the preference shares. They may also cause the price of the preference shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE or in the over-the-counter market, or otherwise. Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the preference shares. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses of this offering, excluding the underwriting discount, will be approximately $         and will be payable by us.

The underwriters have performed commercial banking, investment banking and advisory services for RenaissanceRe and/or its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. For example, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC and Citibank, N.A., an affiliate of Citigroup Global Markets Inc. each act as a lender and in one or more agency capacities under RenaissanceRe’s $150 million committed revolving credit agreement and RenaissanceRe’s and its affiliates’ $250 million committed unsecured letter of credit agreement; and Citibank Europe, plc, an affiliate of Citigroup Global Markets Inc., is the issuer under separate letter of credit facilities with certain subsidiaries of RenaissanceRe.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the preference shares offered hereby. Any such short positions could adversely affect future trading prices of the preference shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of the preference shares to underwriters for sale to their online brokerage account holders. The representatives will allocate preference shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, the preference shares may be sold by the underwriters to securities dealers who resell the preference shares to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We expect that delivery of the preference shares will be made against payment therefor on or about May , 2013, which is the business day following the date of confirmation of orders with respect to the preference shares (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the preference shares on the date of pricing or the next succeeding business days will be required, by virtue of the fact that the preference shares initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the preference shares who wish to trade the preference shares on the date of pricing and the next succeeding business days should consult their own advisors.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Series E preferred shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Series E preferred shares will require we or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Series E preferred shares to the public” in relation to any Series E preferred shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series E preferred shares to be offered so as to enable an investor to decide to purchase or subscribe the Series E preferred shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Series E preferred shares in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Series E preferred shares. Accordingly any person making or intending to make an offer in that Relevant Member State of Series E preferred shares which are the subject of the placement contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of Series E preferred shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (1) persons who are outside the United Kingdom or (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (3) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The Series E preferred shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Series E preferred shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Series E preferred shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series E preferred shares in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters with respect to U.S., New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The consolidated financial statements of RenaissanceRe Holdings Ltd. appearing in RenaissanceRe Holdings Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including schedules appearing therein), and the effectiveness of internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to the preference shares covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement also contains additional information and exhibits.

The SEC allows us to “incorporate by reference” the information set forth in certain documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information.

We file annual, quarterly and special reports and other information with the SEC. All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as amended, prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition to the documents listed in the accompanying prospectus or subsequently filed as described above, we incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 22, 2013;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 3, 2013;

•	our Current Reports on Form 8-K filed with the SEC on February 26, 2013, March 29, 2013, April 11, 2013 and two filed on May 16, 2013; and

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2013.

In no event, however, will any of the information that we furnish under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may file from time to time with the SEC be incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits), call or write us at the following address: RenaissanceRe Holdings Ltd., Attn: Stephen H. Weinstein, Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda (441) 299-7230.

Our filings with the SEC are also available from the SEC’s web site at http://www.sec.gov. Please call the SEC’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC’s public reference rooms. Our common shares, our 6.08% Series C Preference Shares and our 6.60% Series D Preference Shares are listed on the NYSE and our reports can also be inspected at their offices at 20 Broad Street, 17th Floor, New York, New York 10005. For information on obtaining copies of our public filings at the NYSE, please call 1-212-656-5060.

PROSPECTUS

$750,000,000

RENAISSANCERE HOLDINGS LTD.

COMMON SHARES, PREFERENCE SHARES, DEPOSITARY SHARES, DEBT SECURITIES, WARRANTS TO PURCHASE COMMON SHARES, WARRANTS TO PURCHASE PREFERENCE SHARES, WARRANTS TO PURCHASE DEBT SECURITIES, SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

RENAISSANCERE FINANCE, INC.

RENRE NORTH AMERICA HOLDINGS INC.

DEBT SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED TO

THE EXTENT PROVIDED IN THIS PROSPECTUS BY

RENAISSANCERE HOLDINGS LTD.

RENAISSANCERE CAPITAL TRUST II

PREFERRED SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED TO

THE EXTENT PROVIDED IN THIS PROSPECTUS BY

RENAISSANCERE HOLDINGS LTD.

We (and RenaissanceRe Finance, RRNAH and the Capital Trust, as indicated) may offer and sell from time to time:

•	common shares;

•	preference shares;

•	depositary shares representing preference shares or common shares;

•	senior, subordinated or junior subordinated debt securities;

•	warrants to purchase common shares, preference shares or debt securities;

•	senior, subordinated or junior subordinated debt securities of RenaissanceRe Finance which we will guarantee;

•	senior, subordinated or junior subordinated debt securities of RRNAH which we will guarantee;

•	preferred securities of the Capital Trust which we will guarantee;

•	share purchase contracts and share purchase units; and

•	units which may consist of any combination of the securities listed above.

We, RenaissanceRe Finance, RRNAH or the Capital Trust, as applicable, will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. None of RenaissanceRe, RenaissanceRe Finance, RRNAH or the Capital Trust will use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

We, RenaissanceRe Finance, RRNAH and the Capital Trust may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

We, RenaissanceRe Finance, RRNAH and the Capital Trust may sell any combination of these securities in one or more offerings up to a total dollar amount of $750,000,000.

Our common shares, Series B Preference Shares, Series C Preference Shares and Series D Preference Shares are traded on the New York Stock Exchange under the symbols “RNR,” “RNRPRB,” “RNRPRC,” and “RNRPRD,” respectively. Other than our common shares, Series B Preference Shares, Series C Preference Shares and our Series D Preference Shares, there is no public trading market for the other securities that may be offered hereby.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 11, 2010.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the common shares to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. This prospectus and the accompanying prospectus supplements will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

In this prospectus, references to “RenaissanceRe,” “we,” “us,” “our” and the “Company” refer to RenaissanceRe Holdings Ltd. together with its subsidiaries unless the context indicates otherwise, references to “RenaissanceRe Finance” refer to RenaissanceRe Finance, Inc., references to “RRNAH” refer to RenRe North America Holdings Inc. and references to the “Capital Trust” refer to RenaissanceRe Capital Trust II. In addition, references in this prospectus to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we, RenaissanceRe Finance, RRNAH and the Capital Trust have filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process, relating to the common shares, preference shares, depositary shares, debt securities, warrants to purchase common shares, preference shares or debt securities, share purchase contracts, share purchase units, units, preferred securities and guarantees described in this prospectus. This means:

•

we (and RenaissanceRe Finance, RRNAH and the Capital Trust, as indicated) may issue any combination of securities covered by this prospectus from time to time, up to a total initial offering price of $750,000,000;

•	we, RenaissanceRe Finance, RRNAH or the Capital Trust, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

This prospectus provides you with a general description of the securities we (and RenaissanceRe Finance, RRNAH and the Capital Trust, as indicated) may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, RenaissanceRe Finance, RRNAH, the Capital Trust and the offered securities, please refer to the registration statement. Each time we, RenaissanceRe Finance, RRNAH or the Capital Trust sell securities, we, RenaissanceRe Finance, RRNAH or the Capital Trust, as applicable, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RENAISSANCERE

OVERVIEW

RenaissanceRe is a Bermuda company with its registered and principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. We were established in Bermuda in 1993 to write principally property catastrophe reinsurance and today are a leading global provider of reinsurance and insurance coverages and related services. Through our operating subsidiaries, we seek to produce superior returns for our shareholders by being a trusted, long-term partner to our customers for assessing and managing risk, delivering responsive solutions, and keeping our promises. We accomplish this by leveraging our core capabilities of risk assessment and information management, and by investing in our capabilities to serve our customers across the cycles that have historically characterized our markets. Overall, our strategy focuses on superior risk selection, marketing, capital management and joint ventures. We provide value to our customers and joint venture partners in the form of financial security, innovative products, and responsive service. We are known as a leader in paying valid reinsurance claims promptly. We principally measure our financial success through long-term growth in tangible book value per common share plus the change in accumulated dividends, which we believe is the most appropriate measure of our Company’s performance, and believe we have delivered superior performance in respect of this measure over time.

Our principal products include property catastrophe reinsurance, which we write through our principal operating subsidiary Renaissance Reinsurance Ltd. (“Renaissance Reinsurance”) and joint ventures, principally DaVinci Reinsurance Ltd. (“DaVinci”) and Top Layer Reinsurance Ltd. (“Top Layer Re”); and specialty reinsurance risks through Renaissance Reinsurance and DaVinci. In addition, we are also engaged in the U.S. primary insurance business, which we write through the operating subsidiaries of RenRe Insurance Holdings Ltd. (“RRIHL”), and the crop insurance business. We believe that we are one of the world’s leading providers of property catastrophe reinsurance. We also believe we have a strong position in certain specialty reinsurance lines of business. Our reinsurance and insurance products are principally distributed through intermediaries, with whom we seek to cultivate strong relationships.

We currently conduct our business through two reportable segments, Reinsurance and Insurance. For the year ended December 31, 2009, our Reinsurance and Insurance segments accounted for 69.3% and 30.7%, respectively, of our total consolidated gross premiums written.

We pursue a number of other opportunities through our ventures unit, which has responsibility for managing our joint venture relationships, executing customized reinsurance transactions to assume or cede risk and managing certain investments directed at classes of risk other than catastrophe reinsurance. We also provide customized weather and energy risk management solutions to various customers on a worldwide basis.

From time to time we consider opportunistic diversification into new ventures, either through organic growth, the formation of new joint ventures, or the acquisition of other companies or books of business of other companies. This potential diversification includes opportunities to write targeted, additional classes of risk-exposed business, both directly for our own account and through possible new joint venture opportunities. We also regularly evaluate opportunities to grow our business by utilizing our skills, capabilities, proprietary technology and relationships to expand into other risk-related coverages, services and products. Accordingly, we regularly review strategic opportunities and periodically engage in discussions regarding possible transactions, although there can be no assurance that we will complete any such transactions or that any such transactions would contribute materially to our results of operations or financial condition.

OTHER INFORMATION

For further information regarding RenaissanceRe, including financial information, you should refer to our recent filings with the Commission.

We conduct our operations through wholly owned subsidiaries and joint ventures in Bermuda, the United States and Europe. Our registered and principal executive offices are located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, and our telephone number is (441) 295-4513.

RENAISSANCERE FINANCE

RenaissanceRe Finance is a Delaware corporation, with its principal executive offices located at c/o RenRe North America Holdings Inc., 5801 Tennyson Parkway, Suite 600, Plano, Texas 75024. The telephone number of RenaissanceRe Finance is (972) 664-7000. RenaissanceRe Finance is a wholly owned subsidiary of RenaissanceRe that was created solely for the purpose of issuing from time to time senior, subordinated debt securities and junior subordinated debt securities. Such securities may be issued directly to investors, or may be issued directly to a capital trust.

RRNAH

RRNAH is a Delaware corporation, with its principal executive officers at 5801 Tennyson Parkway, Suite 600, Plano, Texas 75024. The telephone number of RRNAH is (972) 664-7000. RRNAH principally serves as the holding company for the U.S.-based operating subsidiaries. RRNAH has no direct operations.

THE CAPITAL TRUST

The Capital Trust is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by us, as sponsor of the Capital Trust, and the Capital Trustees for the Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on January 5, 2001. The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

The Capital Trust exists for the exclusive purposes of:

•	issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the Capital Trust;

•

using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of junior subordinated debt securities that may be issued by us, RenaissanceRe Finance or RRNAH; and

•	engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities.

We will directly or indirectly own all of the common securities of the Capital Trust. The common securities of the Capital Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of the Capital Trust, except that, if an event of default under the restated trust agreement has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, we will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Capital Trust. The Capital Trust is a legally separate entity.

Unless otherwise disclosed in the related prospectus supplement, the Capital Trust will have a term of approximately 55 years, but may dissolve earlier as provided in the restated trust agreement of the Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, the Capital Trust’s business and affairs will be conducted by the trustees (the “Capital Trustees”) appointed by us, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of the Capital Trust. The duties and obligations of the Capital Trustees of the Capital Trust will be governed by the restated trust agreement of the Capital Trust.

Unless otherwise disclosed in the related prospectus supplement, two of the Capital Trustees (the “Administrative Trustees”) of the Capital Trust will be persons who are our employees or employees or officers of companies affiliated with us. One Capital Trustee of the Capital Trust will be a financial institution (the “Property Trustee”) that is not affiliated with us and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of the Capital Trust (which may be the Property Trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware (the “Delaware Trustee”). We will pay all fees and expenses related to the Capital Trust and the offering of preferred securities and common securities.

The office of the Delaware Trustee for the Capital Trust in the State of Delaware is located at c/o Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The principal executive office for the Capital Trust is located at c/o RenRe North America Holdings Inc., 5801 Tennyson Parkway, Suite 600, Plano, Texas 75024. The telephone number of the Capital Trust is (972) 664-7000.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common shares, which we would expect to list on the New York Stock Exchange;

•	preference shares, the terms and series of which would be described in the related prospectus supplement;

•

depositary shares, each representing a fraction of a share of common shares or a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depository receipts;

•	senior debt securities;

•	subordinated and junior subordinated debt securities which will be subordinated in right of payment to our senior indebtedness;

•

warrants to purchase common shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•

warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	share purchase contracts obligating holders to purchase from us a specified number of common shares or preference shares at a future date or dates;

•

share purchase units, consisting of a share purchase contract and, as security for the holder’s obligation to purchase common shares or preference shares under the share purchase contract, any of (1) our debt securities, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) preferred securities of the Capital Trust; and

•	units which may consist of any combination of the securities listed above.

RenaissanceRe Finance may from time to time offer senior and subordinated debt securities and junior subordinated debt securities to a capital trust, all of which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

RRNAH may from time to time offer senior and subordinated debt securities and junior subordinated debt securities to a capital trust, all of which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

The Capital Trust may offer preferred securities representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by us.

The aggregate initial offering price of these offered securities will not exceed $750,000,000.

RATIO OF EARNINGS TO FIXED CHARGES

AND PREFERENCE SHARE DIVIDENDS OF RENAISSANCERE

For purposes of computing the following ratios of RenaissanceRe, earnings consist of pre-tax income from continuing operations before adjustment for non-controlling interest in consolidated subsidiaries or undistributed income from equity method investees, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs plus preference dividends and one-third of minimum rental payments under operating leases (estimated by our management to be the interest factor of these rentals).

	THREE MONTHS ENDED MARCH 31, 2010	FISCAL YEAR ENDED DECEMBER 31,
		2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	50.61	62.51	4.33	26.84	24.61	(12.97)
Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends	13.67	18.18	1.67	12.12	12.88	(5.98)

RATIO OF EARNINGS TO FIXED CHARGES OF RRNAH

For purposes of computing the following ratios of RRNAH, earnings consist of pre-tax income from continuing operations before adjustment for non-controlling interest in consolidated subsidiaries or undistributed income from equity method investees, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs plus preference dividends and one-third of minimum rental payments under operating leases (estimated by our management to be the interest factor of these rentals).

	THREE MONTHS ENDED MARCH 31, 2010	FISCAL YEAR ENDED DECEMBER 31,
		2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	(1.83)	2.58	1.28	17.34	16.72	13.60

Neither RenaissanceRe Finance nor the Capital Trust had any operations during the periods set forth above.

RISK FACTORS

Before you invest in our securities, you should carefully consider the risks involved. In addition, we may include additional risk factors in a prospectus supplement to the extent there are additional risks related to the securities offered by that prospectus supplement. Accordingly, you should carefully consider the following risk factors and any additional risk factors included in the relevant prospectus supplement:

RISKS RELATED TO OUR COMPANY

Our exposure to catastrophic events and other exposures that we cover could cause our financial results to vary significantly from one period to the next.

Our largest product based on total gross premiums written is property catastrophe reinsurance. We also sell lines of specialty reinsurance and certain insurance products that are exposed to catastrophe risk. We therefore have a large overall exposure to natural and man-made disasters, such as earthquakes, hurricanes, tsunamis, winter storms, freezes, floods, fires, tornados, hailstorms, drought and other natural or man-made disasters, such as acts of terrorism. As a result, our operating results have historically been, and we expect will continue to be, significantly affected by relatively few events of a large magnitude.

We expect claims from catastrophic events to cause substantial volatility in our financial results for any fiscal quarter or year; moreover, catastrophic claims could adversely affect our financial condition, results of operations and cash flows. Our ability to write new business could also be affected. We believe that increases in the value and geographic concentration of insured property, particularly along coastal regions, and the effects of inflation may continue to increase the severity of claims from catastrophic events in the future.

From time to time, we expect to have greater exposures in one or more specific geographic areas than our overall share of the worldwide market would unilaterally suggest. Accordingly, when and if catastrophes occur in these areas, we may experience relatively more severe net negative impacts from such events than our competitors. In particular, the Company has historically had a relatively large percentage of its coverage exposures concentrated in the state of Florida.

We may fail to execute our strategy, which would impair our future financial results.

Historically, our principal product has been property catastrophe reinsurance. As we have expanded and in the future may expand into other lines of business, new markets or jurisdictions, we have been and will be presented with new and expanded challenges and risks which we may not manage successfully. Businesses and operations in early stages of development present substantial business, financial and operational risks and may suffer significant losses. For example, our potential future expansion may require us to develop new client and customer relationships, supplement existing or build new operating procedures, hire staff, develop and install management information and other systems, as well as take numerous other steps to implement our strategies. If we fail to continue to develop the necessary infrastructure, or otherwise fail to execute our strategy, our results from these newer lines of business or centers of operations will likely suffer, perhaps substantially, and our future financial results may be adversely affected.

In addition, the execution of our strategy as well as factors such as evolving regulatory requirements may place increased demands on our financial, managerial and human resources. For example, we may need to attract additional professionals, and to the extent we are unable to attract such additional professionals, our existing financial, managerial and human resources may be strained. Our future profitability depends in part on our ability to further develop our resources and effectively manage more complex operational requirements, and our inability to do so may impair our future financial results. It is also possible that a determination to retract or diminish an initiative we had previously determined to incubate or explore could be poorly executed, leading to restructuring or other losses, or to executive distraction, exceeding our estimates.

A decline in the ratings assigned to our financial strength may adversely impact our business, perhaps materially so.

Third party rating agencies assess and rate the financial strength of reinsurers and insurers, such as Renaissance Reinsurance and certain of our other operating subsidiaries and joint ventures. These ratings are based upon criteria established by the rating agencies. Periodically, the rating agencies evaluate us and may downgrade or withdraw their financial strength ratings in the future if we do not continue to meet the criteria of the ratings previously assigned to us. The financial strength ratings assigned by rating agencies to reinsurance or insurance companies are based upon factors relevant to policyholders and are not directed toward the protection of investors.

These ratings are subject to periodic review and may be revised or revoked by the agencies which issue them. In addition, from time to time one or more rating agencies have effected changes in their capital models and rating methodologies, which have generally served to increase the amounts of capital required to support the ratings, and it is possible that legislation arising as a result of the ongoing economic downturn may result in additional changes.

Negative ratings actions in the future could have an adverse effect on our ability to fully realize the market opportunities we currently expect to participate in. In addition, our reinsurance contracts frequently contain provisions permitting our customers to cancel coverage pro-rata if our relevant operating subsidiary is downgraded below a certain rating level. Whether a client would exercise this right would depend, among other factors, on the reason for such a downgrade, the extent of the downgrade, the prevailing market conditions and the pricing and availability of replacement reinsurance coverage. Therefore, in the event of a downgrade, it is not possible to predict in advance the extent to which this cancellation right would be exercised, if at all, or what effect such cancellations would have on our financial condition or future operations, but such effect potentially could be material. To date, we are not aware that we have experienced such a cancellation.

Our ability to compete with other reinsurers and insurers, and our results of operations, could be materially adversely affected by any such ratings downgrade. For example, following a ratings downgrade we might lose customers to more highly rated competitors or retain a lower share of the business of our customers.

For the current ratings of certain of our subsidiaries and joint ventures, refer to “Item 1. Business, Ratings” of our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on February 19, 2010, which is incorporated by reference herein.

Our claims and claim expense reserves are subject to inherent uncertainties.

Our claims and claim expense reserves reflect our estimates using actuarial and statistical projections at a given point in time of our expectations of the ultimate settlement and administration costs of claims incurred. Although we use actuarial and computer models as well as historical reinsurance and insurance industry loss statistics, we also rely heavily on management’s experience and judgment to assist in the establishment of appropriate claims and claim expense reserves. However, because of the many assumptions and estimates involved in establishing reserves, the reserving process is inherently uncertain. Our estimates and judgments are based on numerous factors, and may be revised as additional experience and other data become available and are reviewed, as new or improved methodologies are developed, as loss trends and claims inflation impact future payments, or as current laws or interpretations thereof change.

Our specialty reinsurance and Insurance operations are expected to produce claims which at times can only be resolved through lengthy and unpredictable litigation. The measures required to resolve such claims, including the adjudication process, present more reserve challenges than property losses (which tend to be reported comparatively more promptly and to be settled within a relatively shorter period of time). Actual net claims and claim expenses paid may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements.

We expect that some of our assumptions or estimates will prove to be inaccurate, and that our actual net claims and claim expenses paid will differ, perhaps substantially, from the reserve estimates reflected in our financial statements. To the extent that our actual claims and claim expenses exceed our expectations, we would be required to increase claims and claim expense reserves. This would reduce our net income by a corresponding amount in the period in which the deficiency is identified. To the extent that our actual claims and claim expenses are lower than our expectations, we would be required to decrease claims and claim expense reserves and this would increase our net income.

Estimates of losses are based on a review of potentially exposed contracts, information reported by and discussions with counterparties, and our estimate of losses related to those contracts and are subject to change as more information is reported and becomes available.

As an example, our estimates of losses from catastrophic events, such as the 2010 Chilean earthquake and European windstorm Xynthia, the 2008 hurricanes Gustav and Ike, and the 2005 hurricanes Katrina, Rita and Wilma, are based on factors including currently available information derived from the Company’s claims information from certain customers and brokers, industry assessments of losses from the events, proprietary models, and the terms and conditions of our contracts. Due to the size and unusual complexity of the legal and claims issues relating to these events, particularly the Chilean earthquake and hurricanes Katrina and Ike, meaningful uncertainty remains regarding total covered losses for the insurance industry and, accordingly, several of the key assumptions underlying our loss estimates. In addition, actual losses from these events may increase if our reinsurers or other obligors fail to meet their obligations to us. Our actual losses from these events will likely vary, perhaps materially, from these current estimates due to the inherent uncertainties in reserving for such losses, including the nature of the available information, the potential inaccuracies and inadequacies in the data provided by customers and brokers, the inherent uncertainty of modeling techniques and the application of such techniques, the effects of any demand surge on claims activity and complex coverage and other legal issues.

Unlike the loss reserves of U.S. insurers, the loss reserves of our Bermuda-licensed insurers, including Renaissance Reinsurance, DaVinci and Glencoe Insurance Ltd. (“Glencoe Insurance”), are not regularly examined by insurance regulators, although, as registered Bermuda insurers, we are required to submit opinions of our approved loss reserve specialist with the annual statutory financial returns of our Bermuda-licensed insurers with regard to their respective loss and loss expenses provisions. The loss reserve specialist, who will normally be a qualified actuary, must be approved by the Bermuda Monetary Authority.

Because we principally depend on brokers and other intermediaries for a preponderance of our revenue, loss of business provided by them could adversely affect us.

Our Reinsurance business markets insurance and reinsurance products worldwide exclusively through insurance and reinsurance brokers. Three brokerage firms accounted for 90.1% of our Reinsurance segment gross premiums written for the year ended December 31, 2009. Subsidiaries and affiliates of AON Benfield, Marsh Inc. and the Willis Group accounted for approximately 58.7%, 20.9% and 10.5%, respectively, of our Reinsurance segment gross premiums written in 2009.

Our Insurance business markets a significant portion of its insurance and reinsurance products through third party program managers. In recent years, our Insurance business has similarly experienced an increased concentration of production from a smaller number of intermediaries. Third party program managers accounted for 35.7% of our Insurance segment gross premiums written for the year ended December 31, 2009.

The loss of a substantial portion of the business provided by our brokers, third party program managers or other intermediaries would have a material adverse effect on us. Our ability to market our products could decline as a result of any loss of the business provided by these brokers and/or third party program managers and it is possible that our premiums written would decrease.

We could be adversely affected by legislative initiatives which could have the impact of reducing demand for our products and services, diminishing the growth or current size of the markets we serve, or otherwise adversely impacting our markets, customers or us.

In April 2010, the Committee on Financial Services (the “Committee”) of the House of Representatives (the “House”) adopted H.R. 2555, titled the Homeowners’ Defense Act of 2010.  H.R. 2555 would, if enacted, authorize the establishment of a federal disaster reinsurance program; authorize the U.S. Treasury to sell reinsurance to certain state-sponsored insurers and reinsurers (exclusive of private companies); authorize the U.S. Treasury to enter into commitments to guarantee the principal and interest of bonds issued by eligible state-sponsored insurers and reinsurers following a disaster; and authorize the establishment of a National Catastrophe Risk Consortium, which would allow multiple participating states to pool their respective catastrophic risk insurance or reinsurance wind pools or other residual markets among each other. If enacted as adopted by the Committee, under the bill the Treasury would have considerable discretion in implementing the federal reinsurance and debt guarantee programs, including establishing eligibility and setting the terms for reinsurance contracts. Based on the criteria set forth in the legislation, the Congressional Budget Office (the “CBO”) has reported that several existing insurance entities would be eligible to purchase reinsurance or obtain a debt guarantee commitment from the Treasury under the bill over the next five years, including the Florida Hurricane Catastrophe Fund (the “FHCF”), the California Earthquake Authority (the “CEA”), the Texas Windstorm Insurance Association (“TWIA”), Louisiana Citizens Property Insurance, and certain other state Fair Access to Insurance Requirements (FAIR) plans. The CBO estimated Florida Citizens Property Insurance (“Florida Citizens”), which currently has the highest market share of homeowners’ coverage in Florida, would not be eligible for either of the proposed Treasury programs during the next five years, or for “special treatment” during the five-year transition period contemplated by H.R. 2555, because actuaries for Florida Citizens and the Florida state government have concluded that Florida Citizens has been charging and continues to charge below actuarially sound premiums and because Florida has another program (the FHCF) that the CBO expects to meet the eligibility criteria under the legislation. At this time, H.R. 2555 has not been voted on by the full House of Representatives, or introduced in the U.S. Senate.

While this legislation has been and we believe will continue to be vigorously opposed, if enacted this bill would likely further erode the role of private market catastrophe reinsurers and could adversely impact our financial results, perhaps materially. Moreover, this or similar legislation would, we believe, likely contribute to the growth of state entities offering insurance or reinsurance coverages, or to their inception or alteration, in a manner adverse to the industry, our clients or to us, potentially adversely impacting us. The CBO estimated that the premiums offered by the federal government under the programs which would be authorized by H.R. 2555 would be below those offered by the private market, and accordingly estimated that over time, each participating program would purchase all of its reinsurance through the new federal program.

In 2007 the U.S. House of Representatives passed legislation which would expand the National Flood Insurance Program (the “NFIP”) to cover damage to or loss of real or related personal property located in the U.S. arising from any windstorm (any hurricane, tornado, cyclone, typhoon, or other wind event). In 2008 the Senate rejected this proposal and passed an alternative version of the NFIP renewal bill which would not add wind to the program. Through May 1010, Congress has failed to pass a long-term renewal of NFIP and instead has passed a series of short term extensions of the program. The House of Representatives and the Federal Emergency Management Agency are also exploring the possibility of new legislation which might reshape the federal flood insurance program, perhaps substantially. At this juncture, it is not possible to predict whether the program will indeed be amended, and, if so, whether any such changes would impact us. A failure to renew the NFIP program, particularly if unanticipated by industry participants, could have dislocating impacts on the industry and our customers and potentially have an adverse impact on us.

In 2007, Florida enacted legislation which enabled the FHCF to offer increased amounts of coverage in addition to the mandatory coverage amount, at below-market rates. Further, the legislation expanded the ability of the state-sponsored insurer, Florida Citizens, to compete with private insurance companies, such as ours and other companies that cede business to us. This legislation reduced the role of the private insurance and reinsurance markets in Florida, a key market of ours. In May 2009, the Florida legislature took steps to strengthen the financial condition of the FHCF and Florida Citizens, which a government-appointed task force determined to have been impaired by such things as the crisis in the credit markets, widespread rate inadequacy, and issues arising out of the application of discounts for housing retrofits and mitigation features. A bill was passed in 2009 that would permit Florida Citizens to raise its rates by up to 10% starting in 2010 and every year thereafter until its current shortfall is corrected and Florida Citizens has sufficient funds to pay its claims and expenses. This legislation also increased the rates for the FHCF and incrementally staged reductions in the amount of its coverage. In 2010, legislation was passed by the Florida Legislature titled S.B. 2044 which would have, we believe, implemented additional incremental reforms which would have benefited the Florida market. That legislation was subsequently vetoed by the Governor. It is possible that in the future Florida will cease to continue to reform its market or will take new actions to diminish private market demand for insurance or reinsurance. Similarly, it is possible that other states, particularly those with Atlantic or Gulf Coast exposures, may enact new or expanded legislation based on some version of the earlier Florida precedent, which would further diminish aggregate private market demand for our products. These risks would likely increase if H.R. 2555 or similar legislation were to be passed by the full Congress; which legislation individually or in the aggregate could erode the role of private market catastrophe reinsurers in the United States and could adversely impact our financial results, perhaps materially. Moreover, we believe that numerous modeled potential catastrophes could exceed the actual or politically acceptable bonded capacity of the FHCF, which could lead either to a severe dislocation or the necessity of federal intervention in the Florida market, either of which would adversely impact the private insurance and reinsurance industry.

The terms of the Federal Multiple Peril Crop Insurance Program may change and adversely impact us.

We currently participate in the Federal Multiple Peril Crop Insurance Program (the “MPCI”) sponsored by the Risk Management Agency of the U.S. Department of Agriculture (the “RMA”). In recent years, crop insurance premiums, which are primarily driven by MPCI policies, have become an increasingly larger portion of our business, totaling $290.3 million of gross premiums written in 2009, and representing 54.7% of the total gross premiums written in our Insurance segment in 2009. In June 2008, we purchased the assets of Agro National, LLC, a managing general underwriter that has been producing MPCI business on our behalf since 2004, for a purchase price of $80.5 million, and we have goodwill and intangible assets of $58.1 million on our consolidated balance sheet at December 31, 2009 as a result of this acquisition.

On June 10, 2010, the RMA released a putatively final draft of an amended version of its Standard Reinsurance Agreement (the “SRA”), to which we and each other participant in the MPCI program are a party. We expect that the RMA will seek to have the SRA enacted as reflected in this draft, and we believe that the amendments will potentially adversely impact the financial results of MPCI insurers such as ours, beginning in 2011. Although the impacts to MPCI participants will not be as adverse as we estimate would have been the case had the earlier draft of the SRA been finalized and adopted, we currently expect that if the SRA is indeed adopted as reflected in the June 10, 2010 draft, we will receive lower expense reimbursements and will be likely to retain less of the underwriting profit we generate, which would negatively impact the profitability of our MPCI business, perhaps substantially so. While we might try to adjust to such changes by reducing costs, altering service levels, or taking other actions, it is possible any remedies or mitigating measures we might pursue would be insufficient or that we would not succeed in their execution, and the MPCI business could prove to be unattractive or unprofitable. Moreover, the changes in the SRA that the RMA is now seeking to finalize could instigate changes in the industry which would impact us, potentially adversely, such as by altering business practices and terms in respect of agents, encouraging consolidation, or fostering significant pricing or competitive pressures, any of which could reduce the probability that our crop insurance business is successful, or possibly result in us electing not to participate in the MPCI program in the future, any of which in turn could require us to impair all, or a portion, of the carrying value of the goodwill and intangible assets we have recorded in connection with the acquisition of Agro National, LLC.

Our utilization of brokers, program managers and other third parties to support our business exposes us to operational and financial risks.

Our Insurance operations rely largely on third party program managers, and other agents and brokers participating in our programs, to produce and service a substantial portion of our operations in this segment. In these arrangements, we typically grant the program manager the right to bind us to newly issued and renewal insurance policies, subject to underwriting guidelines we provide and other contractual restrictions and obligations. Should our third party program managers issue policies that contravene these guidelines, restrictions or obligations, we could nonetheless be deemed liable for such policies. Although we would intend to resist claims that exceed or expand on our underwriting intention, it is possible that we would not prevail in such an action, or that our program manager would be unable to substantially indemnify us for their contractual breach. We also rely on our third party program managers, third party administrators or other third parties we retain, to perform tasks, such as collecting premiums. We could also be exposed to the program manager’s or their producer’s operational risk, for example, but not limited to, contract wording errors, technological and staffing deficiencies and inadequate disaster recovery plans.

Although we have implemented monitoring and other oversight protocols, we cannot assure you that these measures will be sufficient to mitigate all of these exposures.

We are also subject to the risk that our successful third party program managers will not renew their programs with us. Although our contracts are generally not for defined terms, generally either party can cancel the contract in a relatively short period of time. We are also exposed to the risk that a termination of a program relationship may give rise to obligations in excess of those we estimate or to disputes, which could be costly or represent an operational distraction. While we believe our arrangements offer numerous benefits to our program participants, we cannot assure you we will retain the programs that produce business we believe to be attractive or that these programs or the underlying insureds will renew with us. Failure to retain or replace the third party program managers, or the program manager’s failure to retain or replace their producers, would impair our ability to execute our operational strategy, and our financial results could be adversely affected.

With respect to our Reinsurance operations we do not separately evaluate each of the individual risks assumed under our reinsurance contracts and, accordingly, like other reinsurers, are heavily dependent on the original underwriting decisions made by our ceding companies. We are therefore subject to the risk that our customers may not have adequately evaluated the risks to be reinsured, or that the premiums ceded to us will not adequately compensate us for the risks we assume, perhaps materially so.

The emergence of matters which may impact certain of our coverages, such as the asserted trend toward potentially significant global warming, could cause us to underestimate our exposures and potentially adversely impact our financial results, perhaps significantly.

In our Reinsurance business, we use analytic and modeling capabilities that help us to assess the risk and return of each reinsurance contract in relation to our overall portfolio of reinsurance contracts. For catastrophe-exposed business in our Insurance segment, we also seek to utilize proprietary modeling tools that have been developed in conjunction with the modeling and other resources utilized in our Reinsurance operations. See “Item 1. Business, Underwriting and Enterprise Risk Management” of our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on February 19, 2010, which is incorporated by reference herein.

In general, our techniques for evaluating catastrophe risk are much better developed than those for other classes of risk in businesses that we have entered into recently or may enter into in the future. Our models and databases may not accurately address the emergence of a variety of matters which might be deemed to impact certain of our coverages. Accordingly, our models may understate the exposures we are assuming and our financial results may be adversely impacted, perhaps significantly.

We believe, and believe the consensus view of current scientific studies substantiates, that changes in climate conditions, primarily global temperatures and expected sea levels, are likely to increase the severity and possibly the frequency of natural catastrophes relative to the historical experience over the past 100 years. We expect that this may increase claims under our property and casualty lines of business, particularly with respect to properties located in coastal areas, among others. While a substantial portion of our insureds fall into categories that may be adversely impacted by climate change, we have taken certain measures, to the extent permissible by law and prevailing market conditions, to mitigate against such losses by giving consideration to these risks in our underwriting decisions. We continuously monitor and adjust, as we believe appropriate, our risk management models to reflect our judgment of how to interpret current developments and information such as these studies. However, it is possible that, even after these assessments, we will have underestimated the frequency or severity of hurricanes or other catastrophes. To the extent broad environmental factors, exacerbated by climate change or otherwise, lead to increases in likely insured losses, particularly if those losses exceed expectations and the prior estimates of market participants, regulators or other stakeholders, the markets and clients we serve may be disrupted and adversely impacted, and we may be adversely affected, directly or indirectly. Further, certain of our investments such as cat-linked securities and property catastrophe managed joint ventures related to hurricane coverage, could also be adversely impacted by climate change.

Changing weather patterns and climatic conditions, such as global warming, may have added to the unpredictability and frequency of natural disasters in some parts of the world and created additional uncertainty as to future trends and exposures. In addition to longer term impacts as a result of changing climatic conditions, shorter term environmental crises, as a result of natural disasters or man-made events, could significantly increase insured losses and therefore negatively impact our financial results.

The ongoing weakness in business and economic conditions generally or specifically in the principal markets in which we do business could adversely affect our business and operating results.

While there have been indications of stabilization, including that the U.S. gross domestic product was reported to have experienced growth in the latter part of 2009 and in the first quarter of 2010, that trend may not continue. Moreover, while other key markets we serve have shown signs of stabilization, others have shown increasing signs of fiscal and macroeconomic instability, particularly certain Euro-dominated markets which are undergoing significant budgetary and financing challenges, the impacts of which remain uncertain and potentially far-reaching. Accordingly, we believe meaningful risk remains for continued uncertainty or disruptions in general economic conditions, including additional dislocations in the financial markets or asset classes or of a “double dip” recession in the U.S. or other key markets. In 2009, many governments, including the

U.S. federal government, took substantial steps to stabilize economic conditions in an effort to increase liquidity and capital availability; these efforts contributed to significant changes in the financial markets in 2009, resulting in recoveries of asset valuations across many sectors, and increased access to sources of capital. However, if these stabilizing efforts were to cease prematurely, or if economic conditions otherwise cease to stabilize and again commence to deteriorate further, the business environment in our principal markets would be further adversely affected, which accordingly could adversely affect demand for the products sold by us or our customers. In addition, during a period of continued economic downturn like the current one, we believe our consolidated credit risk, reflecting our counterparty dealings with customers, agents, brokers, retrocessionaires, capital providers and parties associated with our investment portfolio, among others, is likely to be increased. Moreover, we continue to monitor the risk that our principal markets will experience increased inflationary conditions, which would, among other things, cause costs related to our claims and claim expenses to increase, and impact the performance of our investment portfolio. The onset, duration and severity of an inflationary period cannot be estimated with precision.

Our specialty reinsurance portfolio is also exposed to emerging risks arising from the ongoing economic downturn, including with respect to a potential increase of claims in directors & officers, errors & omissions, mortgage valuation, surety, casualty clash and other lines of business.

Some of our investments are relatively illiquid and are in asset classes that have been experiencing significant market valuation fluctuations.

Although we invest primarily in highly liquid securities in order to ensure our ability to pay valid claims in a prompt manner, we do hold certain investments that may lack liquidity, such as our alternative investments and bank loan fund investments. If we require significant amounts of cash on short notice in excess of our normal cash requirements or are required to post or return collateral in connection with our investment portfolio, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both.

At times, the reported value of our liquid and relatively illiquid types of investments and, our high quality, generally liquid asset classes, do not necessarily reflect the lowest current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we will be able to sell them for the prices at which we have recorded them and we may be forced to sell them at significantly lower prices.

A reduction in market liquidity may make it difficult to value certain of our securities as trading becomes less frequent. As such, valuations may include assumptions or estimates that may be more susceptible to significant period-to-period changes which could have a material adverse effect on our consolidated results of operations or financial condition.

The valuation of much of our investment portfolio, as well as our analysis of the need for impairments, is highly subjective, increases the volatility of our reported results and could materially impact our financial position or results of operations.

The valuation of our investments varies by investment type and is based upon our periodic evaluation and assessment of known and inherent risks, including the need for any impairments associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects impairments in operations as such evaluations are revised. There can be no assurance that our management has accurately assessed the level of impairments taken in our financial statements. Furthermore, additional impairments may need to be taken in the future, which could materially impact our financial position or results of operations. A decrease in our impairments, if any, while contributing to income, would also increase our reported volatility. Historical trends may not be indicative of future impairments.

A decline in our investment performance could reduce our profitability and hinder our ability to pay claims promptly in accordance with our strategy.

We have historically derived a significant portion of our income from our invested assets, which are comprised of, among other things, fixed maturity securities, such as bonds, asset-backed securities, mortgage-backed securities and investments in bank loan funds, hedge funds and private equity partnerships. Accordingly, our financial results are subject to a variety of investment risks, including risks relating to general economic conditions, market volatility, interest rate fluctuations, foreign currency risk, liquidity risk and credit and default risk. Additionally, with respect to certain of our investments, we are subject to pre-payment or reinvestment risk.

Our invested assets have grown over the years and have come to effect a comparably greater contribution to our financial results. Accordingly, a failure to successfully execute our investment strategy could have a material adverse effect on our overall results. In the event of a significant or total loss in our investment portfolio, RenaissanceRe’s ability to pay any claims promptly in accordance with our strategy could be adversely affected.

The market value of our fixed maturity investments is subject to fluctuation depending on changes in various factors, including prevailing interest rates and widening credit spreads.

Increases in interest rates could cause the market value of our investment portfolio to decrease, perhaps substantially. Conversely, a decline in interest rates could reduce our investment yield, which would reduce our overall profitability. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Any measures we take that are intended to manage the risks of operating in a changing interest rate environment may not effectively mitigate such interest rate sensitivity.

A portion of our investment portfolio is allocated to other investments which we expect to have different risk characteristics than our investments in traditional fixed maturity securities and short term investments. These other investments include private equity partnerships, hedge fund investments, senior secured bank loan funds and catastrophe bonds and are recorded on our consolidated balance sheet at fair value. The fair value of certain of these investments is generally established on the basis of the net valuation criteria established by the managers of such investments. These net asset valuations are determined based upon the valuation criteria established by the governing documents of the investments. Such valuations may differ significantly from the values that would have been used had ready markets existed for the shares, partnership interests or notes of the investments. Many of the investments are subject to restrictions on redemptions and sales which are determined by the governing documents and limit our ability to liquidate these investments in the short term. These investments expose us to market risks including interest rate risk, foreign currency risk, equity price risk and credit risk. In addition, we typically do not hold the underlying securities of these investments in our custody accounts, as a result, we generally do not have the ability to quantify the risks associated with these investments in the same manner for which we have for our fixed maturity securities. The performance of these investments is also dependent on the individual investment managers and the investment strategies. It is possible that the investment managers will leave and/or the investment strategies will become ineffective or that such managers will fail to follow our investment guidelines. Any of the foregoing could result in a material adverse change to our investment performance, and accordingly adversely affect our financial results.

We are exposed to counterparty credit risk, including with respect to reinsurance brokers.

In accordance with industry practice, we pay virtually all amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts over to the insurers that have reinsured a portion of their liabilities with us (we refer to these insurers as ceding insurers). Likewise, premiums due to us by ceding insurers are virtually all paid to brokers, who then pass such amounts on to us. In many jurisdictions, if a broker were to fail to make such a payment to a ceding insurer, we would remain liable to the ceding insurer for the deficiency. Conversely, in many jurisdictions, when the ceding insurer pays premiums for these policies to reinsurance brokers for payment over to us, these premiums are considered to have been paid by the cedants and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums. Consequently, in connection with the settlement of reinsurance balances, we assume a substantial degree of credit risk associated with brokers around the world.

We are also exposed to the credit risk of our customers, who, pursuant to their contracts with us, frequently pay us over time. Our premiums receivable at March 31, 2010 totaled $511.8 million, and these amounts are generally not collateralized. To the extent such customers become unable to pay future premiums, we would be required to recognize a downward adjustment to our premiums receivable in our financial statements. In 2009, we increased our allowance for potentially uncollectible premiums due to us, and we cannot assure you that such premiums will ever be collected or that additional amounts will not be required to be written down in future periods.

As a result of the current period of relatively weak economic conditions, our consolidated credit risk, reflecting our counterparty dealings with agents, brokers, customers, retrocessionaires, capital providers, parties associated with our investment portfolio and others has increased, perhaps materially so.

Results in certain of our newer or potentially expanding business lines such as our weather-linked and commodity derivatives trading business, could cause significant volatility in our consolidated financial statements.

Through Renaissance Trading Ltd. (“Renaissance Trading”) and RenRe Energy Advisors Ltd. (“REAL”), we sell certain financial products primarily to address weather risks, and engage in certain weather, energy and commodity derivatives trading activities. The trading markets for these derivatives are generally linked to energy and agriculture commodities, weather and other natural phenomena. We expect our results from these activities will be subject to volatility, both potentially as a result of the occurrence or non-occurrence of the event or events which might trigger counterparty payments under these contracts, and as a result of the potential for variance in the reportable fair value of these contracts between periods as a result of a wide number of potential factors. Moreover, our weather and energy products and trading business is generally accounted for at fair value and the value of our positions can change significantly which could have a significant negative impact on our financial results, or cause significant volatility in our results for any fiscal quarter or year. We currently expect that our results from these activities will increase on an absolute or relative basis over time, and that the duration of the derivative contracts in this portfolio will lengthen in the future.

While our current portfolio of such additional activities is not material to our consolidated results taken as a whole, it is possible that certain of these initiatives, individually or in the aggregate, could have a significant negative impact on our financial results or cause significant volatility in our results for any fiscal quarter or year. While we seek to impose a range of risk mitigants to manage these exposures, we can not assure you that these efforts will be successful.

Changes in U.S. tax law or regulations could increase the costs of our products and services or otherwise reduce our profitability.

In 2009, Congress conducted hearings relating to the tax treatment of offshore insurance and is reported to be considering legislation that would adversely affect reinsurance between affiliates and offshore insurance and reinsurance more generally. In July 2009, U.S. Rep. Richard Neal introduced one such proposal, H.R. 3424 (the “Neal Bill”), which provides that foreign insurers and reinsurers would be capped in deducting reinsurance premiums ceded from U.S. units to offshore affiliates. The Neal Bill, which was referred to the House Ways and Means Committee, would limit deductions for related party reinsurance cessions to the average percentage of premium ceded to unrelated reinsurers (determined in reference to individual business lines). In the first quarter of 2010, the current administration released its 2010 initial budget, which included a proposal to raise revenue by enacting increased taxation on international reinsurance via means which appeared to have similarities with the Neal Bill. We can provide no assurance that this legislation or similar legislation will not be adopted. We believe that passage of such legislation would adversely affect us, perhaps materially.

We are exposed to counterparty credit risks in connection with our energy related trading business.

We undertake energy related trading activities through our operating subsidiaries, including Renaissance Trading and REAL, where counterparty credit risk becomes a relevant factor. These operating subsidiaries execute weather, energy and commodity derivative transactions where the value of the derivatives at any point in time is dependent upon not only the market but also the viability of the counterparty. The failure or perceived weakness of any of our counterparties has the potential to expose us to risk of loss in these situations. Financial institutions, energy companies and hedge funds have historically been our most significant counterparties. The ongoing instability of the financial markets has resulted in many financial institutions becoming significantly less creditworthy, and we are exposed to these counterparty risks. Although our operating subsidiaries have credit risk management policies and procedures, we cannot assure you that any of the policies or procedures will be effective. While many of the original trading positions established in our energy related trading business are partially or substantially hedged, the effectiveness of those hedges depends on the willingness and ability to pay of the parties with whom we establish the hedge positions. The failure of our policies and procedures, or the failure of one or more of our counterparties, could result in losses that substantially exceed our expectations and could have a material adverse effect on our results of operations. We currently expect these counterparty credit risks to grow over time, and we can not assure you that our risk mitigation plans will be successful.

U.S. taxing authorities could contend that one or more of our Bermuda subsidiaries are subject to U.S. corporate income tax, as a result of changes in law or regulations, or otherwise.

If the U.S. Internal Revenue Service (the “IRS”) were to contend successfully that one or more of our Bermuda subsidiaries is engaged in a trade or business in the U.S., such subsidiary would, to the extent not exempted from tax by the U.S.-Bermuda income tax treaty, be subject to U.S. corporate income tax on that portion of its net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax. Although we would vigorously resist such a contention, if we were ultimately held to be subject to taxation, our earnings would correspondingly decline.

In addition, benefits of the U.S.-Bermuda income tax treaty which may limit any such tax to income attributable to a permanent establishment maintained by one or more of our Bermuda subsidiaries in the U.S. are only available to any of such subsidiaries if more than 50% of its shares are beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Our Bermuda subsidiaries may not be able to continually satisfy such beneficial ownership test or be able to establish it to the satisfaction of the IRS. Finally, it is unclear whether the U.S.-Bermuda income tax treaty (assuming satisfaction of the beneficial ownership test) applies to income other than premium income, such as investment income.

Retrocessional reinsurance may become unavailable on acceptable terms.

As part of our risk management, we buy reinsurance for our own account. This type of insurance when purchased to protect reinsurance companies is known as “retrocessional reinsurance.” Our primary insurance companies also buy reinsurance from third parties. From time to time, market conditions (including the ongoing economic downturn) have limited, and in some cases have prevented, insurers and reinsurers from obtaining reinsurance. Accordingly, we may not be able to obtain our desired amounts of retrocessional reinsurance. In addition, even if we are able to obtain such retrocessional reinsurance, we may not be able to negotiate terms as favorable to us as in the past. This could limit the amount of business we are willing to write, or decrease the protection available to us as a result of large loss events.

When we purchase reinsurance or retrocessional reinsurance for our own account, the insolvency, inability or reluctance of any of our reinsurers to make timely payments to us under the terms of our reinsurance agreements could have a material adverse effect on us. Generally, we believe that the “willingness to pay” of some reinsurers and retrocessionaires is declining, and that the overall industry ability to pay has also declined due to the ongoing economic downturn and other factors. This risk may be more significant to us at present than at most times in the past. At March 31, 2010, we had recorded $156.8 million of reinsurance recoverables, net of a valuation allowance of $6.0 million for uncollectible recoverables. We cannot assure you that such recoverables will ever be collected or that additional amounts will not be required to be written down in future periods. A large portion of our reinsurance recoverables are concentrated with a relatively small number of reinsurers. The risk of such concentration of retrocessional coverage may be increased by recent and future consolidation within the industry.

Emerging claim and coverage issues, or other litigation, could adversely affect us.

Unanticipated developments in the law as well as changes in social and environmental conditions could potentially result in unexpected claims for coverage under our insurance and reinsurance contracts. These developments and changes may adversely affect us, perhaps materially so. For example, we could be subject to developments that impose additional coverage obligations on us beyond our underwriting intent, or to increases in the number or size of claims to which we are subject. With respect to our specialty reinsurance and Insurance operations, these legal, social and environmental changes may not become apparent until some point in time after their occurrence. Therefore, we could be deemed liable for losses arising out of a matter that we had not anticipated or had attempted to contractually exclude. Moreover, irrespective of the clarity and inclusiveness of policy language, there can be no assurance that a court or arbitration panel will limit enforceability of policy language or not issue a ruling adverse to us. Our exposure to these uncertainties could be exacerbated by the increased willingness of some market participants to dispute insurance and reinsurance contract and policy wordings. Alternatively, potential efforts by us to exclude such exposures could, if successful, reduce the market’s acceptance of our related products. The full effects of these and other unforeseen emerging claim and coverage issues are extremely hard to predict. As a result, the full extent of our liability under our coverages may not be known for many years after a contract is issued. Our exposure to this uncertainty will grow as our “long-tail” casualty businesses grow, because in these lines claims can typically be made for many years, making them more susceptible to these trends than our traditional catastrophe business, which is typically more “short-tail.” In addition, we could be adversely affected by the growing trend of plaintiffs targeting participants in the property-liability insurance industry in purported class action litigation relating to claim handling and other practices. While we continually seek to improve the effectiveness of our contracts and claims capabilities, we may fail to mitigate our exposure to these growing uncertainties.

In addition, our ability to execute our business strategy is dependent on our ability to attract and retain a staff of qualified underwriters and service personnel. The location of our global headquarters in Bermuda may impede our ability to recruit and retain highly skilled employees. Under Bermuda law, non-Bermudians (other than spouses of Bermudians, holders of Permanent Residents’ Certificates and holders of Working Residents’ Certificates) may not engage in any gainful occupation in Bermuda without a valid government work permit. Substantially all of our officers are working in Bermuda under work permits that will expire over the next three years. The Bermuda government could refuse to extend these work permits, which would adversely impact us. In addition, a Bermuda government policy limits the duration of work permits to a total of six years, which is subject to certain exemptions only for key employees. A work permit is issued with an expiry date (up to five years) and no assurances can be given that any work permit will be issued or, if issued, renewed upon the expiration of the relevant term. If any of our senior officers were not permitted to remain in Bermuda, or if we experience delays or failures to obtain permits for a number of our professional staff, our operations could be disrupted and our financial performance could be adversely affected as a result.

In addition, in March 2009, U.S. Senator Carl Levin and Rep. Lloyd Doggett introduced legislation in the U.S. Senate and House, respectively, entitled the “Stop Tax Haven Abuse Act” (S. 506). An identical provision was proposed by Rep. Doggett in May 2010 in the International Tax Competitiveness Act of 2010 (H.R. 5328). If enacted, this legislation would, among other things, cause to be treated as a U.S. corporation for U.S. tax purposes generally, entities whose shares are publicly traded on an established securities market, or whose gross assets are $50.0 million or more, if the “management and control” of such a corporation is, directly or indirectly, treated as occurring primarily within the U.S. The proposed legislation provides that a corporation will be so treated if substantially all of the executive officers and senior management of the corporation who exercise day-to-day responsibility for making decisions involving strategic, financial, and operational policies of the corporation are located primarily within the U.S. In addition, among other things, this proposed legislation would establish presumptions for entities and transactions in jurisdictions deemed to be “offshore secrecy jurisdictions” and would provide a list of such jurisdictions. To date, this legislation has not been approved by either the House of Representatives or the Senate. However, we can provide no assurance that this legislation or similar legislation will not ultimately be adopted. While we do not believe that the legislation would impact us, it is possible that an adopted bill would include additional or expanded provisions which could negatively impact us, or that the interpretation or enforcement of the current proposal, if enacted, would be more expansive or adverse than we currently estimate.

In 2008, the Internal Revenue Service released a revenue ruling (Rev. Rul. 2008-15), in which it publicly adopted the position that the federal excise tax imposed on insurance or reinsurance premiums paid to certain non-U.S. taxpayers (the “FET”) applies to reinsurance contracts between foreign insurance companies. Simultaneously, the IRS issued Announcement 2008-18, announcing a voluntary compliance initiative under which eligible non-U.S. insurers, reinsurers, and other agents, solicitors, and brokers may avoid IRS examination with respect to the FET. Under Section 4371 of the Internal Revenue Code, premiums on insurance policies, indemnity bonds, annuity contracts, and reinsurance contracts with respect to risks located in the U.S. paid by a U.S. person or by a non-U.S. person engaged in a trade or business in the U.S. are subject to the FET. The FET is imposed at the rate of 4% on casualty insurance and indemnity bonds; 1% on life, health, and annuity contracts; and 1% on reinsurance. The IRS has authority to collect the tax not only from the person paying the premium but also from any person who signs, sells or issues documents connected with the policy. In the pronouncements noted above, the IRS took the position that the FET cascades through reinsurance contracts on U.S. risks between foreign insurers. While commentators and market participants have questioned the statutory and jurisdictional basis for the IRS’s position, the IRS has continued to assert that, under this cascading theory, if a foreign insurance company insures or reinsures a U.S. risk that would be subject to the FET, and then obtains reinsurance for that risk from a second foreign insurance company, the FET applies to the reinsurance contract between the two foreign parties (unless a treaty exemption applies). Further, the IRS has asserted that FET applies even where the first foreign insurance company is exempt from FET under an applicable treaty. We did not elect to participate in the voluntary compliance initiative, and it is possible that the IRS would disagree with our position with respect to FET and the IRS’s cascade theory. In 2009, we were contacted by the IRS and asked to provide information with respect to the FET filings effected by Renaissance Reinsurance in 2008. In 2010, we were contacted by the IRS and asked to provide information with respect to the FET filings effected by Glencoe Insurance and DaVinci covering prior periods. While we believe our FET position is supported by a thorough analysis of relevant statutory and case law, and believe that the imposition of the IRS position would not give rise to material financial obligations, it is possible the IRS will continue to maintain its position and could prevail in any audit or other controversy or that the financial consequences of the IRS’s position would be greater than we currently estimate.

The loss of key senior members of management could adversely affect us.

Our success has depended, and will continue to depend, in substantial part upon our ability to attract and retain our senior officers. The loss of services of members of senior management in the future, and the uncertain transition of new members of our senior management team, may strain our ability to execute our operational initiatives. The loss of one or more of our senior officers could adversely impact our business by, for example, making it more difficult to retain customers or other business contacts whose relationship depends in part on the service of the departing officer. In general, the loss of the services of any members of our current senior management team may adversely affect our business, perhaps materially so. We do not currently maintain key man life insurance policies with respect to any of our employees.

Regulatory challenges in the U.S. or elsewhere to our Bermuda operations’ claims of exemption from insurance regulation could restrict our ability to operate, increase our costs, or otherwise adversely impact us.

Renaissance Reinsurance, DaVinci and Top Layer Re are not licensed or admitted in any jurisdiction except Bermuda. Renaissance Reinsurance, Glencoe Insurance, DaVinci and Top Layer Re each conduct business only from their principal offices in Bermuda and do not maintain an office in the U.S. The insurance and reinsurance regulatory framework continues to be subject to increased scrutiny in many jurisdictions, including the U.S. and various states within the U.S. If our Bermuda insurance or reinsurance operations become subject to the insurance laws of any state in the U.S., we could face inquiries or challenges to the future operations of these companies.

Moreover, we could be put at a competitive disadvantage in the future with respect to competitors that are licensed and admitted in U.S. jurisdictions. Among other things, jurisdictions in the U.S. do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless security is posted. Our contracts generally require us to post a letter of credit or provide other security after a reinsured reports a claim. In order to post these letters of credit, issuing banks generally require collateral. It is possible that the European Union or other countries might adopt a similar regime in the future, or that U.S. rules could be altered in a way that treats Bermuda-based companies disproportionately. Any such development, or if we are unable to post security in the form of letters of credit or trust funds when required, could significantly and negatively affect our operations.

Glencoe Insurance and Lantana Insurance Ltd. (“Lantana”) are currently each eligible, non-admitted excess and surplus lines insurers in 48 U.S. states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands, and are each subject to certain regulatory and reporting requirements of these jurisdictions. However, neither Glencoe Insurance nor Lantana is admitted or licensed in any U.S. jurisdiction; moreover, Glencoe Insurance only conducts business from Bermuda. Accordingly, the scope of Glencoe Insurance’s and Lantana’s activities in the U.S. is limited, which could adversely affect their ability to compete. Although surplus lines business is generally less regulated than the admitted market, the regulation of surplus lines insurance may undergo changes in the future. federal and/or state measures may be introduced and promulgated that could result in increased oversight and regulation of surplus lines insurance. Additionally, some recent and pending cases in Florida and California courts have raised potentially significant questions regarding surplus lines insurance in those states such as whether surplus lines insurers will be subject to policy form content, filing and approval requirements or additional taxes. In 2008, the Florida Supreme Court held that surplus lines insurers were subject to insurance law provisions governing policy delivery, policy forms, the payment of attorney fees and other matters; however, in 2009, the Florida legislature passed FL SB 1894 and HB 853 to clarify the limited applicability of Florida insurance law to surplus lines insurers (exempt from the provisions governing policy delivery, policy forms, etc.). This case could foreshadow more extensive oversight of surplus lines insurance by other jurisdictions, which could adversely impact our excess and surplus lines business, or the surplus lines markets for which we are a lead reinsurer.

Stonington, which writes insurance in all 50 states and the District of Columbia on an admitted basis, is subject to extensive regulation under state statutes which confer regulatory, supervisory and administrative powers on state insurance commissioners. Such regulation generally is designed to protect policyholders rather than investors or shareholders of the insurer. Our current or future business strategy could cause one or more of our currently unregulated non-insurance subsidiaries to become subject to some form of regulation. Any failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in fines and other sanctions, any or all of which could adversely affect our financial results and operations.

We could be required to allocate considerable time and resources to comply with any new or additional regulatory requirements, and any such requirements may impact the operations of our insurance and/or non-insurance subsidiaries and ultimately could impact our financial condition as well. In addition, we could be adversely affected if a regulatory authority believed we had failed to comply with applicable law or regulation.

We are unable to predict the effect that governmental actions for the purpose of stabilizing the financial markets will have on such markets generally or on the Company in particular.

In response to the financial crises affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions, on October 3, 2008, then-President Bush signed the Emergency Economic Stabilization Act (“EESA”) into law. Pursuant to the EESA, the U.S. Treasury has the authority to, among other things, purchase up to $700 billion of mortgage-backed and other securities from financial institutions for the purpose of stabilizing the financial markets. Subsequently, on February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (the “ARRA”), a $787 billion stimulus bill for the purpose of stabilizing the economy by, among other things, creating jobs. The U.S. federal government and other governmental and regulatory bodies have taken or are considering taking other actions to address the ongoing weakness in business and economic conditions. Some companies that engage in both life and property casualty insurance lines of business, have participated in the ARRA programs and many believe that current market conditions have been adversely impacted by the government support of certain large market participants, which may have contributed to inadequate pricing conditions in respect of certain lines and coverages. We are unable to predict the effect that any such governmental actions will have on the financial markets generally or on the Company’s competitive position, business and financial condition in particular, though we are monitoring the situation as it evolves.

The U.S. Congress and the current administration have made, or called for consideration of, several additional proposals relating to a variety of issues with respect to financial regulation reform, including regulation of the over-the-counter derivatives market, the establishment of a single-state system of licensure for U.S. and foreign reinsurers, executive compensation and others. We continue to carefully monitor relevant proposals and believe that these and other potential proposals could have varying degrees of impact on the Company ranging from minimal to material. At this time, we are unable to predict with certainty which, if any, proposals may be passed or what level of impact any such proposals could have on the Company.

Particularly within the Euro-zone, there is increasing market concern as to the potential default of government issuers. Should governments default on their obligations, there could be a negative impact on both the Company’s direct holdings, as well as non-government issues held within the country of default. These dynamics could also adversely impact certain of the clients and markets that we serve, which could directly or indirectly contribute to the weakening of the demand for our products and services.

Operational risks, including systems or human failures, are inherent in business, including ours.

We are subject to operational risks including fraud, employee errors, failure to document transactions properly or to obtain proper internal authorization, failure to comply with regulatory requirements or obligations under our agreements, information technology failures, or external events. Losses from these risks may occur from time to time and may be significant. As our business and operations grow more complex we are exposed to more risk in these areas.

Our modeling, underwriting and information technology and application systems are critical to our success. Moreover, our proprietary technology and application systems have been an important part of our underwriting strategy and our ability to compete successfully. We have also licensed certain systems and data from third parties. We cannot be certain that we will have access to these, or comparable, service providers, or that our information technology or application systems will continue to operate as intended. While we have implemented disaster recovery and other business contingency plans, a defect or failure in our internal controls or information technology and application systems could result in reduced or delayed revenue growth, higher than expected losses, management distraction, or harm to our reputation. We believe appropriate controls and mitigation procedures are in place to prevent significant risk of defect in our internal controls, information technology and application systems, but internal controls provide only reasonable, not absolute, assurance as to the absence of errors or irregularities and any ineffectiveness of such controls and procedures could have a material adverse effect on our business.

We are exposed to risks in connection with our management of third party capital.

Certain of our operating subsidiaries manage third party capital, and in some cases our own capital. We manage our own capital and other capital through our managed joint venture business, our Lloyd’s managing agency business and certain other of our operations. Depending on the jurisdiction and form of organization, our operating subsidiaries may owe certain legal duties and obligations to third party investors (including reporting obligations) and are subject to a variety of often complex laws and regulations. Compliance with some of these laws and regulations requires significant management time and attention, particularly with respect to our newer businesses and ventures. Although we seek to continually monitor our policies and procedures to attempt to ensure compliance, faulty judgments, simple errors or mistakes, or the failure of our personnel to adhere to established policies and procedures, could result in our failure to comply with applicable laws or regulations which could result in significant liabilities, penalties or other losses to the Company, and seriously harm our business and results of operations.

We may be adversely affected by foreign currency fluctuations.

Our functional currency is the U.S. dollar; however, as we expand geographically, an increasing portion of our premium is, and likely will be, written in currencies other than the U.S. dollar and a portion of our claims and claim expense reserves is also in non-U.S. dollar currencies. Moreover, we maintain a portion of our cash and investments in currencies other than the U.S. dollar. Although we generally seek to hedge significant non-U.S. dollar positions, we may, from time to time, experience losses resulting solely from fluctuations in the values of these foreign currencies, which could cause our consolidated earnings to decrease. In addition, failure to manage our foreign currency exposures could cause our results of operations to be more volatile.

The covenants in our debt agreements limit our financial and operational flexibility, which could have an adverse effect on our financial condition.

We have incurred indebtedness, and may incur additional indebtedness in the future. At March 31, 2010, we had an aggregate of $549.1 million of indebtedness outstanding. Our indebtedness primarily consists of publicly traded notes and our revolving credit facilities. For more details on our indebtedness, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Capital Resources” of our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on February 19, 2010, which is incorporated by reference herein and our other filings with the Commission.

The agreements covering our indebtedness, particularly our bank loans, contain covenants that limit our ability, among other things, to borrow money, make particular types of investments or other restricted payments, sell assets, merge or consolidate. These agreements also require us to maintain specific financial ratios. If we fail to comply with these covenants or meet these financial ratios, the lenders under our credit facilities could declare a default and demand immediate repayment of all amounts owed to them, cancel their commitments to lend or issue letters of credit, or both, and require us to pledge additional or a different type of collateral.

Because we are a holding company, we are dependent on dividends and payments from our subsidiaries.

As a holding company with no direct operations, we rely on investment income, cash dividends and other permitted payments from our subsidiaries to make principal and interest payments on our debt and to pay dividends to our shareholders. The holding company does not have any operations and from time to time may not have significant liquid assets. Bermuda law and various U.S. insurance regulations may limit the ability of our subsidiaries to pay dividends. If our subsidiaries are restricted from paying dividends to us, we may be unable to pay dividends or to repay our indebtedness. For example, since Stonington may only pay dividends out of earned surplus, and Stonington’s earned surplus is negative, it cannot currently pay dividends without the applicable state insurance department approval.

We may require additional capital in the future, which may not be available or only available on unfavorable terms.

We monitor our capital adequacy on a regular basis. The capital requirements of our business depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. Our ability to sell our reinsurance and insurance products is largely dependent upon the quality of our claims paying and financial strength ratings as evaluated by independent rating agencies. To the extent that our existing capital is insufficient to support our future operating requirements, we may need to raise additional funds through financings or limit our growth. While we do not currently expect to require additional external capital in the near term due to our strong current capital position, our operations are subject to the ever present potential for significant volatility in capital due to our exposure to potentially significant catastrophic events. Any further equity or debt financing, or capacity needed for letters of credit, if available at all, may be on terms that are unfavorable to us, particularly in light of the recent disruptions, uncertainty and volatility in the capital and credit markets. Our ability to raise such capital successfully would depend upon the facts and circumstances at the time, including our financial position and operating results, market conditions including in regards to prevailing valuation trends for securities in our industry, and applicable legal issues. Access to capital on attractive terms has been challenging for many companies during the ongoing global credit crisis, and may be further adversely impacted by the prevailing compressed market valuations for securities of reinsurers and insurers. If we are unable to obtain adequate capital if and when needed, our business, results of operations and financial condition would be adversely affected. In addition, in the future we may be unable to raise new capital for our managed joint ventures and other private alternative investment vehicles, which would reduce our future fee income and market capacity.

Acquisitions or strategic investments that we have made or may make could turn out to be unsuccessful.

As part of our strategy, we frequently monitor and analyze opportunities to acquire or make a strategic investment in new or other businesses that will not detract from our core operations. The negotiation of potential acquisitions or strategic investments as well as the integration of an acquired business or new personnel could result in a substantial diversion of management resources. Acquisitions could involve numerous additional risks such as potential losses from unanticipated litigation or levels of claims and inability to generate sufficient revenue to offset acquisition costs. Any failure by us to effectively limit such risks or implement our acquisitions or strategic investment strategies could have a material adverse effect on our business, financial condition or results of operations.

Some aspects of our corporate structure may discourage third party takeovers and other transactions or prevent the removal of our current board of directors and management.

Some provisions of our Amended and Restated Bye-Laws have the effect of making more difficult or discouraging unsolicited takeover bids from third parties or preventing the removal of our current board of directors and management. In particular, our Bye-Laws prohibit transfers of our capital shares if the transfer would result in a person owning or controlling shares that constitute 9.9% or more of any class or series of our shares. In addition, our Byelaws reduce the total voting power of any shareholder owning, directly or indirectly, beneficially or otherwise, as described in our Bye-laws, more than 9.9% of our common shares to not more than 9.9% of the total voting power of our capital stock unless otherwise waived at the discretion of the Board. The primary purpose of these provisions is to reduce the likelihood that we will be deemed a “controlled foreign corporation” within the meaning of the Internal Revenue Code for U.S. federal tax purposes. However, these provisions may also have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of our shareholders might deem these purchases or acquisition proposals to be in their best interests.

In addition, our Bye-Laws provide for, among other things:

•	a classified Board, whose size is fixed and whose members may be removed by the shareholders only for cause upon a 66 2/3% vote;

•	restrictions on the ability of shareholders to nominate persons to serve as directors, submit resolutions to a shareholder vote and requisition special general meetings;

•	a large number of authorized but unissued shares which may be issued by the Board without further shareholder action; and

•	a 66 2/3% shareholder vote to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws.

These Bye-Law provisions make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors, which we believe would generally best serve the interests of our shareholders. However, these provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current board of directors and management. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

We indirectly own certain U.S. based insurance subsidiaries. Our ownership of a U.S. insurance company can, under applicable state insurance company laws and regulations, delay or impede a change of control of RenaissanceRe. It is possible that we will form, acquire or invest in other U.S. domestic insurance companies in the future, which could make this risk more severe. Under applicable state insurance regulations, any proposed purchase of 10% or more of our voting securities would require the prior approval of the relevant insurance regulatory authorities.

In addition, similar provisions apply to our Lloyd’s managing agent, whereby the U.K.’s Financial Services Authority regulates the acquisition of control of any Lloyd’s managing agent which is authorized under the Financial Services and Markets Act 2000. Any company or individual that, together with its or his associates, directly or indirectly acquires 10% or more of the shares in a Lloyd’s managing agent or its parent company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such Lloyd’s managing agent or its parent company, would be considered to have acquired control for the purposes of the relevant legislation, as would a person who had significant influence over the management of such Lloyd’s managing agent or its parent company by virtue of his shareholding or voting power in either.

Investors may have difficulties in serving process or enforcing judgments against us in the U.S.

We are a Bermuda company. In addition, certain of our officers and directors reside in countries outside the U.S. All or a substantial portion of our assets and the assets of these officers and directors are or may be located outside the U.S. Investors may have difficulty effecting service of process within the U.S. on our directors and officers who reside outside the U.S. or recovering against us or these directors and officers on judgments of U.S. courts based on civil liabilities provisions of the U.S. federal securities laws whether or not we appoint an agent in the U.S. to receive service of process.

RISKS RELATED TO OUR INDUSTRY

The reinsurance and insurance businesses are historically cyclical and the pricing and terms for our products may decline, which could affect our profitability.

The reinsurance and insurance industries have historically been cyclical, characterized by periods of decreasing prices followed by periods of increasing prices. Reinsurers have experienced significant fluctuations in their results of operations due to numerous factors, including the frequency and severity of catastrophic events, perceptions of risk, levels of capacity, general economic conditions and underwriting results of other insurers and reinsurers. All of these factors fluctuate and may contribute to price declines generally in the reinsurance and insurance industries. The January 1, 2010 and the June 1, 2010 renewal seasons were characterized by adverse pricing conditions which we expect to persist, perhaps throughout the remainder of 2010. There can be no assurance as to when, or the extent to which, pricing conditions may improve.

The catastrophe-exposed lines in which we are a market leader are affected significantly by volatile and unpredictable developments, including natural and man-made disasters. The occurrence, or nonoccurrence, of catastrophic events, the frequency and severity of which are inherently unpredictable, affects both industry results and consequently prevailing market prices of our products.

We expect premium rates and other terms and conditions of trade to vary in the future. If demand for our products falls or the supply of competing capacity rises, our prospects for potential growth, due in part to our disciplined approach to underwriting, may be adversely affected. In particular, we might lose existing customers or decline business, which we might not regain when industry conditions improve.

In recent years, hedge funds and investment banks have been increasingly active in the reinsurance market and markets for related risks. While this trend has slowed during the ongoing period of financial dislocation, we generally expect increased competition from a wider range of entrants over time. It is possible that such new or alternative capital could cause reductions in prices of our products. To the extent that industry pricing of our products does not meet our hurdle rate, we would generally expect to reduce our future underwriting activities thus resulting in reduced premiums and a reduction in expected earnings.

Other political, regulatory and industry initiatives could adversely affect our business.

The insurance and reinsurance regulatory framework is subject to heavy scrutiny by the U.S. and individual state governments as well as an increasing number of international authorities. Government regulators are generally concerned with the protection of policyholders to the exclusion of other constituencies, including shareholders. Governmental authorities in both the U.S. and worldwide seem increasingly interested in the potential risks posed by the reinsurance industry as a whole, and to commercial and financial systems in general. While we do not believe these inquiries have identified meaningful new risks posed by the reinsurance industry, and we cannot predict the exact nature, timing or scope of possible governmental initiatives, we believe it is likely there will be increased regulatory intervention in our industry in the future. For example, the U.S. federal government has increased its scrutiny of the insurance regulatory framework in recent years, and some state legislators have considered or enacted laws that will alter and likely increase state regulation of insurance and reinsurance companies and holding companies. Moreover, the NAIC, which is an association of the insurance commissioners of all 50 states and the District of Columbia and state insurance regulators, regularly reexamine existing laws and regulations.

For example, we could be adversely affected by proposals to:

•	provide insurance and reinsurance capacity in markets and to consumers that we target, such as the legislation enacted in Florida in 2007 or the proposed federal legislation described above;

•	require our participation in industry pools and guaranty associations;

•	expand the scope of coverage under existing policies for matters such as hurricanes Katrina, Rita and Wilma, and the New Orleans flood;

•	increasingly mandate the terms of insurance and reinsurance policies;

•	establish a new federal insurance regulator or financial industry systemic risk regulator;

•	revise laws, regulations, or contracts under which we operate, such as, but not limited to, the 2008 Farm Bill or the 2011 SRA;

•	disproportionately benefit the companies of one country over those of another; or

•	repeal or diminish the insurance company antitrust exemption from the McCarran Ferguson Act.

Our primary insurance business, which is regulated more comprehensively than reinsurance, increases our exposure to adverse political, judicial and legal developments.

We are incorporated in Bermuda and are therefore subject to changes in Bermuda law and regulation that may have an adverse impact on our operations, including imposition of tax liability or increased regulatory supervision or change in regulation. In addition, we are subject to changes in the political environment in Bermuda, which could make it difficult to operate in, or attract talent to, Bermuda. The Bermuda insurance and reinsurance regulatory framework recently has become subject to increased scrutiny in many jurisdictions, including in the U.S. and in various states within the U.S. We are unable to predict the future impact on our operations of changes in the laws and regulations to which we are or may become subject. Moreover, our exposure to potential regulatory initiatives could be heightened by the fact that our principal operating companies are domiciled in, and operate exclusively from, Bermuda. For example, Bermuda, a small jurisdiction, may be disadvantaged in participating in global or cross border regulatory matters as compared with larger jurisdictions such as the U.S. or the leading European Union countries. In addition, Bermuda, which is currently an overseas territory of the U.K., may consider changes to its relationship with the U.K. in the future. These changes could adversely affect Bermuda’s position in respect of its regulatory initiatives, which could adversely impact us commercially.

We operate in a highly competitive environment.

The reinsurance industry is highly competitive. We compete, and will continue to compete, with major U.S. and non-U.S. insurers and property catastrophe reinsurers, including other Bermuda-based reinsurers. Many of our competitors have greater financial, marketing and management resources than we do. Historically, periods of increased capacity levels in our industry generally have led to increased competition, and decreased prices for our products.

We believe that our principal competitors in the property catastrophe reinsurance market include other companies active in the Bermuda market, including Ace, Allied World, Alterra Capital, Arch, Axis, Endurance, Everest Re, Montpelier Re, Partner Re, Platinum, Transatlantic, Validus, White Mountains and XL, as well as a growing number of private, unrated reinsurers offering predominately collateralized reinsurance. We also compete with certain Lloyd’s syndicates active in the London market, as well as with a number of other industry participants, such as AIG, Berkshire, Hannover Re, Munich Re Group and Swiss Re. As our business evolves over time, we expect our competitors to change as well. For example, following hurricane Katrina in August 2005, a significant number of new reinsurance companies were formed in Bermuda which have resulted in new competition, which may well continue in subsequent periods. Also, hedge funds and investment banks have shown an interest in entering the reinsurance market, either through the formation of reinsurance companies, or through the use of other financial products, such as catastrophe bonds and other cat-linked securities. In addition, we may not be aware of other companies that may be planning to enter the reinsurance market or of existing companies that may be planning to raise additional capital. We cannot predict what effect any of these developments may have on our businesses.

The markets in which our Insurance unit operates are also highly competitive. Primary insurers compete on the basis of factors including distribution channels, product, price, service and financial strength. Many of our primary insurance competitors, especially in jurisdictions in which we have recently expanded, or may expand in the future, are larger and more established than we are and have greater financial resources and consumer recognition. We seek primary insurance pricing that will result in adequate returns on the capital allocated to our primary insurance business. We may lose primary insurance business to competitors offering competitive insurance products at lower prices or on more advantageous terms.

Consolidation in the (re)insurance industry could adversely impact us.

We believe that several (re)insurance industry participants are seeking to consolidate. These consolidated entities may try to use their enhanced market power to negotiate price reductions for our products and services. If competitive pressures reduce our prices, we would expect to write less business. As the insurance industry consolidates, competition for customers will become more intense and the importance of acquiring and properly servicing each customer will become greater. We could incur greater expenses relating to customer acquisition and retention, further reducing our operating margins. In addition, insurance companies that merge may be able to spread their risks across a consolidated, larger capital base so that they require less reinsurance. The number of companies offering retrocessional reinsurance may decline. Reinsurance intermediaries could also consolidate, potentially adversely impacting our ability to access business and distribute our products. We could also experience more robust competition from larger, better capitalized competitors. Any of the foregoing could adversely affect our business or our results of operation.

The Organization for Economic Cooperation and Development (“OECD”) and the European Union are considering measures that might increase our taxes and reduce our net income.

The OECD has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of jurisdictions perceived by the OECD to be tax havens or to offer preferential tax regimes. In the OECD’s report dated April 18, 2002 and updated as of June 2004 and November 2005 via a “Global Forum,” Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. In 2008, the OECD issued the final version of its “Report on the Attribution of Profits to Permanent Establishments,” which purported to represent a final report on the OECD’s project to establish a broad consensus regarding the interpretation and practical application of Article 7 of the OECD Model Tax Convention on Income and on Capital (“Article 7”). Article 7 sets forth international tax principles for attributing profits to a permanent establishment and forms the basis of an extensive network of bilateral income tax treaties between OECD member countries and between many OECD member and non-member countries. Part IV of the 2008 report addresses the attribution of profits to a permanent establishment of an enterprise that conducts insurance activities. The OECD has undertaken to issue a new version of Article 7 and related commentary to be used in the negotiation of new treaties and amendments to existing treaties. The final version of new Article 7 and related commentary might include provisions that could change the manner in which we are taxed. We are not able to precisely predict whether any of these developments will give rise to additional taxation or operational costs in respect of our activities.

Regulatory regimes and changes to accounting rules may adversely impact financial results irrespective of business operations.

Accounting standards and regulatory changes may require modifications to our accounting principles, both prospectively and for prior periods and such changes could have an adverse impact on our financial results. In particular, the Commission has formally proposed a plan to first allow and then require companies to file financial statements in accordance with International Financial Reporting Standards rather than U.S. generally accepted accounting principles. Such changes, if ultimately adopted, could have a significant impact on our financial reporting, impacting key matters such as our loss reserving policies and premium and expense recognition. For example, the International Accounting Standards Board is considering adopting an accounting standard that would require all reinsurance and insurance contracts to be accounted for under a new measurement basis, contract fulfillment value, which is considered to be more closely related to fair value than the current measurement basis, and would also require that deferred acquisition costs be derecognized and that future acquisition costs be expensed as incurred. We are currently evaluating how the Commission’s initiatives will impact us, including with respect to our loss reserving policy and the effect it might have on recognizing premium revenue and policy acquisition costs. Required modification of our existing principles, either with respect to these issues or other issues in the future, could have an impact on our results of operations, including changing the timing of the recognition of underwriting income, increasing the volatility of our reported earnings and changing our overall financial statement presentation.

Heightened scrutiny of issues and practices in the insurance industry may adversely affect our business.

We believe that certain government authorities are continuing to scrutinize and investigate a number of issues and practices within the insurance industry. While we have not been named in any actions or proceedings, it is possible such scrutiny could expand to include us in the future, and it is also possible that these investigations or related regulatory developments will mandate or otherwise give rise to changes in industry practices in a fashion that increases our costs or requires us to alter how we conduct our business.

We cannot predict the ultimate effect that these investigations, and any changes in industry practice, including future legislation or regulations that may become applicable to us, will have on the insurance industry, the regulatory framework, or our business.

RISKS RELATED TO THE OFFERING

Any subordinated debt securities that we issue would rank below our existing and future senior debt.

Any subordinated debt securities that we issue would be unsecured and subordinated in right of payment to all of our existing and future senior debt. Because these subordinated debt securities would be subordinated to our senior debt, we would be unable to make any payments of principal, including redemption payments, or interest on the subordinated debt securities, in the event of payment default on senior debt obligations and may be prohibited in the event of some non-payment defaults. Moreover, in the event of our bankruptcy, liquidation or reorganization, the acceleration of the debt underlying any of our subordinated debt securities due to an event of default, and certain other events, we would make payments on such subordinated debt securities only after we have satisfied all of our senior debt obligations. As of March 31, 2010, we had an aggregate of $349.1 million outstanding senior debt, to which any subordinated debt securities we might issue would be subordinated. See also the risk factor related to our debt agreement covenants above.

In addition, because we are a holding company, any subordinated debt securities we may offer would be effectively subordinated to all existing and future liabilities of our subsidiaries, including the liabilities of our insurance subsidiaries to their policy holders. The rights of our creditors (including the holders of any debt securities we might issue) to participate in distributions by certain of our subsidiaries, including our insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over these subsidiaries. As of March 31, 2010, our subsidiaries had an aggregate of approximately $200 million of indebtedness outstanding, in addition to $249.1 million of outstanding senior debt that was issued by RRNAH and is guaranteed by RenaissanceRe and is therefore included in our outstanding senior debt. Unless we specify otherwise in a prospectus supplement, the subordinated indenture will not limit the amount of other indebtedness or liabilities that we or our subsidiaries may incur or securities that we or our subsidiaries may issue in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus or the accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intends”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements.

In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including the following:

•	we are exposed to significant losses from catastrophic events and other exposures that we cover, which we expect to cause significant volatility in our financial results from time to time;

•	the frequency and severity of catastrophic events or other events which we cover could exceed our estimates and cause losses greater than we expect;

•

risks associated with implementing our business strategies and initiatives, including risks related to developing or enhancing the operations, controls and other infrastructure necessary in respect of our more recent, new or proposed initiatives;

•	the risk of the lowering or loss of any of the ratings of RenaissanceRe or of one or more of our subsidiaries or changes in the policies or practices of the rating agencies;

•

the inherent uncertainties in our reserving process, including those related to the 2005, 2008 and first quarter 2010 catastrophes, which uncertainties we believe are increasing as we diversify into new product classes;

•	risks relating to our strategy of relying on third party program managers, third party administrators, and other vendors to support our Insurance operations;

•

risks relating to adverse legislative developments including the risk of passage of the House Bills; the risk of new legislation in Florida continuing to expand the reinsurance coverages offered by the FHCF and the insurance policies written by the state-sponsored Citizens, or failing to reduce such coverages or implementing new programs which reduce the size of the private market; and the risk that new, state based or federal legislation will be enacted and adversely impact us;

•

the risk that the RMA adversely changes the financial terms of the SRA which we are currently party to and under which our Insurance segment participates in the federal multi-peril crop insurance program;

•

we are exposed to the risk that our customers may fail to make premium payments due to us (a risk that may be increasing in certain of our key markets), as well as the risk of failures of our reinsurers, brokers, third party program managers or other counterparties to honor their obligations to us, including their obligations to make third party payments for which we might be liable, which risks we believe continue to be heightened as a result of the current period of relatively weak economic conditions;

•

risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence, such as the trend toward potentially significant global warming and other aspects of climate change which have the potential to adversely affect our business, or the ongoing economic downturn, which could cause us to underestimate our exposures and potentially adversely impact our financial results;

•

risks associated with a sustained weakness or weakening in business and economic conditions, specifically in the principal markets in which we do business, which may adversely affect the demand for our products and ultimately our business and operating results;

•

risks relating to a deterioration in the investment markets and current economic conditions which could adversely affect our net investment income and lead to investment losses, particularly with respect to our illiquid investments in asset classes experiencing significant volatility;

•

risks associated with highly subjective judgments, such as valuing our more illiquid assets, and determining the impairments taken on our investments, which could impact our financial position or operating results;

•

risks associated with our investment portfolio, including the risk that investment managers may breach our investment guidelines, or the inability of such guidelines to mitigate risks arising out of the ongoing economic downturn;

•

risks due to our dependence on a few insurance and reinsurance brokers for the preponderance of our revenue, a risk we believe is increasing as a larger portion of our business is provided by a small number of these brokers, including as a result of the merger of AON Corporation and Benfield Group Limited;

•

the risk we might be bound to policyholder obligations beyond our underwriting intent, and the risk that our third party program managers or agents may elect not to continue or renew their programs with us;

•

we are exposed to counterparty credit risk, including with respect to reinsurance brokers, customers, agents, retrocessionaires, capital providers and parties associated with our investment portfolio, energy trading business, and premiums and other receivables owed to us, which risks we believe continue to be heightened as a result of the current period of relatively weak economic conditions;

•	emerging claims and coverage issues, which could expand our obligations beyond the amount we intend to underwrite;

•

the passage of federal or state legislation subjecting Renaissance Reinsurance or our other Bermuda subsidiaries to supervision, regulation or taxation in the U.S. or other jurisdictions in which we operate, or increasing the taxation of business ceded to us;

•	risks that acquisitions or strategic investments that we have made or may make could turn out to be unsuccessful;

•	a contention by the IRS that Renaissance Reinsurance, or any of our other Bermuda subsidiaries, is subject to U.S. taxation;

•

the risk that there could be regulatory or legislative changes adversely impacting us, as a Bermuda-based company, relative to our competitors, or actions taken by multinational organizations having such an impact;

•	loss of services of any one of our key senior officers, or difficulties associated with the transition of new members of our senior management team;

•

the risk that ongoing or future industry regulatory developments will disrupt our business, or that of our business partners, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;

•	operational risks, including system or human failures;

•	risks in connection with our management of third party capital;

•

changes in economic conditions, including interest rate, currency, equity and credit conditions which could affect our investment portfolio or declines in our investment returns for other reasons which could reduce our profitability and hinder our ability to pay claims promptly in accordance with our strategy, which risks we believe are currently enhanced in light of the current period of relatively weak economic conditions, both globally and in the U.S.;

•	risks relating to failure to comply with covenants in our debt agreements;

•	risks relating to the inability of our operating subsidiaries to declare and pay dividends to the Company;

•

risks that we may require additional capital in the future, particularly after a catastrophic event or to support potential growth opportunities in our business, which may not be available or may be available only on unfavorable terms;

•

risks that certain of our new or potentially expanding business lines could have a significant negative impact on our financial results or cause significant volatility in our results for any particular period;

•

changes in insurance regulations in the U.S. or other jurisdictions in which we operate, including the risks that U.S. federal or state governments will take actions to diminish the size of the private markets in respect of the coverages we offer, the risk of potential challenges to the Company’s claim of exemption from insurance regulation under current laws and the risk of increased global regulation of the insurance and reinsurance industry;

•

we operate in a highly competitive environment, which we expect to increase over time from new competition from non-traditional participants as capital markets products provide alternatives and replacements for our more traditional reinsurance and insurance products and as a result of consolidation in the (re)insurance industry;

•

risks arising out of possible changes in the distribution or placement of risks due to increased consolidation of customers or insurance and reinsurance brokers, or third party program managers, or from potential changes in their business practices which may be required by future regulatory changes;

•	risks relating to changes in regulatory regimes and/or accounting rules, such as the roadmap to IFRS, which could result in significant changes to our financial results; and

•	acts of terrorism, war or political unrest.

The factors listed above should not be construed as exhaustive. Certain of these factors are described in more detail in “Risk Factors” above. We undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by RenaissanceRe, RenaissanceRe Finance, RRNAH or the Capital Trust will be used by us and our subsidiaries for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

DESCRIPTION OF OUR CAPITAL SHARES

The following is a summary of certain provisions of our Memorandum of Association and Bye-Laws. Because this summary is not complete, you should refer to our Memorandum and Bye-Laws for complete information regarding the provisions of the Memorandum and Bye-Laws, including the definitions of some of the terms used below. Copies of the Memorandum and Bye-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of the Memorandum and Bye-Laws, such sections or defined terms are incorporated herein by reference.

COMMON SHARES

Our common shares are listed on the New York Stock Exchange under the symbol “RNR.” The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. We have authorized the issuance of 225,000,000 common shares, and 57,903,912 shares were outstanding on April 26, 2010. Any common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable within the meaning of applicable Bermuda law. There are no provisions of Bermuda law or our Memorandum or Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

A more detailed description of our common shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description.

PREFERENCE SHARES

Our Bye-Laws divide our share capital into 225,000,000 common shares and 100,000,000 preference shares. Currently, 4,000,000 of our 7.30% Series B Preference Shares are outstanding, 10,000,000 of our 6.08% Series C Preference Shares are outstanding and 12,000,000 of our 6.60% Series D Preference Shares are outstanding. From time to time, pursuant to the authority granted by the Bye-Laws, our Board may create and issue one or more series of preference shares. The preference shares, upon issuance against full consideration, will be fully paid and nonassessable. The particular rights and preferences of the preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement. Certain terms of the 7.30% Series B Preference Shares are summarized below under “Series B Preference Shares,” certain terms of the 6.08% Series C Preference Shares are summarized below under “Series C Preference Shares,” and certain terms of the 6.60% Series D Preference Shares are summarized below under “Series D Preference Shares.”

Because the following summary of the terms of preference shares is not complete, you should refer to the Memorandum, the Bye-Laws and any applicable Certificate of Designation, Preferences and Rights or other governing instrument for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement. Whenever we refer to particular sections or defined terms of the Memorandum, the Bye-Laws and an applicable Certificate of Designation, Preferences and Rights or other governing instrument, such sections or defined terms are incorporated herein by reference.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•

the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•

the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum or the Bye-Laws.

Subject to the specification of the above terms of preference shares in a supplement to this prospectus, we anticipate that the terms of such preference shares will correspond to those set forth below.

DIVIDENDS

The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the Bye-Laws, payable on specified dates each year for the respective dividend periods ending on such dates (“dividend periods”), when and as declared by our Board of Directors. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as the Board may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the common shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

LIQUIDATION, DISSOLUTION OR WINDING UP

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of common shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

REDEMPTION

Except as otherwise provided with respect to a particular class or series of preference shares, the following general redemption provisions will apply to each class or series of preference shares.

On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the U.S., and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate, except for the right of the holders of the shares:

(1)	to transfer such shares prior to the date fixed for redemption;

(2)	to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

(3)	on or before the close of business on the fifth day preceding the date fixed for redemption, to exercise privileges of conversion, if any, not previously expired.

Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the law of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into common shares, will be repaid to us upon our request.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the Board may determine, the shares to be redeemed, or will effect such redemption pro rata.

CONVERSION RIGHTS

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into common shares.

All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the Bye-Laws.

The number of common shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of common shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of common shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per common share on the New York Stock Exchange at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, the Memorandum and the Bye-Laws the basic conversion price per ordinary share for a class or series of preference shares, as fixed by the Board, will be subject to adjustment from time to time as follows:

•

In case RenaissanceRe (1) pays a dividend or makes a distribution to all holders of outstanding common shares as a class in common shares, (2) subdivides or splits the outstanding common shares into a larger number of shares or (3) combines the outstanding common shares into a smaller number of shares, the basic conversion price per ordinary share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into common shares will thereafter be entitled to receive upon the conversion of such share the number of common shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

•

In case RenaissanceRe issues to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares at a price per share less than the current market price per common share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of the number of common shares outstanding at such record date and the number of common shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of RenaissanceRe in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of common shares outstanding at such record date and the number of additional common shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

•

In case RenaissanceRe distributes to all holders of common shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by the Board) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one common share and of which the denominator will be the current market price per common share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

For the purpose of any computation under the last clause above, the current market price per common share on any date will be deemed to be the average of the high and low sales prices of the common shares, as reported in the New York Stock Exchange – Composite Transactions (or such other principal market quotation as may then be applicable to the common shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of common shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

In the case of any capital reorganization or reclassification of common shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of common shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation or merger.

No dividend adjustment with respect to any preference shares or common shares will be made in connection with any conversion.

Whenever there is an issue of additional common shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional common shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

We will at all times have authorized and will at all times reserve and set aside a sufficient number of duly authorized common shares for the conversion of all shares of all then outstanding classes or series of preference shares which are convertible into common shares.

REISSUANCE OF SHARES

Any preference shares retired by purchase, redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.

VOTING RIGHTS

Except as indicated below or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

Whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right.

Whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at an extraordinary meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of the Board will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our President will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our Secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the Bye-Laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our Secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our Secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing one of their number to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such extraordinary meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of shareholders.

At any annual or extraordinary meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in the Board will be filled by vote of a majority of the Board pursuant to the Bye-Laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting of shareholders or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

Whether or not we are being wound up, the rights attached to any class or series of preference shares may only be varied with the consent in writing of the holders of three-quarters of the issued shares of that class or series, or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the shares of that class or series at a separate general meeting in accordance with Section 47(7) of the

Companies Act 1981 of Bermuda. The rights attached to any class or series of preference shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with such class or series of the preference shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of preference shares are not entitled to vote on any amalgamation, consolidation, merger or statutory share exchange, except to the extent that such a transaction would vary the rights attached to any class or series of preference shares, in which case any such variation is subject to the approval process described above. Holders of preference shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

RESTRICTIONS IN EVENT OF DEFAULT IN DIVIDENDS ON PREFERENCE SHARES

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1)

we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at an extraordinary meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2)	we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the Board in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3)	we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

PREEMPTIVE RIGHTS

No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

SERIES B PREFERENCE SHARES

Currently, 4,000,000 of our 7.30% Series B Preference Shares are outstanding. Certain terms of the Series B Preference Shares are summarized below. A more detailed description of the Series B Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on February 3, 2003, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series B Preference Shares.

Dividends on the Series B Preference Shares are cumulative from the date of original issuance and are payable when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 7.30% of the liquidation preference per annum. The Series B Preference Shares rank pari passu to our Series C Preference Shares and our Series D Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. Upon liquidation, the holders of the Series B Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus accrued and unpaid dividends, if any, to the date of liquidation.

We may redeem the Series B Preference Shares, in whole or in part, at any time, at a redemption price of $25 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. The Series B Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities.

SERIES C PREFERENCE SHARES

Currently, 10,000,000 of our 6.08% Series C Preference Shares are outstanding. Certain terms of the Series C Preference Shares are summarized below. A more detailed description of the Series C Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on March 19, 2004, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series C Preference Shares.

Dividends on the Series C Preference Shares are cumulative from the date of original issuance and are payable when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 6.08% of the liquidation preference per annum. The Series C Preference Shares rank pari passu to our Series B Preference Shares and our Series D Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. Upon liquidation, the holders of the Series C Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus accrued and unpaid dividends, if any, to the date of liquidation.

We may redeem the Series C Preference Shares, in whole or in part, at any time, at a redemption price of $25 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. The Series C Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities.

SERIES D PREFERENCE SHARES

Currently, 12,000,000 of our 6.60% Series D Preference Shares are outstanding. Certain terms of the Series D Preference Shares are summarized below. A more detailed description of the Series D Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on December 14, 2006, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series D Preference Shares.

Dividends on the Series D Preference Shares are cumulative from the date of original issuance and are payable when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 6.60% of the liquidation preference per annum. The Series D Preference Shares rank pari passu to our Series B Preference Shares and our Series C Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. Upon liquidation, the holders of the Series D Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus accrued and unpaid dividends, if any, to the date of liquidation.

On or after December 1, 2011, we may redeem the Series D Preference Shares, in whole or in part, at any time, at a redemption price of $25 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. At any time prior to December 1, 2011, if we submit to the holders of our common shares a proposal for an amalgamation or submit any proposal for any other matter that requires, as a result of any changes in Bermuda law after December 12, 2006, for its validation or effectuation an affirmative vote of the holders of preference shares at the time outstanding, voting separately, we have the option to redeem all of the outstanding Series D Preference Shares at a redemption price of $26 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. The Series D Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities.

TRANSFER AGENT

Our registrar and transfer agent for each of our common shares, Series B Preference Shares, Series C Preference Shares and Series D Preference Shares is Mellon Investor Services, L.L.C.

TRANSFER OF SHARES

Our Bye-Laws contain various provisions affecting the transferability of our shares. Under the Bye-Laws, the Board has absolute discretion to decline to register a transfer of shares:

(1)	unless the appropriate instrument of transfer is submitted along with such evidence as the Board may reasonably require showing the right of the transferor to make the transfer;

(2)	unless all applicable consents and authorizations of any governmental body or agency in Bermuda have been obtained; or

(3)	if the Board determines that such transfer would result in a person owning or controlling shares that constitute 9.9% or more of any class or series of our issued shares.

The primary purpose for the restriction on a holder of our shares from owning or exercising more than 9.9% of the total voting rights of all our shareholders is to reduce the likelihood that we will be deemed a “controlled foreign corporation” within the meaning of the Internal Revenue Code for U.S. Federal tax purposes. This limit may also have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under “Anti-Takeover Effects of Certain Bye-Law Provisions.”

If the Board refuses to register any transfer of shares, our Secretary shall send notice of such refusal to the transferor and transferee within 10 days of the date on which the transfer was lodged with us.

Our Bermuda counsel has advised us that while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. The transferor of such shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such shares has been registered on our register of members, if at all.

ANTI-TAKEOVER EFFECTS OF CERTAIN BYE-LAW PROVISIONS

Our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. These provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current board of directors and management.

In addition to those provisions of the Bye-Laws discussed above under “Transfers of Shares,” set forth below is a description of certain other provisions of the Bye-Laws. Because the following description is intended as a summary only and is therefore not complete, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for complete information regarding these provisions.

BOARD OF DIRECTOR PROVISIONS

Our Bye-Laws provide for a classified board, to which approximately one-third of the Board is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Bye-Laws provide that each director may be removed by the shareholders only for cause upon the affirmative vote of the holders of not less than 66 2/3% of the voting rights attached to all issued and outstanding capital shares entitled to vote for the election of that director. Further, our Bye-Laws fix the size of the Board at eight directors (although the incumbent Board may increase its size to eleven members). In addition, shareholders may only nominate persons for election as director at an annual or special general meeting of shareholders called for the purpose of electing directors and only if, among other things, a satisfactory written notice signed by not less than 20 shareholders holding in the aggregate not less than 10% of our outstanding paid up share capital is timely submitted.

We believe that these Bye-Law provisions enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board. We believe these provisions assist our Board to represent more effectively the interests of all shareholders, including taking action in response to demands or actions by a minority shareholder or group.

Our classified Board makes it more difficult for shareholders to change the composition of our Board even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these Bye-Law provisions may deter changes in the composition of the Board or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest.

RESTRICTIONS ON CERTAIN SHAREHOLDER ACTIONS

Our Bye-Laws restrict the ability of our shareholders to take certain actions. These restrictions, among other things, limit the power of our shareholders to:

•	nominate persons to serve as directors;

•	submit resolutions to the vote of shareholders at an annual or special general meeting; and

•	requisition special general meetings.

Generally, the Bye-Laws prohibit shareholders from taking these actions unless certain requirements specified in the Bye-Laws are met. These requirements include the giving of written notice, specifying information that must be provided in connection with the notice or in relation to the requested action, taking of specified actions within specified time periods, and requiring a minimum number of holders to act.

These requirements regulating shareholder nominations and proposals may have the effect of deterring a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. For a more complete description of these provisions, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

SUPERMAJORITY REQUIREMENTS FOR CERTAIN AMENDMENTS

Our Bye-Laws require the affirmative vote of at least 66 2/3% of the voting rights attached to all of our issued and outstanding capital shares to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws. The provisions include, among others things, those relating to: the size of our Board and its division into classes, the removal of directors, the powers of shareholders to nominate directors, to call shareholder meetings and to propose matters to be acted on at shareholder meetings. This supermajority requirement could make it more difficult for shareholders to propose and adopt changes to the Bye-Laws intended to facilitate the acquisition or exercise of control over us.

AVAILABILITY OF SHARES FOR FUTURE ISSUANCES; SHAREHOLDER RIGHTS PLAN

We have available for issuance a large number of authorized but unissued shares. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by applicable stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make more difficult a change in our control. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with the Board, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a share of a common share or a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE COMMON SHARES OR PREFERENCE SHARES

Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

CHARGES OF DEPOSITARY

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

MISCELLANEOUS

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES

We, RenaissanceRe Finance and RRNAH may offer debt securities. The following description sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under a senior indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, RenaissanceRe Finance’s senior debt securities are to be issued under a senior indenture between RenaissanceRe Finance and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and RRNAH’s senior debt securities are to be issued under a senior indenture between RRNAH and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our subordinated debt securities are to be issued under a subordinated indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, RenaissanceRe Finance’s subordinated debt securities are to be issued under a subordinated indenture between RenaissanceRe Finance and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and RRNAH’s subordinated debt securities are to be issued under a subordinated indenture between RRNAH and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, we, RenaissanceRe Finance or RRNAH may issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust. These junior subordinated debt securities would be issued under a separate junior subordinated indenture between us, RenaissanceRe Finance or RRNAH, as applicable, and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indentures, the subordinated indentures and the junior subordinated indentures are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to a indenture, those articles, sections or defined terms are contained in all indentures. The senior indentures and the subordinated indentures are substantially identical, except for provisions relating to subordination. The subordinated indentures and the junior subordinated indenture are substantially identical, except for certain rights and covenants of ours, RenaissanceRe Finance or RRNAH, as applicable, and provisions relating to the issuance of securities to the Capital Trust.

GENERAL

The indentures do not limit the aggregate principal amount of the debt securities which we, RenaissanceRe Finance or RRNAH may issue thereunder and provide that we, RenaissanceRe Finance or RRNAH, as applicable, may issue the debt securities thereunder from time to time in one or more series. Unless otherwise described in a prospectus supplement regarding any debt securities, the indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our, RenaissanceRe Finance’s and RRNAH’s senior debt securities will be unsecured obligations of the respective issuer and will rank equally with all of such issuer’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of such issuer as described below under “Subordination of the Subordinated Debt Securities of RenaissanceRe”, “Subordination of the Subordinated Debt Securities of RenaissanceRe Finance”, “Subordination of the Subordinated Debt Securities of RRNAH” and in the applicable prospectus supplement. The junior subordinated debt securities will be unsecured obligations of ours, RenaissanceRe Finance or RRNAH, as applicable, subordinated in right of payment to the prior payment in full of all of ours, RenaissanceRe Finance’s or RRNAH’s Senior Indebtedness, as applicable, as described below under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s and/or RRNAH’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance or RRNAH, as the case may be) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s or RRNAH’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance or RRNAH, as the case may be) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

In the event that we, RenaissanceRe Finance or RRNAH issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of the Capital Trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our junior subordinated debt securities will be issued by us, RenaissanceRe Finance or RRNAH, as applicable, to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

•	the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

•

the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•

the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•

whether any of such debt securities are to be redeemable at the issuer’s option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the issuer’s option;

•

whether the issuer will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•

if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•

whether the debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•

if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

•

whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at the issuer’s election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of junior subordinated debt securities issued by us, by RenaissanceRe Finance or by RRNAH to the Capital Trust, the terms and conditions of any obligation or right of ours, RenaissanceRe Finance, RRNAH or the Capital Trust to convert or exchange such subordinated debt securities into preferred securities of the Capital Trust;

•

in the case of junior subordinated debt securities issued by us, RenaissanceRe Finance or RRNAH to the Capital Trust, the form of restated trust agreement and, if applicable, the agreement relating to our guarantee of the preferred securities of the Capital Trust;

•

in the case of the subordinated debt securities issued by us or by RenaissanceRe Finance or RRNAH, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours, RenaissanceRe Finance or RRNAH, as applicable, in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the issuer with respect to such debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•

whether, under what circumstances and in which currency we, RenaissanceRe Finance or RRNAH, as applicable, will pay additional amounts on account of taxes, fees, assessments or governmental charges on the debt securities of a series and if so, whether we, RenaissanceRe Finance or RRNAH, as applicable, will have the option to redeem such debt securities rather than pay such additional amounts;

•	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

The issuer will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us, RenaissanceRe Finance or RRNAH, as applicable, for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us, RenaissanceRe Finance or RRNAH, as applicable, for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We, RenaissanceRe Finance and RRNAH, as the case may be, will each appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the issuer for any debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on, or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit the issuer’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us, RenaissanceRe Finance or RRNAH. Accordingly, we, RenaissanceRe Finance and RRNAH could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our, RenaissanceRe Finance’s and/or RRNAH’s capital structure or credit rating.

You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of, or additions to the Events of Defaults described below or the issuer’s covenants contained in the respective indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities (whether issued by us), property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our, RenaissanceRe Finance’s or RRNAH’s option, as applicable, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, the Memorandum and the Bye-Laws.

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

Unless otherwise described in a prospectus supplement, each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any Person (other than a subsidiary) or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (other than a subsidiary), or (2) permit any Person (other than a subsidiary) to consolidate or amalgamate with or merge into the issuer, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the issuer, unless (a) in the case of (1) above, such Person is a corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development or the European Union and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of the issuer’s obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing; and (c) certain other conditions are met (each indenture provides similar restrictions for the guarantor, if any).

EVENTS OF DEFAULT

Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 60 days;

(2)	default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3)	default by the issuer or the guarantor (if any) in the performance, or breach, of any other covenant or warranty of the issuer or the guarantor (if any) contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in such indenture; and

(4)	certain events relating to bankruptcy, insolvency or reorganization of the issuer or the guarantor (if any).

If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (4) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (4) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the best interest of the holders of the debt securities of such series.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

MODIFICATION AND WAIVER

The issuer and the trustee may modify or amend any indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

•

reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

•	change the issuer’s obligation to pay additional amounts with respect to any debt security;

•

change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require the issuer to repay any debt security at the option of the holder, adversely affect the right of repayment at the option of such holder, of any affected debt security;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the applicable section of each indenture;

•

modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities, cash or property in accordance with its terms;

•

modify any of the provisions of the subordinated indenture or the junior subordinated indenture relating to the subordination of the subordinated debt securities or the junior subordinated debt securities in a manner adverse to holders of the subordinated debt securities; or

•	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture or the junior subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities or the junior subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

The issuer and the trustee may modify or amend any indenture and debt securities of any series without the consent of any holder in order to, among other things:

•	provide for the issuer’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to the issuer’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

•	provide for a successor trustee with respect to debt securities of all or any series;

•

cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;

•	add any additional Events of Default with respect to all or any series of debt securities;

•	provide for conversion or exchange rights of the holders of any series of debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture.

The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under each indenture, the issuer is required to deliver to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default under certain provisions of the indentures.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such debt securities are payable in an amount or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.

Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, the issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

(1)	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which the issuer is a party or by which it is bound;

(2)

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

(3)	with respect to registered securities, the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and

(4)	with respect to defeasance, the issuer has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, in each case, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

If after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.

In the event the issuer effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the issuer would remain liable to make payment of such amounts due at the time of acceleration.

REDEMPTION

Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described under “— Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust,” the issuer may, at its option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. Neither we, RenaissanceRe Finance nor RRNAH currently have any debt securities outstanding that are subject to redemption or repurchase at the option of the holders. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.

In the case where debt securities of a series provide for the payment of additional amounts, the issuer may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time, it receives an opinion of counsel stating that as a result of any change to the laws of any relevant taxing jurisdiction, any action taken by the relevant taxing jurisdiction which action is applied with respect to it, or a decision rendered by a court of such relevant taxing jurisdiction, there is a substantial probability that it will be required to pay additional amounts as of the next interest payment date and such requirements cannot be avoided by the use or reasonable measures then available. Any such redemption will be subject to the redemption provisions in each indenture.

Except as otherwise provided in the related prospectus supplement, in the case of any series of junior subordinated debt securities issued by us, RenaissanceRe Finance or RRNAH to the Capital Trust, if an Investment Company Event or a Tax Event (each, a “Special Event”) shall occur and be continuing, we, RenaissanceRe Finance or RRNAH, as applicable, may, at the option of such issuer, redeem such series of junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the special event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

For purposes of the junior subordinated indenture, “Investment Company Event” means, in respect of the Capital Trust, the receipt by the Capital Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, the Capital Trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the Capital Trust.

“Tax Event” means, in respect of the Capital Trust, the receipt by us, RenaissanceRe Finance or RRNAH, as applicable, or the Capital Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the Capital Trust, there is more than an insubstantial risk that (i) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities, (ii) interest payable by us, RenaissanceRe Finance or RRNAH, as applicable, on such junior subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, RenaissanceRe Finance or RRNAH, as applicable, in whole or in part, for U.S. federal income tax purposes or (iii) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Unless otherwise described in a prospectus supplement, notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless the issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.

GLOBAL SECURITIES

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We, RenaissanceRe Finance and RRNAH anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar, us, RenaissanceRe Finance or RRNAH will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We, RenaissanceRe Finance and RRNAH expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We, RenaissanceRe Finance and RRNAH also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

(1)	the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2)	the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3)	an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

PAYMENT OF ADDITIONAL AMOUNTS

If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, the issuer will pay to the holder of the debt securities of such series the additional amounts as described therein and, except as otherwise provided therein, the following provisions with respect to the payment of additional amounts shall apply.

The issuer will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, the issuer will not be required to pay any additional amounts for or on account of:

(1)	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4)	any combination of items (1), (2) and (3).

In addition, the issuer will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

As further described above under “— Redemption”, in certain cases where debt securities of a series provide for the payment of additional amounts, the issuer may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.

NEW YORK LAW TO GOVERN

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY US

Our subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all our Senior Indebtedness. As of March 31, 2010, we had an aggregate of $349.1 million principal amount of outstanding Senior Indebtedness. In the event of:

(1)	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

(2)	any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3)	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of our Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of our subordinated debt securities, which may be payable or deliverable in respect of our subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all of our Senior Indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1)	the subordinated debt securities and any guarantees thereof;

(2)	Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities;

(3)	Indebtedness of ours to an Affiliate of ours;

(4)	interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

(5)	trade accounts payable; and

(6)	under any junior subordinated indenture, any Indebtedness, including all guarantees, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Our subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY RENAISSANCERE FINANCE

Subordinated debt securities issued by RenaissanceRe Finance will, to the extent set forth in the subordinated indenture of RenaissanceRe Finance, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of RenaissanceRe Finance. As of March 31, 2010, RenaissanceRe Finance had no outstanding Senior Indebtedness. In the event of:

(1)	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to RenaissanceRe Finance or to its creditors, as such, or to its assets; or

(2)	any voluntary or involuntary liquidation, dissolution or other winding up of RenaissanceRe Finance, whether or not involving insolvency or bankruptcy; or

(3)	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of RenaissanceRe Finance,

then and in any such event the holders of Senior Indebtedness of RenaissanceRe Finance will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness of RenaissanceRe Finance, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of RenaissanceRe Finance are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities of RenaissanceRe Finance, and to that end the holders of Senior Indebtedness of RenaissanceRe Finance will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of RenaissanceRe Finance being subordinated to the payment of subordinated debt securities of RenaissanceRe Finance, which may be payable or deliverable in respect of such subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of the liquidation or insolvency of RenaissanceRe Finance, holders of Senior Indebtedness and holders of other obligations of RenaissanceRe Finance that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of RenaissanceRe Finance.

Subject to the payment in full of all Senior Indebtedness of RenaissanceRe Finance, the rights of the holders of subordinated debt securities of RenaissanceRe Finance will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of RenaissanceRe Finance applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, such subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of RenaissanceRe Finance, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of RenaissanceRe Finance is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of RenaissanceRe Finance has been accelerated because of a default.

The RenaissanceRe Finance subordinated indenture does not limit or prohibit RenaissanceRe Finance from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to RenaissanceRe Finance’s other obligations. The senior debt securities issued by RenaissanceRe Finance will constitute Senior Indebtedness under the RenaissanceRe Finance subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of RenaissanceRe Finance outstanding at any time, except:

(1)	the subordinated debt securities issued by RenaissanceRe Finance;

(2)	Indebtedness of RenaissanceRe Finance as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3)	Indebtedness of RenaissanceRe Finance to any of its Affiliates;

(4)	interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against RenaissanceRe Finance in a proceeding under federal or state bankruptcy laws;

(5)	trade accounts payable; and

(6)	under the junior subordinated indenture, any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with RenaissanceRe Finance which is a financing vehicle of RenaissanceRe Finance or any of its Affiliate in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness of RenaissanceRe Finance and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The RenaissanceRe Finance subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities of RenaissanceRe Finance, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY RRNAH

Subordinated debt securities issued by RRNAH will, to the extent set forth in the subordinated indenture of RRNAH, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of RRNAH. As of March 31, 2010, RRNAH had an aggregate of $249.1 million principal amount of outstanding Senior Indebtedness. In the event of:

(1)	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to RRNAH or to its creditors, as such, or to its assets; or

(2)	any voluntary or involuntary liquidation, dissolution or other winding up of RRNAH, whether or not involving insolvency or bankruptcy; or

(3)	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of RRNAH,

then and in any such event the holders of Senior Indebtedness of RRNAH will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness of RRNAH, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of RRNAH are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities of RRNAH, and to that end the holders of Senior Indebtedness of RRNAH will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of RRNAH being subordinated to the payment of subordinated debt securities of RRNAH, which may be payable or deliverable in respect of such subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of the liquidation or insolvency of RRNAH, holders of Senior Indebtedness and holders of other obligations of RRNAH that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of RRNAH.

Subject to the payment in full of all Senior Indebtedness of RRNAH, the rights of the holders of subordinated debt securities of RRNAH will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of RRNAH applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, such subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of RRNAH, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of RRNAH is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of RRNAH has been accelerated because of a default.

The RRNAH subordinated indenture does not limit or prohibit RRNAH from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to RRNAH’s other obligations. The senior debt securities issued by RRNAH will constitute Senior Indebtedness under the RRNAH subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of RRNAH outstanding at any time, except:

(1)	the subordinated debt securities issued by RRNAH;

(2)	Indebtedness of RRNAH as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3)	Indebtedness of RRNAH to any of its Affiliates;

(4)	interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against RRNAH in a proceeding under federal or state bankruptcy laws;

(5)	trade accounts payable; and

(6)	under the junior subordinated indenture, any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with RRNAH which is a financing vehicle of RRNAH or any of its Affiliates in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness of RRNAH and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The RRNAH subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities of RRNAH, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT

SECURITIES ISSUED TO THE CAPITAL TRUST

OPTION TO EXTEND INTEREST PAYMENT DATE

Unless provided otherwise in the related prospectus supplement, we, RenaissanceRe Finance or RRNAH, as applicable, will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to the Capital Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (referred to as an “extension period”), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain U.S. federal income tax consequences and special considerations applicable to such junior subordinated debt securities will be described in the related prospectus supplement.

OPTION TO EXTEND MATURITY DATE

Unless provided otherwise in the related prospectus supplement, we, RenaissanceRe Finance or RRNAH, as applicable, will have the right to:

(1)	change the stated maturity of the principal of the junior subordinated debt securities of any series issued to the Capital Trust upon the liquidation of the Capital Trust and the exchange of the junior subordinated debt securities for the preferred securities of the Capital Trust; and

(2)

extend the stated maturity of the principal of the junior subordinated debt securities of any series, provided that (a) it is not in bankruptcy, otherwise insolvent or in liquidation, (b) it has not defaulted on any payment on such junior subordinated debt securities and no deferred interest payments have accrued, (c) the Capital Trust is not in arrears on payments of distributions on the Capital Trust’s preferred securities and no deferred distributions have accumulated, (d) the junior subordinated debt securities of such series are rated investment grade by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or another nationally recognized statistical rating organization, and (e) the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the Capital Trust.

If we, RenaissanceRe Finance or RRNAH, as applicable, exercise our or its right to liquidate the Capital Trust and exchange the junior subordinated debt securities for the preferred securities of the Capital Trust as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of the Capital Trust.

PAYMENT OF ADDITIONAL AMOUNTS

If junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust provide for the payment by us, RenaissanceRe Finance or RRNAH, as applicable, of certain taxes, assessments or other governmental charges imposed on the holder of any such debt security, we, RenaissanceRe Finance or RRNAH, as applicable, will pay to the holder of any such debt security such additional amounts as provided in the related junior subordinated indenture.

CERTAIN COVENANTS

RenaissanceRe, RenaissanceRe Finance or RRNAH (as applicable), as issuer, and RenaissanceRe, as guarantor (if applicable) will each covenant, as to each series of our, RenaissanceRe Finance’s or RRNAH’s junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, that the issuer of the junior subordinated debentures will not, and will not permit any of its Subsidiaries to, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its outstanding capital stock or (2) make any payment of principal, or interest or premium, if any, on or repay, repurchase or redeem any debt security of the issuer of the junior subordinated debentures or RenaissanceRe that ranks junior in interest to the junior subordinated debt securities or the related guarantee, as the case may be, or make any guarantee payments with respect to any guarantee by the issuer of the junior subordinated debentures or RenaissanceRe, as the case may be, of the debt securities of any Subsidiary of the issuer of the junior subordinated debentures or RenaissanceRe, as the case may be, if such guarantee ranks junior in interest to the junior subordinated debt securities or the guarantee in respect thereof, as the case may be (other than (a) dividends or distributions in our common shares, (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of RenaissanceRe, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future, (c) payments under any preferred securities guarantee of RenaissanceRe and (d) purchases of common shares related to the issuance of common shares under any of our benefit plans for our directors, officers or employees) if at such time (i) there shall have occurred any event of which we, RenaissanceRe Finance or RRNAH, as the case may be, have actual knowledge that (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the applicable junior subordinated indenture and (B) in respect of which RenaissanceRe, RenaissanceRe Finance or RRNAH, as applicable, shall not have taken reasonable steps to cure, (ii) RenaissanceRe shall be in default with respect to its payment of obligations under the preferred securities guarantee relating to such preferred securities or (iii) the issuer of the junior subordinated debt securities shall have given notice of its election to begin an Extension Period as provided in the applicable junior subordinated indenture with respect to the junior subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

In the event we, RenaissanceRe Finance or RRNAH, as applicable, issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities of the Capital Trust, for so long as such series of junior subordinated debt securities remain outstanding, we, RenaissanceRe Finance or RRNAH, as applicable, will also covenant:

(1)	to maintain ownership by RenaissanceRe Finance, directly or indirectly, of 100% ownership of the common securities of the Capital Trust; provided, however, that any permitted successor of RenaissanceRe Finance under the applicable junior subordinated indenture may succeed to ownership of such common securities;

(2)	not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of its junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Capital Trust, the redemption of all of the preferred securities and common securities of the Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Capital Trust; and

(3)	to use reasonable efforts, consistent with the terms of the related trust agreement, to cause the Capital Trust to remain classified as a grantor trust for United States Federal income tax purposes.

EVENTS OF DEFAULT

If an Event of Default with respect to a series of junior subordinated debt securities issued to the Capital Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of the Capital Trust may institute a legal proceeding directly against us, as issuer or guarantor, or RenaissanceRe Finance or RRNAH, as the case may be, which we refer to in this prospectus as a “Direct Action,” for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. Neither we nor RenaissanceRe Finance or RRNAH, as the case may be, may amend the applicable junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holder of each preferred security then outstanding. If the right to bring a Direct Action is removed, the Capital Trust may become subject to the reporting obligations under the Exchange Act. We, RenaissanceRe Finance or RRNAH, as the case may be, will have the right under the junior subordinated indenture to set-off any payment made to such holder of preferred securities by us, RenaissanceRe Finance or RRNAH, as applicable, in connection with a Direct Action. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities.

The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See “Description of the Trust Preferred Securities — Events of Default; Notice.”

DESCRIPTION OF THE DEBT SECURITIES GUARANTEES

Concurrently with any issuance by RenaissanceRe Finance or RRNAH of senior debt securities, we will execute and deliver a senior debt securities guarantee for the benefit of the holders from time to time of such senior debt securities. The trustee will act as guarantee trustee under the senior debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The senior debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Similarly, concurrently with any issuance by RenaissanceRe Finance or RRNAH of subordinated debt securities, we will execute and deliver a subordinated debt securities guarantee for the benefit of the holders from time to time of such subordinated debt securities. The trustee will act as guarantee trustee under the subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Concurrently with any issuance by RenaissanceRe Finance or RRNAH of junior subordinated debt securities to the Capital Trust, we will execute and deliver a junior subordinated debt securities guarantee for the benefit of the holders from time to time of such junior subordinated debt securities. The trustee will act as guarantee trustee under the junior subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The junior subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of our guarantee of the senior debt securities, subordinated debt securities and junior subordinated debt securities and of RenaissanceRe Finance and RRNAH. The following summary of certain provisions of the guarantees is not complete. You should read the forms of guarantee and the Trust Indenture Act for more complete information regarding the provisions of the guarantees, including the definitions of some of the terms used below. The forms of guarantee have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of the guarantees, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under each guarantee, will hold the applicable guarantee for the benefit of the holders of the related debt securities.

GENERAL

We will fully and unconditionally guarantee all obligations of RenaissanceRe Finance and/or RRNAH under the applicable indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be an unsecured obligation of RenaissanceRe, and the guarantees of RenaissanceRe Finance’s subordinated and junior subordinated debt securities and RRNAH’s subordinated and junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s and/or RRNAH’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance or RRNAH, as the case may be) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s or RRNAH’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance or RRNAH, as the case may be) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Except to the extent otherwise provided in the applicable guarantee, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, except to the extent otherwise provided in the applicable guarantee, we will not be required to pay any additional amounts for or on account of:

(1)	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4)	any combination of items (1), (2) and (3).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

AMENDMENTS

Any senior debt securities guarantee or subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of the applicable debt securities. In addition, certain amendments affecting the obligations of RenaissanceRe may only be made in writing with the prior approval of each holder.

Any junior subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of at least a majority in liquidation preference of the then outstanding preferred securities issued by the Capital Trust. In addition, certain amendments affecting the obligations of RenaissanceRe may only be made in writing with the prior approval of each holder of the then outstanding preferred securities issued by the Capital Trust.

No consent of the holders of RenaissanceRe Finance’s or RRNAH’s senior, subordinated or junior subordinated debt securities, as the case may be, is required to amend the applicable guarantee in a way that does not adversely affect in any material respect the rights of such holders.

INFORMATION CONCERNING THE TRUSTEE

RenaissanceRe, RenaissanceRe Finance and RRNAH may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under each indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES OR PREFERENCE SHARES

The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

GENERAL

The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

ANTIDILUTION AND OTHER PROVISIONS

The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.

NO RIGHTS AS SHAREHOLDERS

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Warrant Provisions filed as an exhibit to the registration statement of which this prospectus forms a part. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

GENERAL

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

EXERCISE OF DEBT WARRANTS

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we, RenaissanceRe Finance or RRNAH, as applicable, will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The Capital Trust will be governed by the terms of the restated trust agreement. Under the restated trust agreement of the Capital Trust, the Capital Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the restated trust agreement or made a part of the restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the junior subordinated debt securities issued by us, RenaissanceRe Finance or RRNAH and purchased by the Capital Trust using the proceeds from the sale of its preferred securities and its common securities. The junior subordinated debt securities issued by RenaissanceRe Finance or RRNAH to the Capital Trust will, in the case of junior subordinated debt securities issued by RenaissanceRe Finance or RRNAH, be guaranteed by us or by RenaissanceRe on a subordinated basis and are referred to as the “corresponding junior subordinated debt securities” relating to the Capital Trust. See “Use of Proceeds.”

The following summary sets forth the material terms and provisions of the restated trust agreement and the preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the form of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and the preferred securities, including the definitions of some of the terms used below. The form of restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a restated trust agreement, such sections or defined terms are incorporated herein by reference.

ISSUANCE, STATUS AND GUARANTEE OF PREFERRED SECURITIES

Under the terms of the restated trust agreement for the Capital Trust, the Administrative Trustees will issue the preferred securities on behalf of the Capital Trust. The preferred securities will represent preferred beneficial interests in the Capital Trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the Capital Trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of the Capital Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of the Capital Trust except as described under “— Subordination of Common Securities.” The Property Trustee will hold legal title to the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of the Capital Trust are collectively referred to as the “trust securities” of the Capital Trust.

We will issue a guarantee agreement for the benefit of the holders of the Capital Trust’s preferred securities (the “preferred securities guarantee” for those preferred securities). Under each preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the Capital Trust has funds on hand to make such payments. See “Description of the Trust Preferred Securities Guarantee.”

DISTRIBUTIONS

Distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any additional distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with the foregoing, a “distribution date”). (Section

4.1) A “Business Day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the trustee for the corresponding junior subordinated debt securities is closed for business. (Section 1.1)

Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. (Section 4.1) References to “distributions” include any such additional distributions unless otherwise stated.

If provided in the applicable prospectus supplement, we, RenaissanceRe Finance or RRNAH, as applicable, have the right under the applicable subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding junior subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding junior subordinated debt securities. See “Description of the Debt Securities — Option to Extend Interest Payment Date.” As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities) by the Capital Trust which issued such preferred securities during any such Extension Period. (Section 4.1)

The funds of the Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which the Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If none of RenaissanceRe, as issuer or guarantor, RenaissanceRe Finance or RRNAH, as the case may be, makes interest payments on those corresponding junior subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions (if and to the extent the Capital Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by us on a limited basis as set forth herein under “Description of the Trust Preferred Securities Guarantee.”

Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of the Capital Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be fifteen (15) Business Days prior to the relevant distribution dates. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, each distribution payment will be made as described under “Global Preferred Securities.” In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.1)

REDEMPTION OR EXCHANGE

Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities held by the Capital Trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied by the Property Trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities (the “redemption price”). (Section 4.2) If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. (Section 4.2)

We, RenaissanceRe Finance or RRNAH, as applicable, will have the right to redeem any series of corresponding junior subordinated debt securities (1) at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under “Description of the Debt Securities — Redemption,” or (2) as may be otherwise specified in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of the Capital Trust shall occur and be continuing, we, RenaissanceRe Finance or RRNAH, as applicable, have the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, we, RenaissanceRe Finance or RRNAH, as applicable, have the right to dissolve the Capital Trust and after satisfaction of the liabilities of creditors of the Capital Trust as provided by applicable law, cause such corresponding junior subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the Capital Trust. If we, RenaissanceRe Finance or RRNAH, as applicable, do not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding junior subordinated debt securities. “Additional Sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the Capital Trust on the outstanding preferred securities and common securities of the Capital Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Capital Trust has become subject as a result of a Tax Event. (Section 1.1)

Except with respect to certain other circumstances, on and after the date on which junior subordinated debentures are distributed to holders of Trust Preferred Securities in connection with the dissolution and liquidation of the Capital Trust as a result of an early termination event:

(1)	the trust securities will no longer be deemed to be outstanding;

(2)	certificates representing a like amount of junior subordinated debt will be issued to the holders of trust securities certificates, upon surrender of such certificates to the administrative trustees or their agent for exchange;

(3)	we, RenaissanceRe Finance or RRNAH, as applicable, will use our or its reasonable efforts to have the junior subordinated debt listed or traded on such stock exchange, interdealer quotation system and/or other self-regulatory organization as the trust preferred securities are then listed or traded;

(4)	any trust securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debt, accruing interest at the rate provided for in the junior subordinated debt from the last distribution date on which a distribution was made on such trust securities certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of trust securities certificates with respect to such junior subordinated debt); and

(5)	all rights of security holders holding trust securities will cease, except the right of such securityholders to receive junior subordinated debt upon surrender of trust securities certificates. (Section 9.4(d))

An early termination event, within the meaning of this section, means (1) certain events relating to the dissolution or bankruptcy of RenaissanceRe, as issuer or guarantor, RenaissanceRe Finance or RRNAH, as applicable, (2) the direction of the property trustee to dissolve the trust and exchange the trust securities for junior subordinated debt, (3) the redemption of the trust securities in connection with the redemption of all junior subordinated debt or (4) a court order to dissolve the Capital Trust.

There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of the Capital Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of the Capital Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

REDEMPTION PROCEDURES

The Capital Trust may redeem preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The Capital Trust may redeem preferred securities and the redemption price shall be payable on each redemption date only to the extent that the Capital Trust has funds on hand available for the payment of such redemption price. See also “— Subordination of Common Securities.”

If the Capital Trust gives a notice of redemption (which notice will be irrevocable) in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Capital Trust or by us pursuant to the preferred securities guarantee as described under “Description of the Trust Preferred Securities Guarantee,” distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Capital Trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries (including RenaissanceRe Finance and RRNAH) may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

The Capital Trust will pay the redemption price on the preferred securities to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be fifteen (15) Business Days prior to the relevant redemption date; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

If the Capital Trust redeems less than all of the preferred securities and common securities issued by it on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the Property Trustee from the outstanding preferred securities not previously called for redemption, or by such other method as the Property Trustee shall deem fair and appropriate. The Property Trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless RenaissanceRe, as issuer or as guarantor, RenaissanceRe Finance or RRNAH, as applicable, defaults in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof (and distributions will cease to accrue on the related preferred securities or portions thereof) called for redemption. (Section 4.2)

SUBORDINATION OF COMMON SECURITIES

Payment of distributions on, and the redemption price of, the Capital Trust’s preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the Capital Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Capital Trust’s outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the Capital Trust’s outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Capital Trust’s preferred securities then due and payable.

In the case of any Event of Default under the restated trust agreement resulting from an event of default under the corresponding junior subordinated debt securities, the holder of the Capital Trust’s common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the Capital Trust’s common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.3)

LIQUIDATION DISTRIBUTION UPON DISSOLUTION OF THE CAPITAL TRUST

Pursuant to the restated trust agreement, the Capital Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

(1)	certain events relating to the dissolution or bankruptcy of RenaissanceRe, as issuer or as guarantor, RenaissanceRe Finance or RRNAH, as applicable;

(2)

the distribution to the holders of its trust securities of corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if we, RenaissanceRe Finance or RRNAH, as the case may be, as Depositor have given written direction to the Property Trustee to dissolve the Capital Trust (which direction is optional and wholly within its discretion, as Depositor);

(3)	the redemption of all of the Capital Trust’s trust securities in connection with the redemption of all the junior subordinated debt; or

(4)	the entry of an order for the dissolution of the Capital Trust by a court of competent jurisdiction. (Section 9.2)

If an early dissolution occurs as described in clause (1), (2) or (4) above or upon the date designated for automatic dissolution of the Capital Trust, the Capital Trust shall be liquidated by the Capital Trustees as expeditiously as the Capital Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, to the holders of such trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the Property Trustee not to be practical, such holders will be entitled to receive out of the assets of the Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because the Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Capital Trust on its preferred securities shall be paid on a pro rata basis. Holders of the Capital Trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

EVENTS OF DEFAULT; NOTICE

Any one of the following events constitutes an “Event of Default” under each restated trust agreement with respect to the applicable preferred securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	the occurrence of an event of default in respect of the corresponding junior subordinated debt securities (see “Description of the Debt Securities — Events of Default”);

(2)	default by the Property Trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

(3)	default by the Property Trustee in the payment of any redemption price of any trust security when it becomes due and payable;

(4)	default in the performance, or breach, in any material respect, of any covenant or warranty of the Capital Trustees in such restated trust agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Capital Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the Capital Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such restated trust agreement; or

(5)	the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the holder of the common securities of the Capital Trust to appoint a successor Property Trustee within 60 days thereof. (Section 1.1)

Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Trust’s preferred securities, the Administrative Trustees and to us, RenaissanceRe Finance or RRNAH, as the case may be, as Depositor, unless such Event of Default shall have been cured or waived. We, RenaissanceRe Finance or RRNAH, as the case may be, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each restated trust agreement. (Sections 8.15 and 8.16)

If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of the Capital Trust as described above. See “— Liquidation Distribution Upon Dissolution of the Capital Trust.” The existence of an Event of Default under the restated trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

REMOVAL OF CAPITAL TRUSTEES

Unless an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, any Capital Trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement. (Section 8.10)

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of the Capital Trust may at the time be located, the holder of the common securities and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of the Capital Trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.9)

MERGER OR CONSOLIDATION OF CAPITAL TRUSTEES

Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Capital Trustee shall be a party shall be the successor of the Capital Trustee under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible. (Section 8.12)

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE CAPITAL TRUST

The Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “Liquidation Distribution Upon Dissolution of the Capital Trust.” The Capital Trust may, at the request of us, RenaissanceRe Finance or RRNAH, as applicable, with the consent of only the Administrative Trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that

(1)	such successor entity either (a) expressly assumes all of the obligations of the Capital Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

(2)	we, RenaissanceRe Finance or RRNAH, as applicable, expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding junior subordinated debt securities;

(3)	the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

(4)	such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

(5)	such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

(6)	such successor entity has a purpose substantially identical to that of the Capital Trust;

(7)	prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we, RenaissanceRe Finance or RRNAH, as applicable, have received an opinion from independent counsel to the Capital Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

(8)	RenaissanceRe Finance or any permitted successor or assignee owns all of the common securities of such successor entity, and RenaissanceRe or any permitted successor or assignee guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the foregoing, the Capital Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Capital Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes. (Section 9.5)

VOTING AND PREEMPTIVE RIGHTS

Except as provided below and under “Description of the Trust Preferred Securities Guarantee — Amendments and Assignment” and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights. (Section 6.1)

AMENDMENT OF RESTATED TRUST AGREEMENT

The restated trust agreement may be amended from time to time by us, RenaissanceRe Finance or RRNAH, as applicable and the Capital Trustees, without the consent of the holders of the trust securities:

(1)	to cure any ambiguity, correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement, which shall not be inconsistent with the other provisions of such restated trust agreement, or

(2)	to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the Capital Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Capital Trust will not be required to register as an “investment company” under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the Capital Trust.

The restated trust agreement may be amended by us, RenaissanceRe Finance or RRNAH, as applicable, and the Capital Trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the Capital Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Capital Trustees in accordance with such amendment will not affect the Capital Trust’s status as a grantor trust for U.S. federal income tax purposes or the Capital Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:

(1)	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

(2)	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.2)

So long as any corresponding junior subordinated debt securities are held by the Property Trustee, the Capital Trustees shall not:

(1)	(direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Property Trustee with respect to such corresponding junior subordinated debt securities;

(2)	waive any past default that is waivable under Section 5.13 of the subordinated indenture (as described in “Description of the Debt Securities — Modification and Waiver”);

(3)	exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable; or

(4)	consent to any amendment, modification or termination of the subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding preferred securities. The Capital Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The Property Trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the Capital Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Capital Trust will not be classified as a corporation for United States Federal income tax purposes on account of such action. (Section 6.1)

Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in each restated trust agreement. (Sections 6.2, 6.3 and 6.6)

No vote or consent of the holders of preferred securities will be required for the Capital Trust to redeem and cancel its preferred securities in accordance with the applicable restated trust agreement.

Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the Capital Trustees or any affiliate of ours (including RenaissanceRe Finance and RRNAH) or any Capital Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

The preferred securities of the Capital Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

The specific terms of the depositary arrangement with respect to the preferred securities of the Capital Trust will be described in the related prospectus supplement. We, RenaissanceRe Finance and RRNAH currently anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global preferred security, and the deposit of such global preferred security with or on behalf of the depositary, the depositary for such global preferred security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by such global preferred securities to the accounts of participants. Such accounts shall be designated by the underwriters or agents with respect to such preferred securities or us RenaissanceRe Finance if such preferred securities are offered and sold directly by RenaissanceRe Finance. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global preferred security.

So long as the depositary for a global preferred security, or its nominee, is the registered owner of such global preferred security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by such global preferred security for all purposes under the restated trust agreement governing such preferred securities. Except as provided below, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by such global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any such preferred securities in definitive form and will not be considered the owners or holders thereof under the restated trust agreement.

Payments of any liquidation amount, premium or distributions in respect of individual preferred securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global preferred security representing such preferred securities. None of us, RenaissanceRe Finance, RRNAH, the Property Trustee, any paying agent, or the securities registrar for such preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing such preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We, RenaissanceRe Finance and RRNAH currently expect that the depositary or its nominee, upon receipt of any payment in respect of a global preferred security representing the Capital Trust’s preferred securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global preferred security for such preferred securities as shown on the records of such depositary or its nominee. We, RenaissanceRe Finance and RRNAH also currently expect that payments by participants to owners of beneficial interests in such global preferred security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such participants.

Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of the Capital Trust will provide that (1) if we, RenaissanceRe Finance or RRNAH, as applicable, advises the Capital Trustees in writing that the depositary is no longer willing or able to act as depositary and we fail to appoint a qualified successor within 90 days, (2) we, RenaissanceRe Finance or RRNAH, as applicable, at our or its option, advises the Capital Trustees in writing that it elects to terminate the book-entry system through the depositary or (3) after the occurrence of an event of default under the corresponding junior subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

PAYMENT AND PAYING AGENCY

Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if the Capital Trust’s preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of the Capital Trust. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee and any copaying agent chosen by the Property Trustee and acceptable to us, RenaissanceRe Finance or RRNAH, as applicable, and the Administrative Trustees. The paying agent shall be permitted to resign as paying agent upon

30 days’ written notice to us, RenaissanceRe Finance or RRNAH, as applicable, and the Property Trustee. In the event the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and us) to act as paying agent. (Section 5.9)

REGISTRAR AND TRANSFER AGENT

Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the preferred securities.

Registration of transfers of preferred securities will be effected without charge by or on behalf of the Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Trust will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.4)

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The Property Trustee undertakes to perform only those duties specifically set forth in each restated trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable restated trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the restated trust agreement, the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable restated trust agreement or is unsure of the application of any provision of the applicable restated trust agreement, and the matter is not one on which holders of preferred securities are entitled under such restated trust agreement to vote, then the Property Trustee shall take such action as is directed by us, RenaissanceRe Finance or RRNAH, as applicable. If it is not so directed, the Property Trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

ADMINISTRATIVE TRUSTEES

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Capital Trust in such a way that the Capital Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as indebtedness of ours, RenaissanceRe Finance or RRNAH, as applicable, for United States Federal income tax purposes. In this connection, we, RenaissanceRe Finance or RRNAH, as applicable, and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Capital Trust or each restated trust agreement, that we, RenaissanceRe Finance or RRNAH, as applicable, and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

Concurrently with any issuance by the Capital Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. Deutsche Bank Trust Company Americas will act as indenture trustee (“Guarantee Trustee”) under the preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and the preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of the preferred securities guarantee. Because the following summary of certain provisions of the preferred securities guarantees is not complete, you should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a preferred securities guarantee, such sections or defined terms are incorporated herein by reference. Reference in this summary to preferred securities means the Capital Trust’s preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold the preferred securities guarantee for the benefit of the holders of the Capital Trust’s preferred securities.

GENERAL

We will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by or on behalf of the Capital Trust) to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the Capital Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the Capital Trust (the “Guarantee Payments”), will be subject to the preferred securities guarantee:

(1)	any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the Capital Trust has funds on hand available for payment at such time;

(2)	the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the Capital Trust has funds on hand available for payment at such time; and

(3)	upon a voluntary or involuntary dissolution, winding up or liquidation of the Capital Trust (unless the corresponding junior subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution, to the extent the Capital Trust has funds available for payment at such time and (b) the amount of assets of the Capital Trust remaining available for distribution to holders of preferred securities.

Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the Capital Trust to pay such amounts to such holders. (Section 5.1)

Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the Capital Trust’s payment obligations under the preferred securities, but will apply only to the extent that the Capital Trust has funds sufficient to make such payments. (Section 5.1, 6.2) Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. (Section 5.5). As of March 31, 2010, there was an aggregate of $349.1 million of our Senior Indebtedness outstanding to which the preferred securities guarantees would be subordinated.

If we, RenaissanceRe Finance or RRNAH, as applicable, do not make interest payments on the corresponding junior subordinated debt securities held by the Capital Trust, the Capital Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all other Indebtedness of ours (including all debt securities), except those ranking equally or subordinate by their terms. See “— Status of the Preferred Securities Guarantees.”

Because we are a holding company, our rights and the rights of our creditors (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) and shareholders, to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The right of creditors of ours (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) to participate in the distribution of stock owned by us in certain of our subsidiaries may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable restated trust agreement, the subordinated indenture and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Capital Trust’s obligations under the preferred securities. See “The Capital Trust,” “Description of the Trust Preferred Securities,” and “Description of the Debt Securities.”

STATUS OF THE PREFERRED SECURITIES GUARANTEES

Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all other Indebtedness of ours, except those ranking equally or subordinate by their terms. (Section 6.2)

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. (Section 6.3). Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity (Section 5.4). Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

PAYMENT OF ADDITIONAL AMOUNTS

If the preferred securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, we will pay to the holder of the preferred securities of such series the additional amounts as described herein.

We will make all Guarantee Payments pursuant to the preferred securities guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the related preferred securities such additional amounts as may be necessary so that every Guarantee Payment pursuant to the preferred securities guarantee made to such holder, after such withholding or deduction, will not be less than the amount provided for in such preferred securities guarantee to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under such preferred securities guarantee, (b) presented such preferred security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such preferred security could not have been presented for payment elsewhere, or (c) presented such preferred security for payment more than 30 days after the date on which the payment in respect of such preferred security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such preferred security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such preferred security to comply with any reasonable request by us, RenaissanceRe Finance, RRNAH or the Capital Trust addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)	any withholding or deduction required to be made pursuant to EU Directive no. 2003/48 dated June 3, 2003 (JOUE L 157 published on June 26, 2003) or to any other EU Directive or EU Regulation on the taxation of savings deriving from the conclusions of the European Council Meeting held in Feira on June 19-20, 2000 or of the ECOFIN Council Meetings of November 26-27, 2000, December 13, 2001 and January 21, 2003 or pursuant to any law or regulation implementing or complying with, or introduced in order to conform to, such EU Directives or Regulations;

(5)	any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such debt securities; or

(6)	any combination of items (1), (2), (3), (4) and (5).

In addition, we will not pay any additional amounts with respect to the preferred securities guarantee to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such preferred security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the preferred securities.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. (Section 8.2). All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding. (Section 8.1)

EVENTS OF DEFAULT

An event of default under the preferred securities guarantee will occur upon the failure of ours to perform any of our payment obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such preferred securities guarantee. (Section 5.4)

If the Guarantee Trustee fails to enforce a preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the Capital Trust, the Guarantee Trustee or any other person or entity. (Section 5.4)

We, as guarantor, are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the preferred securities guarantee. (Section 2.4)

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

The Guarantee Trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in each preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1). Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby. (Section 3.2)

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

Each preferred securities guarantee will terminate and be of no further force and effect upon (1) full payment of the redemption price of the related preferred securities, (2) the distribution of the corresponding junior subordinated debt securities to the holders of the related preferred securities or (3) upon full payment of the amounts payable upon liquidation of the Capital Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.1)

NEW YORK LAW TO GOVERN

Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in that state. (Section 8.5)

THE EXPENSE AGREEMENT

Pursuant to the expense agreement entered into by us under the restated trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Capital Trust, other than obligations of the Capital Trust to pay to the holders of the preferred securities or other similar interests in the Capital Trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares or preference shares at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts and to be described in the applicable prospectus supplement. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the shares under the share purchase contracts, either:

(1)	senior debt securities or subordinated debt securities of ours, RenaissanceRe Finance or RRNAH;

(2)	preference shares;

(3)	debt obligations of third parties, including U.S. Treasury securities; or

(4)	preferred securities of the Capital Trust.

The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase shares under the applicable share purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the share purchase contracts securing the holders’ obligations to purchase our common shares or preference shares will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of share purchase contracts to purchase our common shares or preference shares under the related share purchase contracts. The rights of holders of share purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of share purchase contracts will be permitted to withdraw the pledged securities related to such share purchase contracts from the pledge arrangement except upon the termination or early settlement of the related share purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a share purchase contract will retain full beneficial ownership of the related pledged securities.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the share purchase contract.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, purchase units, warrants, debt securities, preferred shares, common shares, preferred securities or any combination of such securities, including guarantees of any of such securities. The applicable prospectus supplement will describe:

(1)	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

(2)	a description of the terms of any unit agreement governing the units; and

(3)	a description of the provisions for the payment, settlement, transfer or exchange of the units.

CERTAIN TAX CONSIDERATIONS

The following statements under “Taxation of RenaissanceRe Holdings Ltd., Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe Insurance — Bermuda” and “Taxation of Shareholders — Bermuda Taxation”, to the extent they constitute statements of Bermuda law, are the opinion of Conyers Dill & Pearman Limited, Hamilton, Bermuda. The following statements of U.S. federal tax law under “Taxation of RenaissanceRe Holdings Ltd., Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe Insurance — United States” and “Taxation of Shareholders — United States Taxation of U.S. Shareholders”, to the extent they constitute statements of U.S. federal tax law, are the opinion of Willkie Farr & Gallagher LLP, New York, New York. The opinions of these firms do not address, and do not include, opinions as to whether RenaissanceRe or any of its subsidiaries has a permanent establishment in the United States, any factual or accounting matters, determinations or conclusions such as to whether RenaissanceRe or any of its subsidiaries are engaged in a U.S. trade or business, Related Person Insurance Income (“RPII”) amounts and computations and components thereof (for example, amounts or computations of income or expense items or reserves entering into RPII computations) or facts relating to RenaissanceRe’s business or activities, and the business or activities of Renaissance Reinsurance, Top Layer Re, DaVinci, Glencoe Insurance and the other subsidiaries of RenaissanceRe, all of which are matters and information determined and provided by RenaissanceRe. The following discussion is based upon current law and describes the material U.S. federal and Bermuda tax consequences at the date of this prospectus. The tax treatment of a holder of preference shares or common shares, or a person treated as a holder of preference shares or common shares for U.S. federal income, state, local or non-U.S. tax purposes may vary depending on the holder’s particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of preference shares or common shares. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF OWNING PREFERENCE SHARES.

TAXATION OF RENAISSANCERE HOLDINGS LTD., RENAISSANCE REINSURANCE, TOP LAYER RE, DAVINCI AND GLENCOE INSURANCE

BERMUDA

RenaissanceRe, Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe Insurance have each received from the Minister of Finance of Bermuda a written assurance under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, to the effect that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to RenaissanceRe, Renaissance Reinsurance, Top Layer Re, DaVinci or Glencoe Insurance or to any of their operations or their shares, debentures or other obligations until March 28, 2016. Such companies could be subject to taxes in Bermuda after that date. These assurances are routinely given to Bermuda exempted companies upon application and do not constitute a determination or ruling based on the particular circumstances of an exempted company. These assurances are subject to the proviso that they are not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to Renaissance Reinsurance, Top Layer Re, DaVinci or Glencoe Insurance. RenaissanceRe, Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe Insurance are required to pay certain annual Bermuda government fees. Additionally, Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe Insurance are required to pay certain annual insurance license fees as an insurer under the Insurance Act. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government. Currently there is no Bermuda tax on dividends that may be paid by Renaissance Reinsurance, Top Layer Re, DaVinci or Glencoe Insurance to RenaissanceRe.

UNITED STATES

RenaissanceRe believes that, to date, it, its Bermuda insurance subsidiaries (including Renaissance Reinsurance, Top Layer Re, DaVinci, and Glencoe Insurance) and its Bermuda non-insurance subsidiaries (including Renaissance Underwriting Managers Ltd., RenaissanceRe Ventures Ltd. and Renaissance Investment Management Co.) have operated and, in the future, will continue to operate their respective businesses in a manner that will not cause any of them to be treated as being engaged in a U.S. trade or business. On this basis, RenaissanceRe does not expect, nor does it expect its Bermuda insurance subsidiaries or Bermuda non-insurance subsidiaries to be required to pay U.S. corporate income tax. For this purpose, we do not consider Lantana to be a Bermuda insurance company because it has elected under Section 953(d) to be treated as a U.S. corporation and files a U.S. tax return. However, as the question of whether a corporation is engaged in a U.S. trade or business is inherently factual and there are no definitive standards provided by the U.S. Internal Revenue Code, existing or proposed regulations thereunder or judicial precedent, counsel has not rendered a legal opinion on this issue. There can be no assurance that the IRS could not successfully contend that some or all of RenaissanceRe, its Bermuda insurance subsidiaries or Bermuda non-insurance subsidiaries are engaged in such a trade or business.

If the IRS successfully establishes that some or all of RenaissanceRe, its Bermuda insurance subsidiaries or Bermuda non-insurance subsidiaries are engaged in a U.S. trade or business, in the opinion of counsel, the entities treated as engaged in business unless exempted from tax by the income tax treaty between the United States and Bermuda, discussed below, would be subject to U.S. corporate income tax on that portion of its respective net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax. The U.S. corporate income tax is currently imposed at the rate of 35% on net corporate profits and the U.S. corporate branch profits tax is imposed at the rate of 30% on a corporation’s after-tax profits deemed distributed as a dividend.

Even though RenaissanceRe has taken and intends to continue to take the position that RenaissanceRe, its Bermuda insurance subsidiaries and its Bermuda non-insurance subsidiaries are not engaged in U.S. trades or businesses, RenaissanceRe, its Bermuda insurance subsidiaries and its Bermuda non-insurance subsidiaries have filed and intend to continue to file U.S. federal income tax returns to avoid having all deductions disallowed in the event that any of them were held to be engaged in a U.S. trade or business. In addition, in the opinion of counsel, filing U.S. tax returns will allow the Bermuda insurance subsidiaries to claim benefits under the income tax treaty without penalty.

Even if the IRS were to contend successfully that one or more of the Bermuda insurance subsidiaries was engaged in a U.S. trade or business, in the opinion of counsel, assuming satisfaction of the 50% beneficial ownership and disproportionate distribution tests described below, the United States-Bermuda income tax treaty would preclude the United States from taxing the Bermuda insurance subsidiaries on their net premium income, except to the extent attributable to a permanent establishment maintained by a Bermuda insurance subsidiary in the United States. Although RenaissanceRe believes that none of the Bermuda insurance subsidiaries has a permanent establishment in the United States, RenaissanceRe cannot assure you that the IRS will not successfully contend that one or more of them has such a permanent establishment and therefore is subject to taxation. Further, as the question of whether a Bermuda insurance subsidiary has a permanent establishment is inherently factual, counsel has not rendered a legal opinion on this issue. In addition, in the opinion of counsel, benefits of the income tax treaty are only available to a Bermuda insurance subsidiary if more than 50% of its shares are beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Although RenaissanceRe believes that each of the Bermuda insurance subsidiaries meets, and RenaissanceRe will attempt to monitor compliance with, this beneficial ownership test, there can be no assurance that the beneficial ownership test will continue to be satisfied or that RenaissanceRe will be able to establish its satisfaction to the IRS particularly with respect to those Bermuda insurance subsidiaries owned in part by third parties. Furthermore, in the opinion of counsel, income tax treaty benefits will also not be available to a Bermuda insurance subsidiary if the income of such subsidiary is used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities to, persons who are neither residents of the United States or Bermuda nor U.S. citizens. A Bermuda insurance subsidiary could fail this requirement if premiums paid for ceded reinsurance by such subsidiary to persons who are neither residents of the United States or Bermuda nor U.S. citizens exceed 50% of gross premiums received by such subsidiary. RenaissanceRe believes that each Bermuda insurance subsidiary should meet this requirement, but there can be no assurance that this will be so in the future. Finally, it should be noted that although the income tax treaty (assuming the limitations previously discussed do not apply) clearly applies to premium income, it is uncertain whether the income tax treaty applies to other income such as investment income, and due to the legal uncertainty concerning this aspect of the treaty, counsel has not rendered a legal opinion on whether the treaty applies to such other income.

If any of the Bermuda insurance subsidiaries were considered to be engaged in a U.S. trade or business and were held not to be entitled to the benefits of the permanent establishment clause of the income tax treaty or if RenaissanceRe or any of the Bermuda non-insurance subsidiaries were considered to be engaged in a U.S. trade or business, and, thus, subject to U.S. income taxation, RenaissanceRe’s results of operations and cash flows could be materially adversely affected.

U.S. Internal Revenue Code section 842 requires that foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by the entity carrying on the insurance business. If any of the Bermuda insurance subsidiaries is considered to be engaged in the conduct of an insurance business in the United States and such company (i) is not entitled to the benefits of the income tax treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above) or (ii) is entitled to the benefits of the income tax treaty in general, but the income tax treaty is interpreted not to apply to investment income, then section 842 could subject a significant portion of the investment income of such company to U.S. income tax.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. Insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located outside the United States should not be subject to this excise tax. The rate of tax currently applicable to reinsurance premiums paid to foreign reinsurers such as Renaissance Reinsurance, with respect to risks located in the United States, is 1% of gross premiums. Congress has in the past, however, considered legislation that would increase the excise tax rate on reinsurance premiums paid to foreign reinsurers to 4%. Although no such legislation has to date been enacted, proposals have been considered from time to time, and it is uncertain whether, or in what form, such legislation may ultimately be enacted. The rate of tax currently applicable to insurance premiums paid to foreign insurers such as Glencoe Insurance with respect to risks located in the United States is 4% of gross premiums. In 2008, the Internal Revenue Service released a revenue ruling (Rev. Rul. 2008-15), in which it publicly adopted the position that the federal excise tax imposed on insurance or reinsurance premiums paid to certain non-U.S. taxpayers applies to reinsurance contracts between foreign insurance companies. This revenue ruling is described in more detail in “Risk Factors” above.

Certain direct and indirect subsidiaries of RenaissanceRe are organized under the laws of the United States and are fully subject to federal, state and local tax. To date, we have not realized taxable income in excess of net operating loss carryforwards in connection with our U.S. operations. We plan to grow our U.S. operations and in the future our U.S. group may incur significant U.S. tax liability.

TAXATION OF SHAREHOLDERS

BERMUDA TAXATION

In the opinion of counsel, currently, there is no Bermuda withholding tax on dividends paid by RenaissanceRe.

UNITED STATES TAXATION OF U.S. SHAREHOLDERS

Classification of Renaissance Reinsurance, DaVinci and Glencoe Insurance as non-CFCs. Although Renaissance Reinsurance, Glencoe Insurance and Top Layer Re had been classified as “controlled foreign corporations” (“CFCs”) in prior years, RenaissanceRe believes that Renaissance Reinsurance and Glencoe Insurance no longer meet the requirements for such classification and that RenaissanceRe and DaVinci were not CFCs in prior years. Top Layer Re is considered a CFC. Further, RenaissanceRe’s Amended and Restated Bye-Laws contain certain “Excess Share” provisions, which are designed to prevent any person (other than certain of its founding institutional shareholders) from becoming a 10% U.S. shareholder (which status could require current income inclusions by U.S. persons, if RenaissanceRe or any of its Bermuda subsidiaries were characterized as CFCs) and, accordingly, reduce the likelihood that any of RenaissanceRe or its Bermuda subsidiaries may be deemed to be a CFC in the future. However, there can be no assurance that such provisions will operate as intended.

Each prospective investor should consult its own tax advisor to determine whether its ownership interest in RenaissanceRe would cause it to become a 10% U.S. shareholder of RenaissanceRe, Renaissance Reinsurance, Top Layer Re, DaVinci and/or Glencoe Insurance or of any subsidiary that may be created (directly or indirectly) by RenaissanceRe and to determine the impact of such a classification on such investor.

RPII Rules. Certain special subpart F provisions of the U.S. Internal Revenue Code will apply to persons who, through their ownership of RenaissanceRe’s preference shares or common shares, are indirect shareholders of any of the Bermuda insurance subsidiaries if both (A) 25% or more of the value or voting power of the shares of any such subsidiary is owned or deemed owned (directly or indirectly through foreign entities or constructively) by U.S. persons, as is expected to be the case after this offering; and (B)(i) 20% or more of either the voting power or the value of the shares of any such subsidiary is owned directly or indirectly by persons who are insured or reinsured by any such subsidiary or by persons related to such insured or reinsured persons; and (ii) such subsidiary has RPII, determined on a gross basis, equal to 20% or more of its gross insurance income. RPII is income (investment income and premium income) from the direct or indirect insurance or reinsurance of (i) the risk of any U.S. person who owns shares of any of the Bermuda insurance subsidiaries (directly or indirectly through foreign entities) or (ii) the risk of a person related to such a U.S. person.

A Bermuda insurance subsidiary may be considered to indirectly reinsure the risk of a holder of shares that is a U.S. person, and thus generate RPII, if an unrelated company that insured such risk in the first instance reinsures the risk with such subsidiary.

RenaissanceRe does not expect any of the Bermuda insurance subsidiaries to knowingly enter into reinsurance or insurance arrangements where the ultimate risk insured is that of a holder of shares that is a U.S. person or person related to such a U.S. person. It is possible that Treasury Regulations of the U.S. Internal Revenue Code might be adopted clarifying that the indirect reinsurance described in the preceding paragraph constitutes RPII only if the unrelated insurer is fronting for a reinsurer in which the insured (or a person related to the insured) owns shares. Absent adoption of such Treasury Regulations or other authority, there can be no assurance that the IRS will not require a holder of shares that is a U.S. person or person related to such a U.S. person to demonstrate that a Bermuda insurance subsidiary has not indirectly (albeit unknowingly) reinsured risks of such a shareholder. If the IRS requires a shareholder that is a U.S. person or person related to such a U.S. person to demonstrate that the risks reinsured by a Bermuda insurance subsidiary were not risks of related parties, while RenaissanceRe will cooperate in providing information regarding its shareholders and the insurance and reinsurance arrangements of the Bermuda insurance subsidiaries, RenaissanceRe may not be in a position to identify the names of many of its shareholders or the names of the persons whose risks it indirectly reinsures. Therefore, each prospective investor should consult with his own tax advisor to evaluate the risk that the IRS would take this position and the tax consequences that might arise.

Notwithstanding the foregoing discussion, it currently is anticipated (although not assured) that less than 20% of the gross insurance income of the Bermuda insurance subsidiaries for any taxable year in the near term will constitute RPII. However, there can be no assurance that the IRS will not assert that 20% or more of the income of one or more of the Bermuda insurance subsidiaries constitutes RPII or that a taxpayer will be able to meet its burden of proving otherwise. If 20% or more of the gross insurance income of one or more of the Bermuda insurance subsidiaries for any taxable year constitutes RPII and 20% or more of the voting power or value of the stock of such subsidiaries is held, directly or indirectly, by insureds or reinsureds or by persons related thereto, each direct and indirect U.S. holder of RenaissanceRe’s preference shares or common shares on the last day of the taxable year will be taxable currently on its allocable share of the RPII of such subsidiaries. In that case, RPII will be taxable to each direct or indirect U.S. holder of RenaissanceRe’s preference shares or common shares regardless of whether such holder is a 10% U.S. shareholder and regardless of whether such holder is an insured or related to an insured. For this purpose, all of the RPII of such subsidiaries would be allocated solely to U.S. holders, but not in excess of a holder’s ratable share, based on the extent of its interest in RenaissanceRe, of the total income of such subsidiaries and limited by the relevant subsidiary’s current year earnings and profits.

In 2007, legislation was introduced in the U.S. Senate that would eliminate the exception currently available where 20% of the gross insurance income of the insurer constitutes RPII. If such legislation were enacted in the form proposed, it could be difficult or impossible for RenaissanceRe to establish that is has absolutely no RPII, and shareholders (particularly tax-exempt shareholders) might be required to include some RPII in income.

RPII that is taxed to a U.S. holder will increase such holder’s tax basis in the shares to which it is allocable. Dividends distributed by the Bermuda insurance subsidiaries to RenaissanceRe and by RenaissanceRe to U.S. persons will, under such regulations, be deemed to come first out of taxed RPII and to that extent will not constitute income to the holder. This will be the result whether the dividend is distributed in the same year in which the RPII is taxed or a later year. The untaxed dividend will decrease the holder’s tax basis in such holder’s preference shares or common shares as well.

Computation of RPII. For any year that RenaissanceRe determines that the gross RPII of one or more of the Bermuda insurance subsidiaries is 20% or more of its gross insurance income for the year and 20% or more of the voting power or value of the shares of such subsidiary is held directly or indirectly by insureds or reinsureds or persons related thereto, RenaissanceRe may also seek information from its shareholders as to whether beneficial owners of its shares at the end of the year are U.S. persons, so that RPII may be apportioned among such persons. To the extent RenaissanceRe is unable to determine whether a beneficial owner of shares is a U.S. person, RenaissanceRe may assume that such owner is not a U.S. person for purposes of apportioning RPII, thereby increasing the per share RPII amount for all known direct or indirect U.S. holders of its preference shares or common shares.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the U.S. Internal Revenue Code.

Disposition of Preference Shares and Common Shares by U.S. Persons Generally. U.S. persons will, upon the sale or exchange of preference shares or common shares for cash consideration, recognize gain or loss for federal income tax purposes equal to the excess of the amount realized upon such sale or exchange over such person’s U.S. federal income tax basis for the shares disposed. An additional 3.8% tax may apply to gains recognized by certain U.S. shareholders, including individuals, estates, and trusts, on the sale or exchange of shares during taxable years beginning on or after January 1, 2013. Different rules would apply under Section 1248 of the U.S. Internal Revenue Code if RenaissanceRe were classified as a CFC.

Section 953(c)(7) of the U.S. Internal Revenue Code provides that Section 1248 also will apply to the sale or exchange by a U.S. shareholder of shares in a foreign corporation characterized as a CFC under the RPII rules if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the U.S. shareholder is a 10% U.S. shareholder or whether the corporation qualifies for either the RPII 20% ownership exception or the RPII 20% gross income exception. Although existing Treasury Department regulations do not address the question, proposed Treasury Regulations issued in April 1991 create some ambiguity as to whether Section 1248 and the associated requirement to file Form 5471 would apply when the foreign corporation (such as RenaissanceRe) has a foreign insurance subsidiary that is a CFC for RPII purposes and that would be taxed as an insurance company if it were a domestic corporation. In the opinion of counsel, Section 1248 and the requirement to file Form 5471 will not apply to a less than 10% U.S. shareholder because RenaissanceRe is not directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the regulations in this manner or that the Treasury Department will not amend the regulations to provide that Section 1248 and the requirement to file Form 5471 will apply to dispositions of RenaissanceRe’s preference shares or common shares.

If the IRS or U.S. Treasury Department were to make Section 1248 and the Form 5471 filing requirement applicable to the sale of RenaissanceRe’s preference shares or common shares, RenaissanceRe would notify shareholders that Section 1248 of the U.S. Internal Revenue Code and the requirement to file Form 5471 will apply to dispositions of RenaissanceRe’s preference shares or common shares. Thereafter, RenaissanceRe will send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Section 1248 and the requirement to file Form 5471 apply to dispositions of RenaissanceRe’s preference shares or common shares by U.S. shareholders. RenaissanceRe will attach to this notice a copy of Form 5471 completed with all of its information and instructions for completing the shareholder information.

Redemption of Preference Shares or Common Shares. A redemption of preference shares or common shares will be treated under Section 302 of the U.S. Internal Revenue Code as a dividend if RenaissanceRe has sufficient earnings and profits, unless the redemption satisfies the test set forth in Section 302(b) enabling the redemption to be treated as a sale or exchange, subject to the discussion herein relating to the potential application of the “RPII” and “passive foreign investment company” rules. The redemption will satisfy this test only if it (1) is “substantially disproportionate,” (2) constitutes a “complete termination of the holder’s stock interest” in RenaissanceRe or (3) is “not essentially equivalent to a dividend,” each within the meaning of Section 302(b). In determining whether any of these tests are met, shares considered to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in the U.S. Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the U.S. Internal Revenue Code is satisfied with respect to a particular holder of preference shares or common shares will depend on the facts and circumstances as of the time the determination is made, U.S. shareholders are advised to consult their own tax advisors to determine their tax treatment in light of their own particular investment circumstances.

Passive Foreign Investment Companies. Sections 1291 through 1297 of the U.S. Internal Revenue Code contain special rules applicable with respect to foreign corporations that are “passive foreign investment companies” (“PFICs”). A foreign corporation will be a PFIC if 75% or more of its income constitutes passive income or 50% or more of its assets produce passive income. If RenaissanceRe were to be characterized as a PFIC, U.S. holders of preference shares or common shares could be subject to a penalty tax at the time of their sale of (or receipt of an “excess distribution” with respect to) its shares. In general, a U.S. holder of preference shares or common shares receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the preference shares or common shares during the three preceding taxable years (or the taxpayer’s holding period if it is less than three years). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the taxpayer’s holding period but not paid, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the preference shares or common shares was received ratably throughout the holding period. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

The U.S. Internal Revenue Code contains an express exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business” from the definition of passive income. This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. In RenaissanceRe’s view, RenaissanceRe and the Bermuda insurance subsidiaries, taken together, are predominantly engaged in an insurance business and do not have financial reserves in excess of the reasonable needs of their respective insurance business. The U.S. Internal Revenue Code contains a look-through rule which states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% of the stock. Under the look-through rule, RenaissanceRe would be deemed to own the assets and to have received the income of the Bermuda insurance subsidiaries as well as its other 25% owned direct and indirect subsidiaries directly for purposes of determining whether RenaissanceRe is a PFIC, and, consequently, we believe that RenaissanceRe should not be treated as a PFIC. It is possible, however, that the IRS might challenge our conclusion and a court might sustain such challenge, or that future unanticipated changes in our operations or changes in law or regulations might cause us to be classified as a PFIC.

Other. Dividends paid by RenaissanceRe to U.S. corporate shareholders will not be eligible for the dividends received deduction provided by section 243 of the U.S. Internal Revenue Code.

“Qualified Dividend Income” received by individuals who are U.S. citizens or residents from domestic corporations or “qualified foreign corporations” in taxable years beginning on or before December 31, 2010 is subject to tax at long-term capital gain rates (generally 15%). A “qualified foreign corporation” is a foreign corporation which is either incorporated in a possession of the United States or is eligible for the benefits of a tax treaty that the U.S. Treasury Department considers a “comprehensive income tax treaty.” The U.S. Treasury Department has determined that the Bermuda Treaty is not a comprehensive income tax treaty.

A foreign corporation not otherwise treated as a qualified foreign corporation will be treated as such with respect to any dividend paid on stock which is readily tradable on an established securities market in the United States. However, the term “qualified foreign corporation” does not include a corporation treated as a passive foreign investment company (described above). Special rules apply to “extraordinary” dividends, dividends on stock held for less than 60 days, and to dividends received from certain corporations or which are taxed under other Code provisions. No regulations have been issued by the U.S. Treasury Department as of the date of this prospectus. The reduced rate of taxation for qualified dividend income does not apply to taxable years beginning after December 31, 2010.

In any event, the rate reduction will not apply to dividends received to the extent a holder elects to treat the dividends as “investment income” which may be offset by investment expense. Furthermore, the rate reduction will apply only to dividends that are paid to a holder with respect to stock meeting certain holding period requirements and where the holder is not obligated to make related payments with respect to positions in substantially similar or related property.

We believe that dividends paid on common shares will qualify as “qualified dividend income,” and dividends paid on preference shares will qualify as “qualified dividend income” if, as is intended, we successfully list the preference shares on the New York Stock Exchange. We can give no assurance that the preference shares will be so listed. Prospective investors are advised to consult their own tax advisors with respect to the application of these rules. An additional 3.8% tax may apply to dividends received by certain U.S. shareholders, including individuals, estates, and trusts, during taxable years beginning on or after January 1, 2013.

In June 2005, legislation was introduced in the United States Senate which, if enacted in its present form, would preclude our dividends from qualifying for such reduced tax rate prospectively from the date of enactment. This legislation was referred to the Senate Finance Committee, and no further action has been taken with respect to it. In March 2007, similar legislation was introduced in the House of Representatives and was referred to the House Committee on Ways and Means. If this legislation were to be proposed again and enacted, dividends paid on our common and preference shares after the date of enactment would not qualify for the reduced tax rate, even if our common and preference shares are considered to be readily tradable on an established securities market in the United States.

Dividends paid on common shares generally will constitute income from sources outside the United States for foreign tax credit limitation purposes. However, some portion of any dividend received with respect to the ordinary shares may be treated as U.S. source income under the rules regarding “United States-owned foreign corporations.” You should consult your tax advisor regarding the source of any dividend received.

Except as discussed below with respect to backup withholding, dividends paid by RenaissanceRe will not be subject to a U.S. withholding tax.

Persons who are not citizens of or domiciled in the United States will not be subject to U.S. estate tax with respect to preference shares and common shares.

Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the preference shares and common shares to U.S. persons. In addition, a holder of preference shares or common shares may be subject to backup withholding with respect to dividends paid to such persons, unless such person comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a holder’s regular U.S. federal income tax liability.

Recent legislation generally imposes a withholding tax on payments to certain foreign entities after December 31, 2012 of dividends and on the gross proceeds of dispositions of U.S. stock, unless various information reporting and due diligence requirements are met. Non-U.S. shareholders should consult their tax advisors regarding the possible implications of this legislation.

Subject to certain exceptions, persons that are not U.S. persons will be subject to U.S. federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, preference shares or common shares if such dividends or gains are effectively connected with the conduct of a U.S. trade or business.

For taxable years beginning after March 18, 2010, new legislation requires certain U.S. holders of securities issued by RenaissanceRe to report information relating to their ownership of such security, subject to certain exceptions (including an exception for securities held in accounts maintained by certain financial institutions).

POSSIBLE CHANGES IN U.S. TAX LAW; PROPOSED LEGISLATION

The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business, is a CFC, is a PFIC or has RPII are subject to change. Such changes could be introduced on a retroactive basis. Legislation has been introduced from time to time in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States. We cannot assure you that future legislative action, rulemaking activity, or regulatory or enforcement actions will not increase the amount of U.S. tax payable by us or our subsidiaries, or adversely affect the U.S. tax treatment of our shareholders. If this happens, our financial condition and results of operations could be materially adversely affected.

OECD. The Organization for Economic Cooperation and Development, which is commonly referred to as the OECD, has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD’s report dated April 18, 2002 and updated as of June 2004 and November 2005 via a “Global Forum,” Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed itself to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes.

PLAN OF DISTRIBUTION

DISTRIBUTIONS BY RENAISSANCERE, RENAISSANCERE FINANCE, RRNAH AND THE CAPITAL TRUST

We, RenaissanceRe Finance, RRNAH and/or the Capital Trust may sell offered securities in any one or more of the following ways from time to time:

(1)	through agents;

(2)	to or through underwriters;

(3)	through dealers; or

(4)	directly to purchasers.

In addition, we, RenaissanceRe Finance or RRNAH may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, and subject to receiving the prior written consent of the Bermuda Monetary Authority, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the Bermuda Monetary Authority, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us, RenaissanceRe Finance, RRNAH and/or the Capital Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’

or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, RenaissanceRe Finance, RRNAH and/or the Capital Trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we, RenaissanceRe Finance, RRNAH and/or the Capital Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the U.S. or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163–5(c)(2)(i)(D).

Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We, RenaissanceRe Finance, RRNAH and/or the Capital Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we, RenaissanceRe Finance, RRNAH and/or the Capital Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we, RenaissanceRe Finance, RRNAH and/or the Capital Trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us, RenaissanceRe Finance, RRNAH and/or the Capital Trust and the sale thereof may be made by us, RenaissanceRe Finance, RRNAH and/or the Capital

Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us, RenaissanceRe Finance, RRNAH and/or the Capital Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with us, RenaissanceRe Finance, RRNAH and/or the Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

We, RenaissanceRe Finance or RRNAH may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters, dealers, remarketing firms and other third parties described above may be entitled under relevant underwriting and other agreements entered into with us, RenaissanceRe Finance, RRNAH and/or the Capital Trust to indemnification by us, RenaissanceRe Finance, RRNAH and/or the Capital Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we, RenaissanceRe Finance, RRNAH and/or the Capital Trust will authorize underwriters or other persons acting as our, RenaissanceRe Finance’s, RRNAH’s and/or the Capital Trust’s agents to solicit offers by certain institutions to purchase offered securities from us, RenaissanceRe Finance, RRNAH and/or the Capital Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us, RenaissanceRe Finance, RRNAH and/or the Capital Trust, as applicable. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of our, RenaissanceRe Finance’s, RRNAH’s and/or the Capital Trust’s use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we, RenaissanceRe Finance, RRNAH and/or the Capital Trust, as applicable will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions described in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the full voting common shares, the Series B Preference Shares, the Series C Preference Shares and the Series D Preference Shares, each of which are listed on the New York Stock Exchange, will have no established trading market. We, RenaissanceRe Finance, RRNAH and/or the Capital Trust may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we, RenaissanceRe Finance, RRNAH nor the Capital Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

GENERAL

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units, trust preferred securities and preferred securities guarantee described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission. You can read and copy the registration statement and the reports that we file with the Commission at the Commission’s public reference rooms at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

Our filings with the Commission are also available from the Commission’s website at http://www.sec.gov. Please call the Commission’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission’s public reference rooms. Our common shares are listed on the New York Stock Exchange under the symbol “RNR” and our reports can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

RENAISSANCERE FINANCE

There are no separate financial statements of RenaissanceRe Finance in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of RenaissanceRe Finance because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of RenaissanceRe Finance;

•	RenaissanceRe Finance has no independent operations or proposals to engage in any activity other than issuing debt securities and applying the proceeds as described in “Use of Proceeds;” and

•

The obligations of the RenaissanceRe Finance under the senior, subordinated or junior subordinated debt securities issued by it will be fully and unconditionally guaranteed by us. See “Description of the Debt Securities Guarantee.”

RenaissanceRe Finance is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

RRNAH

There are no separate financial statements of RRNAH in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of RRNAH because:

•	We, a reporting company under the Exchange Act, indirectly own all of the voting securities of RRNAH; and

•

The obligations of RRNAH under the senior, subordinated or junior subordinated debt securities issued by it will be fully and unconditionally guaranteed by us. See “Description of the Debt Securities Guarantee.”

RRNAH is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

THE CAPITAL TRUST

There are no separate financial statements of the Capital Trust in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of the Capital Trust because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the Capital Trust;

•

The Capital Trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the Capital Trust and investing the proceeds in subordinated debt securities issued by RenaissanceRe Finance; and

•	The obligations of the Capital Trust under the preferred securities will be fully and unconditionally guaranteed by us. See “Description of the Trust Preferred Securities Guarantee.”

The Capital Trust is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and prior to effectiveness of this registration statement and after the date of this prospectus and until we, RenaissanceRe Finance and the Capital Trust sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1)	Our Current Reports on Form 8-K filed with the Commission on January 14, 2010, March 11, 2010, March 15, 2010, March 18, 2010, April 27, 2010 and May 21, 2010;

(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010;

(3)	Our Annual Report on Form 10-K for the year ended December 31, 2009;

(4)	Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2010, and the Supplement thereto, filed with the Commission on May 14, 2010;

(5)	The description of our common shares set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description;

(6)	The description of our 7.30% Series B Preference Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on February 3, 2003, including any amendment or report for the purpose of updating such description;

(7)	The description of our 6.08% Series C Preference Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on March 19, 2004, including any amendment or report for the purpose of updating such description; and

(8)	The description of our 6.60% Series D Preference Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on December 14, 2006, including any amendment or report for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits) call or write us at the following address: RenaissanceRe Holdings Ltd., Attn: Corporate Secretary, P.O. Box 2527, Hamilton, HMGX, Bermuda, (441) 295-4513.

LEGAL OPINIONS

Certain legal matters with respect to the United States of America, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. The description of U.S. tax laws will be passed upon by Willkie Farr & Gallagher LLP. The description of Bermuda tax laws will be passed upon by Conyers Dill & Pearman Limited. Additional legal matters may be passed on for any underwriters, dealers or agents by counsel which will be named in the applicable prospectus supplement.

EXPERTS

Ernst & Young Ltd., independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2009 as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young Ltd.’s reports, given on their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER

UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws.

We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. NONE OF WE, RENAISSANCERE FINANCE, RRNAH OR THE CAPITAL TRUST HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE, RENAISSANCERE FINANCE, RRNAH AND THE CAPITAL TRUST ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

            Shares

RenaissanceRe Holdings Ltd.

    % Series E Preference Shares

$25 per share

[RenRe logo]

PROSPECTUS SUPPLEMENT

May      , 2013

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch	Citigroup